SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

EASTMAN KODAK COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

NOTICE OF 2010 ANNUAL MEETING AND PROXY STATEMENT Date of Notice April 1, 2010
EASTMAN KODAK COMPANY 343 STATE STREET ROCHESTER, NEW YORK 14650

TABLE OF CONTENTS

PROXY STATEMENT
1	Notice of the 2010 Annual Meeting of Shareholders

QUESTIONS & ANSWERS
2	Questions & Answers
8	Householding of Disclosure Documents
8	Audio Webcast of Annual Meeting
8	Printed Copy of 2009 Annual Report on Form 10-K

PROPOSALS
9	Company Proposals
9	Item 1 — Election of Directors
9	Item 2 — Ratification of the Audit Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
9	Item 3 — Approval of Amendment to, and Re-approval of the Material Terms of, the 2005 Omnibus Long- Term Compensation Plan
14	Item 4 — Approval of Amendment to, and Re-approval of the Material Terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan

BOARD STRUCTURE AND CORPORATE GOVERNANCE
17	Introduction
17	Corporate Governance Guidelines
17	Business Conduct Guide and Directors’ Code of Conduct
17	Board Independence
18	Audit Committee Financial Qualifications and Memberships
18	Review, Approval or Ratification of Transactions with Related Persons
20	Board of Directors
26	Committees of the Board
28	Committee Membership
29	Compensation Committee Interlocks and Insider Participation
29	Governance Practices
32	Director Compensation

BENEFICIAL OWNERSHIP
36	Beneficial Security Ownership of More Than 5% of the Company’s Common Stock
37	Beneficial Security Ownership of Directors, Nominees and Section 16 Executive Officers

COMMITTEE REPORTS
39	Report of the Audit Committee
40	Report of the Corporate Responsibility and Governance Committee
41	Report of the Executive Compensation and Development Committee
COMPENSATION DISCUSSION AND ANALYSIS
42	Introduction
43	Compensation Philosophy and Program
44	Determining Executive Total Direct Compensation
46	Elements of Total Direct Compensation
57	Executive Compensation Policies Relating to Incentive Plans
58	Other Compensation Elements
59	Severance and Change in Control Arrangements

COMPENSATION OF NAMED EXECUTIVE OFFICERS
61	Summary Compensation Table
64	Employment and Retention Arrangements
66	Grants of Plan-Based Awards in 2009 Table
69	Outstanding Equity Awards at 2009 Fiscal Year-End Table
72	Option Exercises and Stock Vested Table
73	Pension Benefits for 2009
75	Supplemental Individual Retirement Arrangements
76	Non-Qualified Deferred Compensation for 2009
77	Termination and Change in Control Arrangements
77	Potential Payments upon Termination or Change in Control
78	Individual Severance Arrangements
81	Regular Severance Payments Table
82	Severance Benefits Based on Termination Due to Disability Table
83	Severance Benefits Based on Termination Due to Death Table
84	Severance Benefits Based on Termination with Good Reason Table
84	Change in Control Severance Payments
86	Change in Control Severance Payments Table

REPORTING COMPLIANCE
87	Section 16(a) Beneficial Ownership Reporting Compliance

EXHIBITS
88	Exhibit I	—	2005 Omnibus Long-Term Compensation Plan of Eastman Kodak Company
105	Exhibit II	—	Eastman Kodak Company Executive Compensation for Excellence and Leadership
113	Exhibit III	—	Director Independence Standards
114	Exhibit IV	—	Director Qualification Standards
115	Exhibit V	—	Director Selection Process
116	Exhibit VI	—	Audit and Non-Audit Services Pre-Approval Policy

ANNUAL MEETING INFORMATION
118	2010 Annual Meeting Directions and Parking Information

NOTICE OF 2010 ANNUAL MEETING AND PROXY STATEMENT

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, May 12, 2010 at 9:00 a.m., Eastern Time, at The Learning Center at Miami Valley Research Park, 1900 Founders Drive, Dayton, OH 45420. You will be asked to vote on Company proposals.

Whether or not you attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy card or voting instruction card. We encourage you to use the internet, as it is the most cost-effective way to vote.

We look forward to seeing you at the Annual Meeting and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

Antonio M. Perez Chairman of the Board

NOTICE OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eastman Kodak Company will be held on Wednesday, May 12, 2010 at 9:00 a.m., Eastern Time, at The Learning Center at Miami Valley Research Park, 1900 Founders Drive, Dayton, OH 45420. The following proposals will be voted on at the Annual Meeting:

1.	Election of 14 directors named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

3.	Approval of amendment to, and re-approval of the material terms of, the 2005 Omnibus Long-Term Compensation Plan.

4.	Approval of amendment to, and re-approval of the material terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

If you were a shareholder of record at the close of business on March 15, 2010, you are entitled to vote at the Annual Meeting.

We are taking advantage of the Securities and Exchange Commission “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0218, (585) 724-5492, e-mail: shareholderservices@kodak.com.

The Annual Meeting will be accessible by the handicapped. If you require special assistance, contact Shareholder Services.

By Order of the Board of Directors

Patrick M. Sheller Secretary & Chief Compliance Officer Eastman Kodak Company April 1, 2010
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 12, 2010. The Notice of 2010 Annual Meeting and Proxy Statement and 2009 Annual Report on Form 10-K are available at www.envisionreports.com/ek.

QUESTIONS & ANSWERS

Q.	Why am I receiving these proxy materials?
A.	Our Board of Directors (the Board) is providing these proxy materials to you on the internet, or has delivered printed versions to you by mail in connection with Kodak’s 2010 Annual Meeting of Shareholders (the Annual Meeting), which will take place on Wednesday, May 12, 2010. As a shareholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. The approximate date on which these proxy materials are being made available to you is April 1, 2010.

Q.	What is included in these proxy materials?
A.	These proxy materials include:

  Our 2009 Annual Report on Form 10-K; and

  Notice of 2010 Annual Meeting and Proxy Statement.

If you received printed versions of the proxy materials by mail, these proxy materials also include the Proxy Card for the Annual Meeting.

Q.	What am I voting on?
A.	The Board is soliciting your proxy in connection with the Annual Meeting to be held on Wednesday, May 12, 2010 at 9:00 a.m., Eastern Time, at The Learning Center at Miami Valley Research Park, Dayton, OH 45420, and any adjournment or postponement thereof. You are voting on the following proposals:

	1.	Election of directors for a term of one year or until their successors are duly elected and qualified.

	2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

	3.	Approval of amendment to, and re-approval of the material terms of, the 2005 Omnibus Long-Term Compensation Plan.

	4.	Approval of amendment to, and re-approval of the material terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan.

The Board recommends that you vote FOR each of these proposals.

Q.	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
A.	This year, we are pleased to be again using the Securities and Exchange Commission (SEC) “e-proxy” rules. These rules allow companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials and allow them instead to deliver to their shareholders a “Notice of Internet Availability of Proxy Materials” (the Notice) and to provide online access to the documents. As a result, we mailed to many of our shareholders the Notice on or about April 1, 2010.

The Notice provides instructions on how to:
  View our proxy materials for the Annual Meeting on the internet; and

  Request a printed copy of the proxy materials.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Q.	Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?

A.	We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice.

In addition, we are providing the Notice by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.

Q.	Where can I view the proxy materials on the internet?
A.	This Proxy Statement, the form of proxy and voting instructions are being made available to shareholders on or about April 1, 2010, at www.envisionreports.com/ek. Our 2009 Annual Report on Form 10-K is being made available at the same time and by the same method. The Annual Report on Form 10-K is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Q.	How can I receive a printed copy of the proxy materials?
A.	Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

  Telephone at (866) 641-4276;

  Internet at www.envisionreports.com/ek; or

  E-mail at investorvote@computershare.com. Reference “Proxy Materials Order” on the subject line. In the message, include your full name, address, and the number located in the shaded bar on the Notice, and state that you want to receive a paper copy of current and/or future meeting materials.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, trustee or nominee.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A.	Most Kodak shareholders hold their shares through a broker or other nominee (beneficial ownership) rather than directly in their own name (shareholder of record). As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered in your name with Kodak’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being made available directly to you by Kodak. As the shareholder of record, you have the right to give your voting proxy to Kodak management or a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Due to a change in New York Stock Exchange rules, your broker cannot vote your shares without your instructions. If you do not provide voting instructions, your shares will not be voted or counted on several important matters. In order for your shares to be voted, you must either: 1) obtain a legal proxy that gives you the right to vote the shares at the Annual Meeting or 2) provide voting instructions to your broker.

Q.	Will any other matter be voted on?
A.	We are not aware of any other matters you will be asked to vote on at the Annual Meeting. If you have returned your signed proxy card or otherwise given the Company’s management your proxy, and any other matter is properly brought before the Annual Meeting, Antonio M. Perez and Patrick M. Sheller, acting as your proxies, will vote for you in their discretion. New Jersey law (under which the Company is incorporated) requires that you be given notice of all matters to be voted on, other than procedural matters such as adjournment of the Annual Meeting.

Q.	How do I vote?
A.	Shareholder of Record. There are four ways to vote, if you are a shareholder of record:

  By internet at www.envisionreports.com/ek. We encourage you to vote this way.

  By toll-free telephone: (800) 652-VOTE (8683).

  By completing and mailing your proxy card.

  By written ballot at the Annual Meeting.

Your shares will be voted as you indicate. If you return your signed proxy card or otherwise give the Company’s management your proxy, but do not indicate your voting preferences, Antonio M. Perez and Patrick M. Sheller will vote your shares FOR Items 1, 2, 3 and 4. As to any other business that may properly come before the Annual Meeting, Antonio M. Perez and Patrick M. Sheller will vote in accordance with their best judgment, although the Company does not presently know of any other business.

Beneficial Owner. If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee.

Q.	What happens if I do not give specific voting instructions?
A.	Shareholder of Record. If you are a shareholder of record and you:

  Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or

  If you sign and return a proxy card without giving specific voting instructions,

the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner. Due to a change in New York Stock Exchange rules, if you do not provide your broker, trustee or nominee with specific voting instructions or if you do not obtain a legal proxy that gives you the right to vote the shares, your shares will not be voted or counted on several important matters.

Q.	What is the deadline for voting my shares?
A.	Shareholder of Record. If you are a shareholder of record and vote by internet or telephone, your vote must be received by 1:00 a.m., Eastern Time, on May 12, 2010, the morning of the Annual Meeting. If you are a shareholder of record and vote by mail or by written ballot at the Annual Meeting, your vote must be received before the polls close at the Annual Meeting.

Beneficial Owner. If you are a beneficial owner, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from your broker, trustee or nominee and provide it at the Annual Meeting.

Q.	Who can vote?
A.	To be able to vote your Kodak shares, the records of the Company must show that you held your shares as of the close of business on March 15, 2010, the record date for the Annual Meeting. Each share of common stock is entitled to one vote.

Q.	How can I change my vote or revoke my proxy?
A.	Shareholder of Record. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

  Entering a timely new vote by internet or telephone;

  Returning a later-dated proxy card; or

  Notifying Patrick M. Sheller, Secretary.

You may also complete a written ballot at the Annual Meeting.

Beneficial Owner. If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee.

Q.	How are votes counted?
A.	In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to ratify the Audit Committee’s selection of the independent registered public accounting firm. In tabulating the voting results for this proposal, only “FOR” and “AGAINST” votes are counted. If you elect to abstain with respect to this proposal, the abstention will not impact the ratification of the Audit Committee’s selection of the independent registered public accounting firm.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to approve the amendment to, and re-approve the material terms of, the 2005 Omnibus Plan. In tabulating the voting results for this item, only “FOR and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to approve the amendment to, and re-approve the material terms of, the EXCEL Plan. In tabulating the voting results for this item, only “FOR” and “AGAINST” votes are counted.

Q.	What vote is required to approve each proposal?
A.	The following table describes the voting requirements for each proposal:

Item 1 —	Election of Directors
In February 2009, the Board amended the Company’s By-laws to adopt a majority voting standard for uncontested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the 2010 election of directors is an uncontested election.

To be elected in an uncontested election, a director nominee must be elected by a majority of the votes cast with respect to that director nominee. A majority of the votes cast means that the number of votes cast FOR a nominee’s election must exceed the number of votes cast AGAINST the nominee’s election. Each nominee receiving more votes FOR his or her election than votes AGAINST his or her election will be elected.

Item 2 —	Ratification of the Audit Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
Item 3 —	Approval of Amendment to, and Re-approval of the Material Terms of, the 2005 Omnibus Long-Term Compensation Plan	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
Item 4 —	Approval of Amendment to, and Re-approval of the Material Terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

Q.	Is my vote confidential?
A.	Yes. Only the inspectors of election and certain individuals who help with processing and counting the votes have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q.	Who will count the vote?
A.	Computershare Trust Company, N.A. will count the vote. Its representative will serve as the inspector of election.

Q.	Who can attend the Annual Meeting?
A.	If the records of the Company show that you held your shares as of the close of business on March 15, 2010, the record date for the Annual Meeting, you can attend the Annual Meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first-come, first-served basis, upon arrival at the Annual Meeting. Photographs may be taken and videotaping may be conducted at the Annual Meeting by the Company. We may use these images in publications. If you attend the Annual Meeting, we assume we have your permission to use your image.

Q.	What do I need to do to attend the Annual Meeting?
A.	To attend the Annual Meeting, please follow these instructions:

  If you vote by internet or telephone, follow the instructions provided for attendance.

  If you vote by using a proxy card, check the appropriate box on the card.

  If you are a beneficial owner, bring proof of your ownership with you to the Annual Meeting.

  To enter the Annual Meeting, bring the Admission Ticket attached to your proxy card or printed from the internet.

  If you do not have an Admission Ticket, go to the Registration desk upon arrival at the Annual Meeting.

Seating at the Annual Meeting will be on a first-come, first-served basis, upon arrival at the Annual Meeting.

Q.	Can I bring a guest?
A.	Yes. If you plan to bring a guest to the Annual Meeting, follow the instructions on the internet or telephone or check the appropriate box on your proxy card. When you go through the registration area at the Annual Meeting, your guest must register with you.

Q.	What is the quorum requirement of the Annual Meeting?
A.	A majority of the outstanding shares on May 12, 2010 constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast. On March 15, 2010, there were 268,673,667 shares outstanding.

Q.	Where can I find the voting results of the Annual Meeting?
A.	We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Form 8-K to be filed with the SEC within four business days of the Annual Meeting. If final results are not available at such time, the Form 8-K will disclose preliminary results, to be followed with an amended Form 8-K when final results are available. We also will publish final results on our corporate governance website at www.kodak.com/go/governance.

Q.	Can I nominate someone to the Board?
A.	Our By-laws provide that any shareholder may nominate a person for election to the Board so long as the shareholder follows the procedure outlined in the By-laws as summarized below. In addition, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Kodak common stock to elect the nominee. This is the procedure to be followed for direct nominations, as opposed to recommendations of nominees for consideration by our Corporate Responsibility and Governance Committee.

The complete description of the procedure for shareholder nomination of director candidates is contained in our By-laws. A copy of the full text of the by-law provision containing this procedure may be obtained by writing to our Secretary at our principal executive offices. Our By-laws can also be accessed at www.kodak.com/go/governance. For purposes of summarizing this procedure, we have assumed: 1) the date of the upcoming Annual Meeting is within 30 days of the anniversary of the annual meeting for the previous year and 2) if the size of the Board is to be increased, that both the name of the director nominee and the size of the increased Board are publicly disclosed at least 120 days prior to the first anniversary of the previous year’s annual meeting. Based on these assumptions, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must deliver written notice of such nomination to our Secretary, at our principal office, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2011 annual meeting, notice of nomination must be delivered to our Secretary no earlier than January 12, 2011 and no later than February 11, 2011.

The written notice to our Secretary must contain the following information with respect to each nominee: 1) the proposing shareholder’s name and address; 2) the number of shares of the Company owned of record and beneficially by the proposing shareholder; 3) the name of the person to be nominated; 4) the number of shares of the Company owned of record and beneficially by the nominee; 5) a description of all relationships, arrangements and understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; 6) such other information regarding the nominee as would have been required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board, such as the nominee’s name, age and business experience; and 7) the nominee’s signed consent to serve as a director if so elected.

Persons who are nominated in accordance with this procedure will be eligible for election as directors at the 2011 annual meeting of the Company’s shareholders.

Q.	What is the deadline to propose actions for consideration at the 2011 annual meeting?
A.	For a shareholder proposal to be considered for inclusion in Kodak’s proxy statement for the 2011 annual meeting, the Secretary must receive the written proposal at our executive office no later than December 2, 2010. Proposals received after this date will be considered untimely. Proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary Eastman Kodak Company 343 State Street Rochester, NY 14650-0218

For a shareholder proposal that is not intended to be included in Kodak’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Kodak common stock to approve that proposal, provide the information required by the By-laws of Kodak and give timely notice to the Secretary in accordance with the By-laws of Kodak, which, in general, require that the notice be received by the Secretary:
  Not earlier than the close of business on January 12, 2011; and

  Not later than the close of business on February 11, 2011.

If the date of the shareholder meeting is moved more than 30 days before or 30 days after the anniversary of the 2010 Annual Meeting, then notice of a shareholder proposal that is not intended to be included in Kodak’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:
  90 days prior to the meeting; and

  10 days after public announcement of the meeting date.

You may contact our Secretary at our executive office for a copy of the relevant by-law provisions regarding the requirements for making shareholder proposals. Our By-laws can also be accessed at www.kodak.com/go/governance.

Q.	How much did this proxy solicitation cost?
A.	The Company hired Georgeson Inc. to assist in the solicitation of votes. The estimated fee for Georgeson’s services is $19,000 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Directors, officers and employees of the Company may solicit proxies and voting instructions in person, by telephone or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with these solicitations.

Q.	What other information about Kodak is available?
A.	The following information is available:

  2009 Annual Report on Form 10-K on Kodak’s website at www.kodak.com/go/invest

  Transcript of the 2009 Annual Meeting on Kodak’s website at www.kodak.com/go/governance

  Plan descriptions, annual reports and trust agreements for benefits plans of the Company and its subsidiaries

  Health, Safety and Environment Annual Report on Kodak’s website at www.kodak.com/go/HSE

  Corporate Responsibility Principles on Kodak’s website at www.kodak.com/go/governance

  Corporate Governance Guidelines on Kodak’s website at www.kodak.com/go/directors

  Business Conduct Guide on Kodak’s website at www.kodak.com/go/governance

  Eastman Kodak Company By-laws on Kodak’s website at www.kodak.com/go/governance

  Charters of the Board’s Committees (Audit Committee, Corporate Responsibility and Governance Committee, Executive Committee, Executive Compensation and Development Committee, and Finance Committee) on Kodak’s website at www.kodak.com/go/committees

  Directors’ Code of Conduct on Kodak’s website at www.kodak.com/go/directors

  Kodak Board of Directors Policy on Recoupment of Annual Incentive Bonuses in the Event of a Restatement Due to Fraud or Misconduct at www.kodak.com/go/governance

You may request printed copies of any of these documents by contacting:

       Shareholder Services
       Eastman Kodak Company
       343 State Street
       Rochester, NY 14650-0218
       (585) 724-5492

       E-mail: shareholderservices@kodak.com

The address of our principal executive office is:

       Eastman Kodak Company
       343 State Street
       Rochester, NY 14650

HOUSEHOLDING OF DISCLOSURE DOCUMENTS

The SEC has adopted rules regarding the delivery of disclosure documents to shareholders sharing the same address. This rule benefits both you and Kodak. It reduces the volume of duplicate information received at your household and helps Kodak reduce expenses. Kodak expects to follow this rule any time it distributes annual reports, proxy statements, information statements and prospectuses. As a result, we are sending only one copy of the Notice to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of these shareholders.

If your household received a Notice for this year, but you would prefer to receive your own copy, please contact Kodak’s transfer agent, Computershare Trust Company, N.A., by calling its toll-free number, (800) 253-6057, or by mail at P.O. Box 43078, Providence, RI 02940-3078.

If you would like to receive your own Notice in future years, follow the instructions described below:
  If your Kodak shares are registered in your own name, please contact Kodak’s transfer agent, Computershare Trust Company, N.A., and inform them of your request by phone: (800) 253-6057, or by mail: P.O. Box 43078, Providence, RI 02940-3078. You may also use this same contact information if you share an address with another Kodak shareholder, and together both of you would like to receive only a single Notice.

  If a broker or other nominee holds your Kodak shares, please contact Broadridge Financial Solutions, Inc. and inform them of your request by phone: (800) 542-1061, or by mail: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number. If you share an address with another Kodak shareholder, and together both of you would like to receive only a single Notice, please contact your broker.
AUDIO WEBCAST OF ANNUAL MEETING AVAILABLE ON THE INTERNET

Kodak’s Annual Meeting will be webcast live. If you have internet access, you can listen to the webcast by going to Kodak’s Investor Center webpage at www.kodak.com/go/invest. This webcast is listen only. You will not be able to ask questions. The Annual Meeting audio webcast will remain available on our website for a short period of time after the Annual Meeting.

Information included on our website, other than our Proxy Statement and proxy card, is not part of the proxy solicitation materials.

PRINTED COPY OF 2009 ANNUAL REPORT ON FORM 10-K

The Company will provide without charge, upon your request, a printed copy of its 2009 Annual Report on Form 10-K. To receive a printed copy of the 2009 Annual Report on Form 10-K, please contact:

       Shareholder Services
       Eastman Kodak Company
       343 State Street
       Rochester, NY 14650-0218
       (585) 724-5492

       E-mail: shareholderservices@kodak.com

PROPOSALS

COMPANY PROPOSALS

ITEM 1 — Election of Directors

Kodak’s By-laws require us to have at least nine directors but no more than 18. The number of directors is set by the Board and is currently 14. Mr. Perez is the only director who is an employee of the Company.

There are 14 directors standing for re-election (Richard S. Braddock, Herald Y. Chen, Adam H. Clammer, Timothy M. Donahue, Michael J. Hawley, William H. Hernandez, Douglas R. Lebda, Debra L. Lee, Delano E. Lewis, William G. Parrett, Antonio M. Perez, Joel Seligman, Dennis F. Strigl and Laura D’Andrea Tyson). All the nominees agree to serve a one-year term. Information about the director nominees is provided on pages 20 – 25 of this Proxy Statement.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, the shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or elect a new director to fill the vacancy.

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of the Company’s common stock presented in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

If a director nominee receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, the Board will decide, in accordance with the Company’s Majority Vote Policy described on page 31 of this Proxy Statement, whether to accept the irrevocable letter of resignation the nominee submitted as a condition of being nominated to the Board as required by the Majority Vote Policy.

The Board of Directors recommends a vote FOR the election of all the director nominees.

ITEM 2 —	Ratification of the Audit Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been the Company’s independent accountants for many years. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve a one-year term beginning on the date of the 2010 Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting to respond to questions and, if he or she desires, make a statement.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to our shareholders for ratification. In the event that this selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will review its future selection of an independent registered public accounting firm.

The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote.

The Board of Directors recommends a vote FOR ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

ITEM 3 —	Approval of Amendment to, and Re-Approval of the Material Terms of, the 2005 Omnibus Long-Term Compensation Plan

Introduction
You are being asked to approve an amendment to the 2005 Omnibus Long-Term Compensation Plan (the 2005 Omnibus Plan or the Plan) to modify the list of criteria that are used to measure performance under the Plan. We are also asking you to re-approve the other material terms of the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). The Board of Directors, through the Executive Compensation and Development Committee (Compensation Committee), approved the amendment to the Plan, along with other changes that are not material and more ministerial in nature, on March 15, 2010. Re-approval of the Plan by shareholders, along with approval by shareholders of the changes to the performance criteria, will enable the Company to continue to structure certain awards under the 2005 Omnibus Plan to certain executive officers in a manner intended to preserve the Company’s federal income tax deduction for such awards. Section 162(m) requires approval by shareholders of the performance criteria and other material terms of the Plan every five years. The last time the Plan was submitted to shareholders for approval was at the 2005 annual meeting.

Importantly, you are not being asked to increase the aggregate number of shares available under the Plan or increase the individual award maximums described below.

The amendment and re-approval requires the favorable vote of a majority of the votes cast.

Background
The Plan provides for the grant of various types of equity awards (stock options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs) and other stock-based awards), as well as performance awards that are earned by reference to performance criteria chosen by the Compensation Committee or another committee designated by the Board of Directors (Committee) and are payable in stock or cash. The Plan was approved by shareholders at the 2005 annual meeting.

Amendment
The Plan contains a list of criteria that are used (either individually or in combination) to measure the performance of the Company on a consolidated basis and/or for any subsidiary, division, strategic product group, segment, business unit and/or one or more product lines, that may be used to determine if and to what extent awards will be issued, vested and/or settled under the Plan. As and when certain awards are granted under the Plan to certain executives, the Compensation Committee chooses, from the list of criteria, the specific metrics that are used to measure performance in that year.

As a result of the amendment, the Plan will include the following performance metrics: return on assets; return on net assets; return on equity; return on shareholder equity; return on invested capital; return on capital; total shareholder return; share price; improvement in and/or attainment of expense levels; improvement in and/or attainment of cost levels; selling, general and administrative expense (SG&A); SG&A as a percent of revenue; costs as a percent of revenue; productivity objectives; unit manufacturing costs; gross profit margin; operating margin; cash margin; earnings per share; earnings from operations; segment earnings from operations; earnings; earnings before taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); revenue measures; number of units sold; number of units installed; revenue per employee; market share; market position; working capital measures; inventory; accounts receivable; accounts payable; cash conversion cycle; cash flow; cash generation; net cash generation; proceeds from asset sales; free cash flow; investable cash flow; capital expenditures; capital structure measures; cash balance; debt levels; equity levels; economic value added models; technology milestones; commercialization milestones; customer metrics; customer satisfaction; consumable burn rate; installed base; repeat customer orders; acquisitions; divestitures; employee metrics; employee engagement; employee retention; employee attrition; workforce diversity; and, diversity initiatives, in each case, measured either annually or cumulatively over a period of years, on an absolute basis and/or relative to a pre-established target and/or plan, to previous years’ results, as a percentage of revenue, and/or to a designated comparison group.

Prior to the amendment, the Plan provided for the following performance metrics: return on net assets; return on shareholders’ equity; return on assets; return on capital; shareholder returns; total shareholder return; return on invested capital; profit margin; earnings per share; net earnings; operation earnings; common stock price per share; sales or market share; unit manufacturing cost; working capital productivity; days sales in inventory; days sales outstanding; revenue; revenue growth; cash flow and investable cash flow.

We are amending the list of criteria to include additional measures that the Company believes are relevant to driving profitable growth. Further, the amended list will allow for more flexibility in selecting appropriate performance criteria in a given performance cycle.

Re-Approval of Material Terms
In addition to approving the revised performance criteria, we are asking for your re-approval of the Plan’s other material terms for purposes of Section 162(m).

Section 162(m) limits to $1 million the Company’s annual federal income tax deduction for compensation in a taxable year to each individual who, on the last day of the taxable year, was: 1) the Chief Executive Officer or 2) among the three other most highly compensated executive officers (other than the Chief Financial Officer) whose compensation is reported in the Summary Compensation Table (“covered employees”). “Qualified performance-based compensation,” which can include compensation from certain awards granted under the Plan, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the plan under which the compensation is paid. The material terms include (1) the class of employees eligible to receive awards under the Plan, and (2) the maximum amount of compensation that can be paid to an employee under the Plan in a specified time period. These material terms are described in the summary of the Plan that appears below.

Summary of the 2005 Omnibus Plan
The following summary of the Plan, as proposed to be amended, is qualified in its entirety by the terms of the 2005 Omnibus Plan, a copy of which, as proposed to be amended, is attached to this Proxy Statement as Exhibit I.

Purpose
The purpose of the 2005 Omnibus Plan is to motivate selected employees and directors of the Company and its subsidiaries to put forth maximum efforts toward the continued growth, profitability and success of the Company and its subsidiaries through equity-based and cash-based incentives.

Administration
The Committee will administer the Plan. However, if a Committee member does not meet the following requirements, the Committee may delegate some or all of its functions to another committee that meets these requirements. Generally, the Committee must consist of two or more directors, each of whom is: 1) an independent director under the listing requirements of the New York Stock Exchange (NYSE); 2) a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act; and 3) an outside director within the meaning of Section 162(m).

Eligibility for Participation
The following persons are eligible to participate in the Plan:
  All employees of the Company or any of its 50% or more owned subsidiaries; and

  The Company’s directors.
The selection of those employees who will receive awards is entirely within the discretion of the Committee. There are currently approximately 400 employees who are eligible to participate in the Plan, together with the Company’s 14 directors.

Types of Awards
The Plan authorizes the grant of:
  Performance awards (awards earned by reference to performance criteria chosen by the Committee);

  Non-qualified and incentive stock options;

  SARs;

  Restricted stock awards and RSU awards; and

  Other stock-based awards (stock-based awards granted either as freestanding grants, payments of earned performance awards or other incentive compensation under another plan maintained by the Company).
Termination and Amendment of Plan
The Committee may terminate or amend the Plan at any time for any reason or no reason. Without shareholder approval, however, the Committee may not adopt any amendment that would require the vote of shareholders of the Company under the NYSE’s approval rules or any amendment affecting covered employees that requires the vote of the Company’s shareholders under Section 162(m).

Available Shares
As of December 31, 2009 the aggregate number of shares remaining available under the Plan is 7,383,000 shares of the Company’s common stock. The share reserve under the Plan is increased by: shares that are forfeited pursuant to awards made under the 1990, 1995 and 2000 Omnibus Long-Term Compensation Plans; shares retained for payment of tax withholding; shares issued in connection with reinvestment of dividends and dividend equivalents; shares delivered for payment or satisfaction of tax withholding; shares reacquired on the open market using option exercise price cash proceeds; and awards that otherwise do not result in the issuance of shares. The aggregate number of shares will not be reduced by shares granted by the Company in assumption of, or exchange for, awards granted by another company as a result of a merger or consolidation. The number of shares under the Plan may be adjusted for changes in the Company’s capital structure, such as a stock split or merger.

Award Limits
The maximum compensation granted as performance awards to any one participant for any performance cycle is 500,000 shares of common stock or $5,000,000 if the award is paid in cash.

The maximum number of shares for which stock options may be granted to any one participant during any 36-month period is 2,000,000 shares of common stock.

The maximum number of shares for which SARs may be granted to any one participant during any 36-month period is 2,000,000 shares of common stock.

Grants to Non-U.S. Employees
To facilitate the granting of awards to participants who are employed outside of the United States, the Plan authorizes the Committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Performance Awards
To receive a performance award, a participant must have been employed by the Company on the last day of a performance cycle unless otherwise provided in the relevant award notice or administrative guide. Performance awards are paid to participants who have achieved the goals under the performance formula as applied against the performance criteria set by the Committee for a performance cycle. The performance formula will establish what percentage of the participant’s target award has been earned.

The Committee will select: 1) the length of the performance cycle; 2) the types of performance awards to be issued; 3) the performance criteria that will be used to establish the performance formula, which may be corporate-wide based on aggregate Company performance or performance of a subsidiary, division, strategic product group, segment, business unit or one or more product lines; and 4) how to apply the performance formula.

Performance awards granted to “covered employees” are intended to comply with Section 162(m). The performance criteria that the Committee may select for such awards are described above.

Stock Options
The Committee may grant awards in the form of stock options to purchase shares of the Company’s common stock. For each stock option grant, the Committee will determine the number of shares subject to the option and the manner and time of the option’s exercise, provided that no stock option will be exercisable after seven years from the date of its grant. The minimum vesting schedule for a stock option is one year unless the participant’s employment is terminated under certain circumstances or if there is a Change in Control (as defined in the Plan) of the Company. The exercise price of a stock option may not be less than 100% of the fair market value of the Company’s common stock on the date the stock option is granted. Upon exercise, a participant may pay the exercise price in cash, shares of common stock, a combination thereof or such other consideration as the Committee determines. The Plan prohibits: 1) lowering of the option price per share after the option is granted; 2) cancelling of a stock option when the option price per share exceeds the fair market value of the underlying shares; or 3) any action that would be considered repricing under the rules and regulations of the NYSE, in each case, without shareholder approval. Any stock option granted in the form of an incentive stock option is intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights
The Committee may grant SARs either in tandem with a stock option (Tandem SARs) or independent of a stock option (Freestanding SARs).

A Tandem SAR may be granted at the time of the grant of the related stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable, and the exercise price of such a SAR will be the same as the option price of its related stock option, which may not be less than 100% of the fair market value of the Company’s common stock on the date the SAR is granted. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR will automatically be cancelled to the extent of the number of shares covered by the stock option exercise.

The Committee will determine the number of shares subject to a Freestanding SAR and the manner and time of the SAR’s exercise. Freestanding SARs must be granted for a term of seven years or less and may generally have the same terms and conditions as stock options. The exercise price of a Freestanding SAR may not be less than 100% of the fair market value of the Company’s common stock on the date of grant.

For both Tandem and Freestanding SARs, the Plan prohibits: 1) lowering of the exercise price of an SAR after it is granted; 2) cancelling of an SAR when the exercise price exceeds the fair market value of the Company’s common stock; or 3) any action that would be considered repricing under the rules and regulations of the NYSE, in each case, without shareholder approval.

Other Awards
Awards may be granted in the form of Restricted Stock awards, RSU awards and other stock-based awards. These awards are subject to such terms, restrictions and conditions as the Committee may determine. Restricted stock awards and RSU awards granted in the form of freestanding grants will have a minimum vesting requirement of three years unless the participant’s employment is terminated under certain circumstances or if there is a Change in Control of the Company. However, Restricted Stock awards and RSU awards granted to new hires to replace forfeited awards from a prior employer are not subject to a minimum vesting requirement, and vesting on a graded basis is permissible in all cases. Other stock-based awards granted in the form of deferred stock units are not subject to a minimum vesting period.

Other Terms
Awards may be paid in cash, common stock, a combination of cash and common stock, or any other form of property as the Committee may determine. For stock-based awards, the Committee may include as part of the award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, a participant may defer payment of a stock-based award, performance award, dividend or dividend equivalent.

Change in Control
In the event of a Change in Control, if outstanding awards, other than performance awards, are assumed or substituted by the surviving company, as determined by the Committee, then the awards will not immediately vest or be exercisable. If awards are assumed or substituted by the surviving company and, within two years following the Change in Control, a participant’s employment is terminated for a reason other than death, disability, voluntary resignation, retirement or one of the following reasons: 1) the willful and continued failure by the participant to substantially perform his or her duties or 2) the willful engagement by the participant in illegal conduct which is materially and demonstrably injurious to the Company or a subsidiary, the participant will receive the following treatment:
  All of the terms, conditions, restrictions and limitations in effect on any of the affected participant’s awards will lapse;

  No other terms, conditions, restrictions and/or limitations will be imposed; and

  All of the affected participant’s outstanding awards will be 100% vested.
If the surviving company does not assume or substitute the awards, other than performance awards, then:
  All of the terms, conditions, restrictions and limitations in effect on any of the participant’s awards will lapse;

  No other terms, conditions, restrictions and/or limitations will be imposed;

  All of the participant’s outstanding awards will be 100% vested; and

  All of the participant’s stock options, Freestanding SARs, Restricted Stock awards, RSU awards, other stock-based awards and any other award established at the discretion of the Committee, other than performance awards, will be paid in a lump sum cash payment (or equivalents) equal to the difference, if any, between the Change in Control price (as defined in the Plan) and the purchase price per share, if any, under the award, multiplied by the number of shares of common stock subject to the award.
For performance awards, if more than 50% of the performance cycle has elapsed when a Change in Control occurs, the award will vest and be paid out at the greater of target performance or performance to date. If 50% or less of the performance cycle has elapsed when a Change in Control occurs, the award will vest and be paid out at 50% of target performance, regardless of actual performance to date.

Plan Benefits
The benefits that will be awarded or paid under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2009 under the Plan to the Company’s Named Executive Officers can be found in the table under the heading “Grants of Plan-Based Awards 2009” on page 66 of this Proxy Statement.

Federal Tax Treatment
The following is a summary of certain U.S. federal income tax consequences of participating in the Plan. This discussion does not purport to be a complete statement of all aspects of the U.S. federal income tax consequences in this area, including any state, local or foreign tax consequences of participating in the Plan. This section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Incentive Stock Options
A participant will not be subject to tax upon the grant of an incentive stock option (ISO) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in a participant’s alternative minimum taxable income. Whether a participant is subject to the alternative minimum tax will depend on the participant’s particular circumstances. The participant’s basis in the shares received will be equal to the exercise price paid, and the participant’s holding period in such shares will begin on the day following the date of exercise.

If a participant disposes of the shares on or after the later of: 1) the second anniversary of the date of grant of the ISO and 2) the first anniversary of the date of exercise of the ISO (the statutory holding period), a participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and a participant’s basis in the shares.

If the participant disposes of the shares before the end of the statutory holding period, the participant will have engaged in a “disqualifying disposition.” As a result, the participant will be subject to tax: 1) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income and 2) on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. If the amount a participant realizes from a disqualifying disposition is less than the exercise price paid (i.e., the participant’s basis) and the loss sustained upon such disposition would otherwise be recognized, a participant will not recognize any ordinary income from such disqualifying disposition and instead the participant will recognize a capital loss. In the event of a disqualifying disposition, the Company or one of its subsidiaries can generally deduct the amount recognized as ordinary income by the participant.

The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (employment taxes) do not apply upon the exercise of an ISO or upon any subsequent disposition, including a disqualifying disposition, of shares acquired pursuant to the exercise of the ISO.

Non-Qualified Stock Options
The participant will not be subject to tax upon the grant of an option which is a nonqualified stock option. Upon exercise of a nonqualified stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the participant as ordinary income, and such amount is generally deductible by the Company or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes. The participant’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and the participant’s holding period in such shares will begin.

Limitation on Income Tax Deduction
Section 162(m) limits to $1 million the Company’s annual federal income tax deduction for compensation in a taxable year to each “covered employee;” i.e., an individual who, on the last day of the taxable year, was: 1) the Chief Executive Officer or 2) among the three other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table other than the Chief Financial Officer. “Performance-based compensation” is not subject to this deduction limit, and therefore is fully deductible. The Plan has been designed to enable performance awards, stock options and SARs granted by the Committee to a covered employee to qualify as performance-based compensation under Section 162(m). Approval of the amendments to the Plan and the other material terms of the Plan required under Section 162(m), is necessary for the Plan’s continued compliance with Section 162(m).

Other Information
Approval of the amendment to, and re-approval of the material terms of, the 2005 Omnibus Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote.

The Board of Directors recommends a vote FOR the approval of the amendment to the 2005 Omnibus Long-Term Compensation Plan and re-approval of the Plan’s other material terms for purposes of Section 162(m) of the Internal Revenue Code.

ITEM 4 —	Approval of Amendment to, and Re-Approval of the Material Terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan

Introduction
You are being asked to approve an amendment to the Executive Compensation for Excellence and Leadership Plan (EXCEL Plan) to modify the performance metrics of the EXCEL Plan. We also are asking you to re-approve the other material terms of the EXCEL Plan for purposes of Section 162(m). This amendment along with re-approval will enable the Company to continue to structure payments under the EXCEL Plan to certain executive officers in a manner intended to preserve the Company’s federal income deduction for such payments.

Background
The EXCEL Plan is the Company’s annual performance-based variable pay plan for its executives. The EXCEL Plan is intended to provide incentive to executives to foster profitable growth of the Company in a manner that is directly tied to actual performance. The EXCEL Plan includes a list of metrics that measure performance of the Company on a consolidated basis and/or for any subsidiary, division, strategic product group, segment, business unit or one or more product lines. On an annual basis, and drawing from the performance metrics that are listed in the EXCEL Plan, the Compensation Committee decides upon the specific metrics that will be used to measure performance and thereby determine the payment of awards under the EXCEL Plan.

Amendment
As with the 2005 Omnibus Plan, we are amending the EXCEL Plan to modify its list of performance metrics available for use thereunder to include additional measures that the Company believes are relevant to driving the profitable growth of the Company. The list of former criteria under the EXCEL Plan, as well as the proposed amended list of new criteria, are identical to each as set forth on page 10 of this Proxy Statement with regard to the 2005 Omnibus Plan.

Re-Approval of Material Terms
We are also taking this opportunity to ask for your re-approval of the other material terms of the EXCEL Plan for purposes of Section 162(m). As discussed in the Report of the Compensation Committee, the Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) imposes a limit on the Company’s federal income tax deduction for compensation in excess of $1 million paid in a taxable year to an individual who, on the last day of the taxable year, was: (i) the chief executive officer or (ii) among the three other highest-compensated executive officers (other than the chief financial officer) whose compensation is reported in the Summary Compensation Table (“covered employees”). “Qualified performance-based compensation,” which can include compensation paid under a short-term variable pay plan like the EXCEL Plan, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the plan under which the compensation is paid.

For purposes of Section 162(m), the material terms include: (i) the EXCEL Plan’s performance metrics; (ii) the class of employees eligible to receive awards under the EXCEL Plan; and (iii) the maximum payout that can be provided to an employee under the EXCEL Plan. Each of these material terms is described above and/or in the summary below.

As a result of the structure of the EXCEL Plan, Section 162(m) requires approval by shareholders of the performance criteria and other material terms of the Plan every five years. The last time the Plan was submitted to shareholders for approval was at the 2005 annual meeting.

Summary of Plan
This summary of the EXCEL Plan, as proposed to be amended, is qualified in its entirety by reference to the text of the EXCEL Plan itself, a copy of which is attached, as proposed to be amended, to this Proxy Statement as Exhibit II.

Purpose
The purpose of the EXCEL Plan is to provide a short-term, performance-based variable pay incentive to the Company’s executives in order to attract, retain and motivate them.

Administration
The Compensation Committee administers the Plan.

Eligibility
Eligibility under the EXCEL Plan is generally limited to the Company's executives. All Section 16 officers participate in the EXCEL Plan each year along with certain other designated executives. The approximate number of executives who are currently eligible to participate in the EXCEL Plan is 400, including all of our Named Executive Officers.

Award Limits
The maximum award payable to any employee who is a "covered employee" under Section 162(m) for a performance period is $5 million. The term "covered employee" means the Company's Chief Executive Officer and the three most highly paid executive officers other than the Chief Financial Officer. A "covered employee" may not receive an award for a performance period unless the performance goals for the period are attained.

Procedure for Determining Awards
Participants in the EXCEL Plan are assigned target awards for the year based on a percentage of their base salaries as of the end of that year. This percentage is determined by the participant’s wage grade. For 2009, target awards ranged from 25% of base salary for entry level executives to 155% of base salary for our Chief Executive Officer.

Each year, the Compensation Committee establishes performance matrices for the year based on the EXCEL Plan’s performance metrics. These matrices determine the percentage of the EXCEL Plan’s target funding pool that will be earned for the year based on actual performance against the metrics. The target funding pool is the aggregate of all participants’ target awards for the year. Under the performance matrices, the funding pool will be funded at 100% if target performance for each performance metric is met.

The Compensation Committee may use its discretion to increase or decrease the amount of the funding pool for any year, provided, however, that such discretion cannot increase the amount otherwise payable to any “covered employees” based upon the Company’s achievement of performance goals for the performance period. The Committee considers a number of baseline factors before applying this discretion, as more fully discussed in the Compensation Discussion and Analysis beginning on page 47 of this Proxy Statement.

The funding pool is allocated among the Company’s units based on each unit’s own targets for operational performance for the year. Senior management of each unit allocates the unit’s funds to its participants based on each participant’s individual performance. This assessment includes performance against pre-established individual goals.

The Compensation Committee determines the amount of the award pool that is allocated to each of the Company’s executive officers. In making these determinations, as with other participants, the Compensation Committee considers performance against pre-established individual goals.

Awards to Covered Employees
Before any award is paid for a performance period, the Compensation Committee must certify in writing that the performance goals for the period have been met. If the performance goals are satisfied, the Compensation Committee determines the portion of the award pool that is to be allocated to each "covered employee" based on the approach described above.

Form and Payment of Awards
Awards earned under the EXCEL Plan for a performance period are paid in cash or stock, generally in April of the following year.

Recoupment
Awards earned under the EXCEL Plan may be subject to potential recoupment under the Company’s Policy on Recoupment of Executive Bonuses in the Event of Certain Restatements, as described in more detail on page 29 of this Proxy Statement.

Plan Awards
Since the EXCEL Plan is performance based, the awards, if any, that will be allocated for the 2010 performance cycle to our Chief Executive Officer, the other Named Executive Officers, the executive officers and all employees who are not executive officers are not presently determinable. The awards that our Named Executive Officers received under the EXCEL Plan for the 2009 performance cycle are discussed in the Compensation Discussion and Analysis beginning on page 49 of this Proxy Statement.

Change in Control and Change in Ownership
In the event of a Change in Control (as defined in the EXCEL Plan), if a participant's employment is terminated within two years for a reason other than death, disability, cause, voluntary resignation or retirement, the participant will receive the following:
  The participant will be paid a pro rata award for the performance period in which he or she terminates employment; and

  All of the participant's other unpaid awards will be paid to the participant.
The EXCEL Plan also provides that upon a Change in Ownership, all participants, regardless of whether their employment is terminated, will automatically receive the same treatment provided to a terminated participant in the event of a Change in Control. The EXCEL Plan defines a Change in Ownership as a Change in Control that results in the Company's common stock ceasing to be actively traded on the New York Stock Exchange.

Termination and Amendment of Plan
The Compensation Committee may terminate or amend the EXCEL Plan at any time for any reason or no reason. Without shareholder approval, however, the Compensation Committee may not adopt any amendment affecting "covered employees" that requires the vote of the Company’s shareholders under Section 162(m).

Federal Tax Treatment
Under current federal tax law, awards will be included in income at the time of receipt and will be subject to tax at ordinary income tax rates. The Company will be entitled to a corresponding deduction at the same time.

The Board of Directors recommends a vote FOR the amendment to the Executive Compensation for Excellence and Leadership (EXCEL) Plan and re-approval of the Plan’s other material terms for purposes of Section 162(m) of the Internal Revenue Code.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

INTRODUCTION
Ethical business conduct and good corporate governance are well established practices at Kodak. The reputation of our Company and our brand has been built by more than a century of ethical business conduct. The Company and the Board have long practiced good corporate governance and believe it to be a prerequisite to providing sustained, long-term value to our shareholders. We continually monitor developments in the area of corporate governance and lead in developing and implementing best practices. This is a fundamental goal of our Board.

CORPORATE GOVERNANCE GUIDELINES
Our Corporate Governance Guidelines reflect the principles by which the Company operates. From time to time, the Board reviews and revises our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. A copy of the Corporate Governance Guidelines is published on our website at www.kodak.com/go/directors.

BUSINESS CONDUCT GUIDE AND DIRECTORS’ CODE OF CONDUCT
All of our employees, including the Chief Executive Officer (CEO), the Chief Financial Officer (CFO), the Controller, all other senior financial officers and all other Section 16 Executive Officers, as defined under Section 16 of the Securities Exchange Act of 1934 (a Section 16 Executive Officer) are required to comply with our long-standing code of conduct, the “Business Conduct Guide.” The Business Conduct Guide requires our employees to maintain the highest ethical standards in the conduct of Company business so that they and the Company are always above reproach. The Company also has a code of conduct for its directors, known as the Directors’ Code of Conduct. Our Business Conduct Guide is published on our website at www.kodak.com/go/governance and our Directors’ Code of Conduct is published on our website at www.kodak.com/go/directors. We will post on this website any amendments to the Business Conduct Guide or Directors’ Code of Conduct and any waivers of either code for directors or the Company’s CEO, CFO or Controller. Our directors annually certify in writing that they understand and are in compliance with the Directors’ Code of Conduct.

BOARD INDEPENDENCE
For a number of years, a substantial majority of our Board has been comprised of independent directors. In February 2004, the Board adopted Director Independence Standards to aid it in determining whether a director is independent. The Director Independence Standards, which were amended by the Board in February 2009 to comply with recent changes to the director independence requirements of the New York Stock Exchange’s (NYSE) Corporate Governance Listing Standards (Listing Standards), are attached as Exhibit III to this Proxy Statement.

The Board has determined that each of the following directors has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent under the Company’s Director Independence Standards and, therefore, is independent within the meaning of the NYSE’s Listing Standards and the rules of the SEC: Richard S. Braddock, Herald Y. Chen, Adam H. Clammer, Timothy M. Donahue, Michael J. Hawley, William H. Hernandez, Douglas R. Lebda, Debra L. Lee, Delano E. Lewis, William G. Parrett, Joel Seligman, Dennis F. Strigl and Laura D’Andrea Tyson. The remaining director, Antonio M. Perez, Chairman of the Board and CEO, is an employee of the Company and, therefore, is not independent.

In the course of the Board’s determination regarding the independence of each non-employee director, it considered any transactions, relationships and arrangements as required by the Company’s Independence Standards. In particular, with respect to the most recent completed fiscal year, the Board considered:
  The annual amount of sales to the Company by the company where Mr. Hernandez was an executive officer, and determined that the amount of sales did not exceed the greater of $1 million or 2% of the consolidated gross revenues of the company and, therefore, was immaterial.

  The annual amount of sales to the Company by the company where Mr. Strigl was an executive officer, and determined that the amount of sales did not exceed the greater of $1 million or 2% of the consolidated gross revenues of the company and, therefore, was immaterial.

  The annual amount of sales to the Company by the company where Dr. Tyson is employed, and determined that the amount of sales did not exceed the greater of $1 million or 2% of the consolidated gross revenues of the company and, therefore, was immaterial.

  The amount of indebtedness by the Company to the company where Mr. Clammer is employed, and determined that the amount of indebtedness did not exceed 2% of the company’s consolidated assets, and therefore, was immaterial.

  The amount of indebtedness by the Company to the company where Mr. Chen is employed, and determined that the amount of indebtedness did not exceed 2% of the company’s consolidated assets, and therefore, was immaterial.

  The amount of the contributions from the Company to a charitable organization where Mr. Braddock and his spouse are directors, and determined that the amount of contributions did not exceed the greater of $1 million or 2% of that organization’s gross revenues, and therefore, was immaterial.

  The amount of contributions from the Company to a charitable organization where Ms. Lee is a director, and determined that the amount of contributions did not exceed the greater of $1 million or 2% of that organization’s gross revenues, and therefore, was immaterial.

  The amount of contributions from the Company to a charitable organization where Mr. Parrett served as a director, and determined that the amount of contributions did not exceed the greater of $1 million or 2% of that organization’s gross revenues, and therefore, was immaterial.

  The amount of charitable contributions from the Company to the charitable organizations where Mr. Seligman is a director, and determined that the amount of contributions did not exceed the greater of $1 million or 2% of those organization’s gross revenues, and therefore, was immaterial.

  The amount of charitable contributions from the Company to the charitable organization where Mr. Seligman’s spouse is a director, and determined that the amount of contributions did not exceed the greater of $1 million or 2% of that organization’s gross revenues, and therefore, was immaterial.
AUDIT COMMITTEE FINANCIAL QUALIFICATIONS AND MEMBERSHIPS
The Board has determined that all members of its Audit Committee (Richard S. Braddock, Debra L. Lee, Delano E. Lewis, William G. Parrett, Joel Seligman and Dennis F. Strigl) are independent and are financially literate as required by the NYSE, and that Richard S. Braddock and William G. Parrett possess the qualifications of an Audit Committee Financial Expert, as defined by SEC rules, and have accounting or related financial management expertise, as required by the NYSE.

The Board determined that William G. Parrett’s simultaneous service on the audit committees of three other public companies will not impair his ability to effectively serve on the Company’s Audit Committee.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
In February 2007, our Board, based on the recommendation of the Corporate Responsibility and Governance Committee (the Governance Committee), adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under these policies and procedures, which are posted on our website at www.kodak.com/go/directors, our Governance Committee is to review the material facts of all interested transactions that require the Governance Committee’s approval. The Governance Committee will approve or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party. If an interested transaction will be ongoing, the Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then, at least annually, must review and assess ongoing relationships with the related party.

Under the Board’s policies and procedures, an “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, the Company is a participant and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, a Section 16 Executive Officer, director or nominee for election as a director (even if they presently do not serve in that role), any greater than 5% beneficial owner of the Company’s common stock or any immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Governance Committee has reviewed and pre-approved certain types of interested transactions described below. In addition, our Board has delegated to the chair of the Governance Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000. Pre-approved interested transactions include:
  Employment of Section 16 Executive Officers either if the related compensation is required to be reported in our proxy statement or if the Section 16 Executive Officer is not an immediate family member of another Section 16 Executive Officer or a director of our Company and the related compensation would be reported in our proxy statement if the Section 16 Executive Officer was a “Named Executive Officer” and our Compensation Committee approved (or recommended that the Board approve) such compensation.

  Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

  Any transaction with another company with which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues.

  Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university with which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts.

  Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends).

  Any transaction involving a related party where the rates or charges involved are determined by competitive bids.

  Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

  Any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
The Governance Committee reviewed three interested transactions with related parties occurring in 2009 that did not fall within any of the pre-approved interested transactions described above. These transactions included the following:
  The Company’s transaction with the University of Rochester, where Mr. Seligman serves as President. The Committee ratified this transaction and determined that Mr. Seligman did not have a material interest in the transaction.

  The transaction between the Company and KKR, where Mr. Clammer and Mr. Chen are employed. On September 16, 2009, the Company entered into a Note and Warrant Purchase Agreement with KKR Jet Stream (Cayman) Limited and Kohlberg Kravis Roberts & Co. L.P. to sell $300 million principal amount of Senior Secured Notes due 2017 and warrants to purchase an aggregate of 40 million shares of the Company’s common stock. The Committee ratified this transaction as a pre-approved transaction under the Company’s policies and procedures. On March 5, 2010, the Company repurchased from KKR the 2017 Senior Secured Notes for $300 million.

  Dolores Kruchten, a Vice President of the Company, is the spouse of Brad Kruchten, a Senior Vice President and Section 16 Executive Officer of the Company. There is no employment reporting relationship between Mr. Kruchten and Ms. Kruchten. Ms. Kruchten earned the following compensation in 2009: $395,742, consisting of base salary and non-equity variable pay earned under our EXCEL program; a grant of 6,345 units under our 2009 Leadership Stock Program; a grant of 6,345 RSUs, pursuant to the annual executive-wide equity grant of January 2009; and, a grant of 69,928 RSUs, pursuant to the annual 2010 executive-wide equity grant delivered in September 2009. Ms. Kruchten’s compensation is consistent with the target total direct compensation provided to other Company executives of the same level with similar responsibilities.

BOARD OF DIRECTORS

Nominees to Serve a One-Year Term Expiring at the 2011 Annual Meeting
As described on page 30 of this Proxy Statement, the Governance Committee and the Board seek to ensure that the Board is composed of members who bring an appropriate mix of skills and experience across a variety of disciplines, including organizational management, corporate finance, operations, mergers and acquisitions, marketing, digital technologies, government relations, risk management, corporate governance and internal controls, each of which are important areas of responsibility for the Board and its Committees. In addition, as set forth in the Board’s Director Qualification Standards, diversity is an important factor in our consideration of director candidates.

The Board and the Governance Committee believe that each of the director nominees possesses important experience and skills that provide the Board with an optimal balance of leadership, competencies, qualifications and diversity in areas that are important to the Company. Each of the Company’s director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of our shareholders. In addition, our director nominees are knowledgeable and experienced in one or more business, governmental or academic endeavors, which further qualifies them for service as members of the Board.

In addition to the biographical information in each director nominee’s profile below, the Board and the Governance Committee considered the listed Key Experience, Skills and other Qualifications.

RICHARD S. BRADDOCK     Director since May 1987
Mr. Braddock, 68, is the Chairman & Chief Executive Officer of Fresh Direct, an internet-based service for the purchase of grocery and household products. He was named Chief Executive Officer on March 4, 2008 and has been the Chairman since 2005. Mr. Braddock began his business career in 1965 spending a number of years in product management at General Foods. He joined Citicorp in 1973, was elected to the board of directors in 1985 and was elected President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. in January, 1990. Mr. Braddock resigned from Citicorp in November 1992, and subsequently served as Chief Executive Officer of Medco Containment Services, Inc., a prescription drug services company, until its acquisition by Merck & Co., Inc., and then spent a year as a principal at Clayton, Dubilier & Rice, Inc., a private equity firm. He served as Chairman (non-executive) of True North Communications Inc. from December 1997 to January 1999. He served as Chairman and Chief Executive Officer of priceline.com from August 1998 to April 2004. Mr. Braddock served as Chairman of MidOcean Partners, a private investment firm, from April 2003 until December 2007. Mr. Braddock served as a director of Marriott International, Inc. until 2008 and Cadbury, PLC until 2007.

Key Experience, Skills and other Qualifications:
Given the executive-level positions that Mr. Braddock has held with several public and private companies, he has gained extensive experience in strategic planning, corporate finance, mergers and acquisitions, risk management, executive compensation and operations. These qualifications and experience inform the strategic decisions facing the Board as the Company seeks to grow digital businesses. In addition, Mr. Braddock is skilled in marketing and product commercialization, two areas that are critical to the future direction of the Company. Through his roles as a director of a number of public and private companies, Mr. Braddock has gained substantial experience in the fields of risk management and corporate governance.

HERALD Y. CHEN     Director since September 2009
Herald Y. Chen, 40, Director, KKR & Co. LLC (KKR), rejoined KKR, a private equity firm, in 2007, having previously worked for the firm from 1995 to 1997. He is a member of the Technology and Media industry teams with a focus on software, services and digital media/internet assets. He serves on the board of the private equity firm Accel-KKR and previously served on several other boards, including United American Energy and American Ref-fuel, both of which are involved in the energy and power production industries, WJ Communications, a supplier of sound and frequency systems, VCST NV, a manufacturer of automotive parts, and Byram Healthcare. Prior to joining KKR, Mr. Chen was a Managing Director with Fox Paine & Company focusing on management buyouts including ACMI Corporation, a medical imaging systems company, where he also served as Chief Executive Officer. Before joining Fox Paine, he was Chief Financial Officer and co-founder of Jamcracker, Inc., a software-as-a-service solutions company, and prior to completing his M.B.A. was employed by KKR and Goldman, Sachs & Co. He holds a B.S., Cum Laude, from the Wharton School, a B.S.E, Cum Laude, from the School of Engineering and Applied Sciences, University of Pennsylvania, and an M.B.A. from Stanford University Graduate School of Business.

Key Experience, Skills and other Qualifications:
Mr. Chen was nominated and elected to the Board as a KKR nominee pursuant to the Note and Warrant Purchase Agreement between the Company and KKR dated September 16, 2009. Mr. Chen has experience in managing and advising enterprises like the Company and is familiar with corporate finance, strategic business planning activities, digital technologies, risk management and corporate governance.

ADAM H. CLAMMER     Director since September 2009
Adam H. Clammer,39, is a member of KKR Management LLC, which is the general partner of KKR & Co. L.P., a private equity firm. Mr. Clammer began his career at KKR & Co. in 1995. From 1992 to 1995, Mr. Clammer was in the Mergers and Acquisitions Department at Morgan Stanley & Co. Currently, Mr. Clammer serves as a director of the software companies Aricent Inc. and NXP B.V, Avago Technologies, an imaging and optical solutions firm, and TASC, a provider of defense and security systems.

Key Experience, Skills and other Qualifications:
Mr. Clammer was nominated and elected to the Board as a KKR nominee pursuant to the Note and Warrant Purchase Agreement between the Company and KKR dated September 16, 2009. Mr. Clammer has experience and managing and advising enterprises like the Company and is familiar with corporate finance, strategic business planning activities, risk management and corporate governance.

TIMOTHY M. DONAHUE     Director since October 2001
Mr. Donahue, 61, is the retired Executive Chairman of Sprint Nextel Corporation, a telecommunications services provider, where he served since the merger of Sprint Corporation and Nextel Communications, Inc. on August 12, 2005. Prior to this, he was the President and Chief Executive Officer of Nextel Communications, Inc., positions he held since August 1999. He began his career with Nextel in February 1996 as President and Chief Operating Officer. Mr. Donahue has served as Chairman of the Cellular Telecommunications and Internet Association, the industry’s largest and most respected association. Before joining Nextel, he served as Northeast Regional President for AT&T Wireless Services Operations from 1991 to 1996. Mr. Donahue started his career with AT&T Wireless Services (formerly McCaw Cellular Communications) in 1986 as President for McCaw Cellular’s paging division. In 1989, he was named McCaw Cellular’s President for the U.S. central region. Mr. Donahue is a director of NVR, Inc., Covidien AG, and Tyco International Ltd.

Key Experience, Skills and other Qualifications:
Based on nearly twenty years of executive level employment in the telecommunications industry, Mr. Donahue has developed extensive experience in operations, corporate finance, marketing, digital technologies, mergers and acquisitions and risk management. His previous positions have required his leadership in strategic planning and growth in new markets, areas that are directly relevant to his service as a director of the Company. Mr. Donahue has broad experience as a director on other public company boards, through which he has further developed skills and experience in risk management and corporate governance.

MICHAEL J. HAWLEY     Director since December 2004
Dr. Hawley, 48, is the former Director of Special Projects at the Massachusetts Institute of Technology, an academic institution, a position he held from 2001 until August 2006. Prior to assuming these duties, Dr. Hawley served as the Alex W. Dreyfoos Assistant Professor of Media Technology at the MIT Media Lab. From 1986 to 1995, he held a number of positions at MIT, including Assistant Professor, Media Laboratory; Assistant Professor, Electrical Engineering and Computer Science; and Research Assistant, Media Laboratory. Dr. Hawley is the founder of Friendly Planet, a non-profit organization working to provide better educational opportunities for children in developing regions of the world. He is also a co-founder of Things That Think, a ground-breaking research program that examines the way digital media infuses itself into everyday objects. Mr. Hawley served as a director of Color Kinetics Inc, a lighting systems technology firm, until 2007.

Key Experience, Skills and other Qualifications:
Dr. Hawley brings to the Board skills and experience in the field of digital media technology. Dr. Hawley’s digital technology background is directly relevant to the Company’s current and future portfolio of digital imaging products and our research and development in the field of digital imaging.

WILLIAM H. HERNANDEZ     Director since February 2003
Mr. Hernandez, 62, is the retired Senior Vice President, Finance, and Chief Financial Officer of PPG Industries, Inc., a manufacturer of chemical and industrial products. Prior to assuming these duties in 1995, Mr. Hernandez served as PPG’s Corporate Controller from 1990 to 1994 and as Vice President and Controller in 1994. From 1974 until 1990, Mr. Hernandez held a number of positions at Borg-Warner Corporation, including Assistant Controller, Chemicals; Controller, Chemicals; Business Director, ABS Polymers; Assistant Corporate Controller; Vice President, Finance; and Chief Financial Officer, Borg-Warner Automotive, Inc. Earlier in his career, he was a financial analyst for Ford Motor Company. Mr. Hernandez is a Certified Management Accountant. Mr. Hernandez is also a director of Black Box Corporation and USG Corporation.

Key Experience, Skills and other Qualifications:
Mr. Hernandez contributes to the Board broad experience in corporate finance, risk management, operations, mergers and acquisitions, strategic planning and executive compensation. In particular, Mr. Hernandez is highly qualified in the fields of accounting, internal controls and economics, all of which contribute to effective service on the Board and its Committees. Mr. Hernandez serves on the boards of other public companies through which he has gained additional experience in risk management and corporate governance.

DOUGLAS R. LEBDA     Director since November 2007
Mr. Lebda, 40, is the Chairman, Chief Executive Officer and Director of Tree.com the parent company of Lending Tree.com, an internet-based financial services firm. From the end of 2005 to January 2008, Mr. Lebda served as President and Chief Operating Officer of IAC/InterActiveCorp. Prior to assuming these roles, Mr. Lebda served as the Chief Executive Officer of LendingTree, which he founded, since September 1998. Prior to his tenure as Chief Executive Officer of LendingTree, Mr. Lebda served as Chairman of the Board and President of LendingTree since June 1996. Before founding LendingTree in June 1996, Mr. Lebda worked as an auditor and consultant for PricewaterhouseCoopers LLP.

Key Experience, Skills and other Qualifications:
Mr. Lebda has substantial corporate leadership experience in operations, mergers and acquisitions, strategic planning, consumer marketing and executive compensation. Mr. Lebda’s background as a leader of an internet-based technology business is particularly relevant to the Company as it seeks to grow its portfolio of digital products and market its products and services through the internet. In addition, Mr. Lebda has skills in the fields of accounting, internal controls and corporate finance.

DEBRA L. LEE     Director since September 1999
Ms. Lee, 55, is Chairman and Chief Executive Officer of BET Holdings, Inc. (BET), a media and entertainment company and a division of Viacom, Inc. Prior to her being named Chief Executive Officer, Ms. Lee was President and Chief Operating Officer of BET Networks for nine years. She joined BET in 1986 as Vice President and General Counsel. She was placed in charge of strategic business development in 1995. Ms. Lee is a director of WGL Holdings, Inc., a public utility, Marriott International, Inc. and Revlon, Inc.

Key Experience, Skills and other Qualifications:
Ms. Lee brings to the Board extensive experience in operations, strategic planning, corporate finance and consumer marketing. Ms. Lee’s legal expertise contributes to her skills in the areas of risk management, compliance and internal controls. In addition, through her service on other public company boards, Ms. Lee has gained additional experience in strategic planning and corporate governance.

DELANO E. LEWIS     Director since July 2001
Mr. Lewis, 71, is a Senior Fellow at New Mexico State University, an academic institution. Mr. Lewis is the former U.S. Ambassador to South Africa, a position he held from December 1999 to July 2001. Prior to his ambassadorship, Mr. Lewis was President and Chief Executive Officer of National Public Radio Corporation, a position he held from January 1994 until August 1998. He was President and Chief Executive Officer of C&P Telephone Company, a subsidiary of Bell Atlantic Corporation, from 1988 to 1993, after having served as Vice President since 1983. Mr. Lewis held several positions in the public sector prior to joining C&P Telephone Company. Mr. Lewis previously served as a director of Eastman Kodak Company from May 1998 to December 1999. He is a director of Colgate-Palmolive Co.

Key Experience, Skills and other Qualifications:
Mr. Lewis has extensive experience in the areas of management, government relations, marketing, operations, strategic planning and risk management. In addition, through his service on public company boards, Mr. Lewis has developed skills in the areas of corporate governance and executive compensation.

WILLIAM G. PARRETT     Director since November 2007
Mr. Parrett, 64, is the retired Chief Executive Officer of Deloitte & Touche USA LLP, a public accounting firm. From 2003 to May 2007, he served as the Chief Executive Officer of Deloitte Touche Tohmatsu (DTT). Prior to serving as Chief Executive Officer of DTT, he was Managing Partner of Deloitte & Touche USA since 1999. Mr. Parrett joined Deloitte in 1967 and served in a series of roles of increasing responsibility. Mr. Parrett serves as a director of The Blackstone Group LP, Thermo Fisher Scientific and UBS AG.

Key Experience, Skills and other Qualifications:
Mr. Parrett has extensive experience in corporate finance, strategic planning and operations, which are vital areas for the Company. Mr. Parrett is highly skilled in the fields of auditing, accounting and internal controls and risk management. In addition, through his service on other public and private company boards, Mr. Parrett brings to the Board experience in executive compensation and corporate governance.

ANTONIO M. PEREZ     Director since October 2004
Mr. Perez, 64, joined Kodak as President and Chief Operating Officer in April 2003 and was elected to the Company’s Board in October 2004. In May 2005, he was elected Chief Executive Officer, and on December 31, 2005, he became Chairman of the Company’s Board. Mr. Perez joined Kodak after a 25-year career at Hewlett-Packard Company (HP), where he was a Corporate Vice President and a member of the company’s Executive Council. From August 1998 to October 1999, Mr. Perez served as President of HP’s Consumer Business, with responsibility for Digital Media Solutions and corporate marketing. Prior to that assignment, Mr. Perez served for five years as President and Chief Executive Officer of HP’s Inkjet Imaging Business. In his career, Mr. Perez held a variety of positions in research and development, sales, manufacturing, marketing and management both in Europe and the United States. Just prior to joining Kodak, Mr. Perez served as an independent consultant for large investment firms, providing counsel on the effect of technology shifts on financial markets. From June 2000 to December 2001, Mr. Perez was President and Chief Executive Officer of Gemplus International. Mr. Perez served as a director of Schering-Plough Corporation from 2007 through November 2009 and Freescale Semiconductor, Inc. from 2004 to 2007.

Key Experience, Skills and other Qualifications:
Through his current role with the Company and his previous roles, Mr. Perez has gained substantial experience in strategic planning, operations, corporate finance, risk management, government relations, corporate governance and executive compensation. Mr. Perez brought to the Company his expertise in digital technologies including printing technologies, marketing and operations, all of which directly relate to the business and growth initiatives of the Company. Mr. Perez’s experience in matters of corporate governance, strategic planning and corporate finance have been enhanced by his service on other public company boards.

JOEL SELIGMAN     Director since July 2009
Mr. Seligman, 60, became the 10th president of the University of Rochester, an academic institution, in December 2004, after serving as the Ethan A. H. Shepley University Professor and Dean of the School of Law at Washington University in St. Louis. He is one of the nation’s leading experts on securities law and is a co-author of an 11-volume series titled Securities Regulation, the leading treatise in the field, along with several other publications in securities law. Mr. Seligman has served on the law faculty of Northeastern University, George Washington University, and the University of Michigan. He was named Dean of the University of Arizona College of Law in 1995. Mr. Seligman also has served as reporter for the National Conference of Commissioners on Uniform State Laws, Revision of Uniform Securities Act; as chair of the Securities and Exchange Commission Advisory Committee on Market Information; and as a member of the American Institute of Certified Public Accountants Professional Ethics Executive Committee. He was a member of the board of the National Association of Securities Dealers and is currently a member of the board of the Financial Industry Regulatory Authority.

Key Experience, Skills and other Qualifications:
As the leader of a renowned university, Mr. Seligman has developed strong organizational leadership, operations and marketing skills. Mr. Seligman also brings to the Board a strong legal background and particular expertise in the fields of securities law and corporate governance. Mr. Seligman contributes further experience in accounting and internal controls and risk management.

DENNIS F. STRIGL     Director since February 2008
Mr. Strigl, 63, is the retired President and Chief Operating Officer of Verizon Communications, a telecommunications services provider. Prior to this position, he was the President and Chief Executive Officer of Verizon Wireless since its formation in April 2000. Mr. Strigl served as President and Chief Executive Officer of Bell Atlantic Mobile since 1991, Group President and Chief Executive Officer of the Global Wireless Group of Bell Atlantic, Vice President of Operations and Chief Operating Officer of Bell Atlantic New Jersey, Inc. and served on its board of directors. He began his career in 1968 with New York Telephone and held positions at AT&T and Wisconsin Telephone before becoming Vice President of American Bell Inc. He also served as President and Chief Executive Officer of Applied Data Research Inc. He serves on the board of directors of Anadigics, Inc. and PNC Financial Services Group.

Key Experience, Skills and other Qualifications:
Through his many positions of leadership in complex organizations, Mr. Strigl has gained experience in operations, mergers and acquisitions, risk management and strategic planning, with a particular emphasis on technologies that are relevant to the business of the Company. Mr. Strigl also has broad experience in corporate finance, marketing and executive compensation. Mr. Strigl’s service on other boards has also contributed to his qualifications in corporate governance and risk management.

LAURA D’ANDREA TYSON     Director since May 1997
Dr. Tyson, 62, has been a professor at the Walter A. Haas School of Business at the University of California, Berkeley, an academic institution, since January 2007. Dr. Tyson was also employed by the Law and Economics Consulting Group as a director from 2007 through March of 2010. From January 2002 to December 2006, she was the Dean of London Business School. She was formerly the Dean of the Walter A. Haas School of Business at the University of California, Berkeley, a position she held between July 1998 and December 2001. Previously, she was Professor and holder of the Class of 1939 Chair in Economics and Business Administration at the University of California, Berkeley, a position she held from January 1997 to July 1998. Prior to this position, Dr. Tyson served in the first Clinton Administration as Chairman of the President’s National Economic Council and 16th Chairman of the White House Council of Economic Advisers. Prior to joining the Administration, Dr. Tyson was Professor of Economics and Business Administration, Director of the Institute of International Studies, and Research Director of the Berkeley Roundtable on the International Economy at the University of California, Berkeley. She is a Director of Morgan Stanley, AT&T Inc., Silver Spring Networks, a privately held energy solutions company, and CB Richard Ellis, which provides real estate and leasing services.

Key Experience, Skills and other Qualifications:
Dr. Tyson brings to the Board expertise in the fields of economics and government relations and extensive experience in corporate finance. In addition, Dr. Tyson’s experience and achievements as a leader of political and academic organizations provide the Board a valuable perspective in areas such as executive compensation, strategic planning, risk management and operations. Through her service on other public and private company boards, Dr. Tyson has gained additional experience in the fields of corporate governance, mergers and acquisitions, executive compensation and risk management.

COMMITTEES OF THE BOARD
The Board has the five committees described below. The Board has determined that each of the members of the Audit Committee (Richard S. Braddock, Debra L. Lee, Delano E. Lewis, William G. Parrett, Joel Seligman and Dennis F. Strigl), the Corporate Responsibility and Governance Committee (Herald Y. Chen, Timothy M. Donahue, Michael J. Hawley, William H. Hernandez, Douglas R. Lebda and Laura D’Andrea Tyson), the Executive Compensation and Development Committee (Richard S. Braddock, Herald Y. Chen, Michael J. Hawley, Douglas R. Lebda, Delano E. Lewis, William G. Parrett and Joel Seligman) and the Finance Committee (Adam H. Clammer, Timothy M. Donahue, William H. Hernandez, Debra L. Lee, Dennis F. Strigl and Laura D’Andrea Tyson) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent under the Company’s Director Independence Standards and, therefore, independent within the meaning of the NYSE’s Listing Standards and, in the case of the Audit Committee, the rules of the SEC.

Audit Committee — 9 meetings in 2009
The Audit Committee assists the Board in overseeing: the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s (PricewaterhouseCoopers LLP) selection, qualifications, performance and independence; the Company’s systems of disclosure controls and procedures and internal controls over financial reporting; and the performance of the Company’s internal auditors. A detailed list of the Audit Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/committees.

In the past year, the Audit Committee:
  Discussed the independence of PricewaterhouseCoopers LLP;

  Discussed the accounting principles used to prepare the Company’s financial statements;

  Reviewed the Company’s periodic financial statements and SEC filings;

  Retained PricewaterhouseCoopers LLP as the Company’s independent auditors;

  Reviewed and approved the audit and non-audit budgets and activities of both PricewaterhouseCoopers LLP and the internal audit staff of the Company;

  Received and analyzed reports from the Company’s independent accountants and internal audit staff;

  Received and analyzed reports from the Company’s Chief Compliance Officer;

  Met separately and privately with PricewaterhouseCoopers LLP, and with the Company’s Director, Corporate Auditing, to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received;

  Reviewed the progress of the Company’s internal controls assessment;

  Conducted and reviewed the results of an Audit Committee self-evaluation;

  Reviewed the fees and activities of the Company’s other significant accounting service providers;

  Reviewed the results of the Company’s employee affirmation and training process relating to the Company’s Business Conduct Guide;

  Monitored the Company’s legal and regulatory compliance, compliance with the Company’s Business Conduct Guide and activity regarding the Company’s Business Conduct Help Line;

  Received reports on the Company’s enterprise risk management program; and

  Reviewed the Company’s key accounting policies with the Controller and Assistant Controllers.
Corporate Responsibility and Governance Committee — 7 meetings in 2009
The Governance Committee assists the Board in: overseeing the Company’s corporate governance structure; identifying and recommending individuals to the Board for nomination as directors; performing an annual review of the Board’s performance; and overseeing the Company’s activities in the areas of environmental and social responsibility, charitable contributions, diversity and equal employment opportunity. A detailed list of the Governance Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/committees.

In the past year, the Governance Committee:
  Oversaw the nomination process for, and recommended, the election of Herald Y. Chen, Adam H. Clammer and Joel Seligman to the Board;

  Recommended the 2009 Board goals and monitored the Board’s performance against these goals;

  Recommended to the Board that the Company’s By-laws be amended to provide for the majority voting of directors in uncontested elections;

  Discussed best practices and evolving developments in the area of corporate governance;

  Reviewed and approved amendments to the Committee’s charter;

  Reviewed and approved changes to the Company’s Director Independence Standards to comply with the NYSE Listing Standards;

  Reviewed and approved changes to the Directors’ Deferred Compensation Plan to comply with Section 409A of the Internal Revenue Code (Section 409A);

  Met with the Company’s Chief Diversity Officer to review the Company’s progress against the Diversity Advisory Panel’s 2004 recommendations;

  Prepared and conducted an evaluation of the Governance Committee’s own performance, discussed the results of the evaluation and prepared an action plan from these discussions to further enhance the Committee’s performance;

  Reviewed the Company’s Health, Safety and Environment strategies;

  Reviewed and approved the Company’s 2010 Charitable Contributions Budget; and

  Oversaw the Board’s annual performance review.
Executive Compensation and Development Committee — 8 meetings in 2009
The Executive Compensation and Development Committee assists the Board in: overseeing the Company’s executive compensation strategy; overseeing the administration of its executive compensation and equity-based compensation plans; reviewing and approving the compensation of the Company’s CEO; overseeing the compensation of the Company’s Section 16 Executive Officers; approving compensation levels for each component of total direct compensation; and overseeing the Company’s activities in the areas of leadership and executive development. A detailed list of the Executive Compensation and Development Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/committees.

In the past year, the Executive Compensation and Development Committee:
  Determined the compensation arrangements for our Chairman and CEO, Antonio M. Perez;

  Reviewed and approved an amendment to the employment agreement of Mr. Perez;

  Reviewed the executive compensation strategy, goals and principles of the Company;

  Reviewed the results of a risk assessment of the Company’s executive compensation plans;

  Approved a mid-year salary reduction for all Section 16 Executive Officers coincident with a series of cost savings initiatives implemented by management due to the continued global economic downturn;

  Approved the severance arrangements relating to the departure of a Named Executive Officer;

  Updated the Company’s share ownership guidelines for Section 16 Executive Officers;

  Completed an evaluation of the Committee’s own performance;

  Reviewed and approved the compensation recommendations for the Company’s Section 16 Executive Officers;

  Reviewed Tally Sheets for the components of the CEO’s and the Named Executive Officers’ compensation; and

  Granted and certified awards under the Company’s executive compensation plans.
The Executive Compensation and Development Committee is also referred to as the “Compensation Committee” in this Proxy Statement.

Role of Compensation Consultant
To assist the Compensation Committee in evaluating the Company’s executive compensation plans, the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc., to advise it directly. The Compensation Committee’s consultant attends Compensation Committee meetings on a regular basis and provides the Compensation Committee with market information and analysis with respect to establishing executive compensation practices that are in line with the Company’s executive compensation strategy and goals. The consultant is also asked to confirm that the Company’s executive compensation goals continue to be aligned with best practices.

The Company’s Chief Human Resources Officer and others directly involved with the Company’s executive compensation programs routinely consult with and seek advice from the consultant regarding the design, competitiveness, operation and administration of our executive compensation programs and practices that fall within the scope of the Compensation Committee charter. In 2009, neither the Compensation Committee nor the Company engaged other consultants or advisors to advise in determining the amount or form of executive compensation. The consultant does not provide any services other than executive compensation consulting to Kodak.

The Committee discussed principles of engagement between management and the consultant and approved an Independent Compensation Consultant Engagement Policy. This policy reinforces that the consultant reports directly to the Committee and provides services only in the area of Executive Compensation. In addition, the policy defines work done directly for the Committee and a limited set of work that is within the Committee’s responsibilities that management may engage the consultant without the Committee’s prior approval. The policy specifies that work outside the defined scope must be pre-approved by the Committee chair. At the end of 2009, the consultant provided to the Committee a written affirmation of its compliance with this policy.

Finance Committee — 5 meetings in 2009
The Finance Committee assists the Board in overseeing the Company’s: balance sheet and cash flow performance; financing plans and transactions; capital expenditures; acquisitions, joint ventures and divestitures; risk management programs; performance of sponsored pension plans; and tax policy. A detailed list of the Finance Committee’s functions is included in its charter, which can be accessed at www.kodak.com/go/committees.

In the past year, the Finance Committee:
  Reviewed the Company’s capital structure and financing strategies, including its dividend policy, capital expenditures, debt repayment plan, share repurchase and hedging of foreign exchange and commodity price risks;

  Reviewed cash flow and balance sheet performance;

  Reviewed credit ratings and key financial ratios;

  Reviewed significant acquisitions and divestitures, including real estate sales;

  Reviewed pension plan investment performance;

  Reviewed the funding status and performance of the Company’s defined benefit pension plans;

  Reviewed the Company’s insurance risk management, crisis management and asset protection programs;

  Reviewed the Company’s tax policy and strategies; and

  Conducted and reviewed the results of the Committee self-evaluation.
Executive Committee — 7 meetings in 2009
The Executive Committee is composed of the following directors: the Chairman of the Board, the Presiding Director and the Chairs of the other four committees. The Executive Committee is generally authorized to exercise all of the powers of the Board in the intervals between meetings of the Board. The Executive Committee held seven meetings in 2009 all relating to the review and evaluation of potential options for re-capitalizing the Company. The Executive Committee reviews culminated in the Board’s approval of a series of financing transactions announced by the Company in September 2009. The Executive Committee’s charter can be accessed at www.kodak.com/go/committees.

2009 COMMITTEE MEMBERSHIP
		Corporate Responsibility	Executive Compensation	Finance
Director Name	Audit Committee	and Governance Committee	and Development Committee	Committee
Richard S. Braddock	Member		Chair
Timothy M. Donahue		Member		Chair
Herald Y. Chen		Member	Member
Adam H. Clammer				Member
Michael J. Hawley		Member	Member
William H. Hernandez		Member		Member
Douglas R. Lebda		Member	Member
Debra L. Lee	Member			Member
Delano E. Lewis	Member		Member
William G. Parrett	Chair		Member
Joel Seligman	Member		Member
Dennis F. Strigl	Member			Member
Laura D’Andrea Tyson		Chair		Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following directors served on the Compensation Committee during 2009: Richard S. Braddock, Herald Y. Chen, Michael J. Hawley, Douglas R. Lebda, Delano E. Lewis, William G. Parrett and Joel Seligman. There were no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

GOVERNANCE PRACTICES
Described below are some of the significant governance practices that have been adopted by our Board.

Leadership Structure; Presiding Director
The Board recognizes that one of its key responsibilities is to determine the most appropriate leadership structure for the Company and to ensure independent oversight of management. Antonio M. Perez has served as CEO and Chairman of the Board since 2005. The Board continuously evaluates whether this is the optimal leadership structure for the Company. The Board believes that Mr. Perez should continue to serve as Chairman in addition to his role as CEO because it is essential that the Board understand the Company’s strategies and ensure alignment with management on the execution of those strategies through consistent, direct interaction with our CEO. This level of interaction between the Board and Mr. Perez is particularly important as the Company seeks to grow its digital businesses.

In considering its leadership structure, the Board has taken a number of factors into account. First, the Board consists of a substantial majority of independent directors who are highly qualified and experienced and exercise a strong, independent oversight of management. Further, all of the Board's committees, with the exception of the Executive Committee, are comprised entirely of independent directors. Most significantly, independent from the Chairman, our Board created the position of Presiding Director in February 2003. The Board has designated Richard S. Braddock its Presiding Director. The primary functions of the Presiding Director are to: 1) see that our Board operates independently of our management; 2) chair the meetings of the independent directors; 3) act as the principal liaison between the independent directors and the CEO; and 4) assist the Board in its understanding of the boundaries between Board and management responsibilities. A more detailed description of the Presiding Director’s duties can be found at www.kodak.com/go/directors.

Executive Sessions
Executive sessions of our non-management directors are chaired by our Presiding Director.

The Board’s Corporate Governance Guidelines provide that the non-management directors will regularly meet in executive session, without management, at least four times per year. If all of our non-management directors are not independent, the independent directors will meet in executive session at least once a year. Our Presiding Director chairs these meetings.

In 2009, all of our non-management directors were independent. They met in executive session four times.

Meeting Attendance
Our Board has a Director Attendance Policy. A copy of this policy is attached as an appendix to our Corporate Governance Guidelines, which can be accessed at www.kodak.com/go/directors. Under this policy, all of our directors are strongly encouraged to attend all Board meetings and our annual meeting of shareholders.

In 2009, the Board held a total of 16 meetings. Each incumbent director attended at least 85% of the meetings of the Board and Committees of the Board on which the director served, with the exception of one director who was elected in September of 2009 and attended 67% of the meetings on a full-year basis. With respect to the twelve directors who served as of the date of the 2009 annual meeting, ten directors attended the annual meeting. (One director was absent and one director did not seek re-election.)

Policy on Recoupment of Executive Bonuses in the Event of Certain Restatements
The Board has a policy requiring the recoupment of bonuses paid to Named Executive Officers upon certain financial restatements. Under the policy, which is posted on our website at www.kodak.com/go/governance, the Company will require reimbursement of a certain portion of any bonus paid to a Named Executive Officer when:
  The payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement;

  In the Board’s view, the officer engaged in fraud or misconduct that caused the need for the restatement; and

  A lower payment would have been made to the officer based upon the restated financial results.
In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual officer’s annual bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest.

Communications with Our Board
The Board maintains a process for our shareholders and other interested parties to communicate with the Board. Shareholders and interested parties who wish to communicate with the Board, the independent directors as a group, or an individual director, including the Presiding Director, may send an e-mail to our Presiding Director at presiding-director@kodak.com or may send a letter to our Presiding Director at P.O. Box 92708, Rochester, NY 14650. Communications sent by e-mail will be delivered simultaneously to Kodak’s Presiding Director and Secretary. Our Secretary will review communications sent by mail, and if they are relevant to, and consistent with, Kodak’s operations, policies and philosophies, they will be forwarded to the Presiding Director. By way of example, communications that are unduly hostile, threatening, illegal or similarly inappropriate will not be forwarded to the Presiding Director. Our Secretary will periodically provide the Board with a summary of all communications received that were not forwarded to the Presiding Director and will make those communications available to any director upon request. The Presiding Director will determine whether any communication sent to the full Board should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted. If a response is warranted, the Presiding Director may choose to coordinate the content and method of the response with our Secretary.

Consideration of Director Candidates
The Governance Committee will consider for nomination as director of the Company candidates recommended by its members, other Board members, management, shareholders and the search firms it retains.

Shareholders wishing to recommend candidates for consideration by the Governance Committee may do so by providing the following information, in writing, to the Governance Committee, c/o Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0218: 1) the name, address and telephone number of the shareholder making the request; 2) the number of shares of the Company owned, and, if such person is not a shareholder of record or if such shares are held by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; 3) the full name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; 4) a signed acknowledgement by the individual being recommended that he or she has consented to: a) serve as director if elected and b) the Company undertaking an inquiry into that individual’s background, experience and qualifications; 5) the disclosure of any relationship of the individual being recommended with the Company or any subsidiaries or affiliates, whether direct or indirect; and 6) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder). Our Board may change the process by which shareholders may recommend director candidates to the Governance Committee. Please refer to the Company’s website at www.kodak.com/go/directors for any changes to this process. The Governance Committee will consider candidates recommended by shareholders on the same basis as candidates identified through other means.

Director Qualification Standards
When reviewing a potential candidate for the Board, the Governance Committee looks to whether the candidate possesses the necessary qualifications to serve as a director. To assist it in these determinations, the Governance Committee has adopted “Director Qualification Standards.” The Director Qualification Standards are attached as Exhibit IV to this Proxy Statement and can also be accessed at www.kodak.com/go/directors. These standards specify the minimum qualifications that a nominee must possess in order to be considered for election as a director. If a candidate possesses these minimum qualifications, the Governance Committee, in accordance with the Director Selection Process described in the next section, will then consider the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.

Although the Governance Committee does not have a formal policy as to the consideration of diversity in the selection of candidates, diversity is listed as a factor to be considered among all of the Director Qualification Standards.

Director Selection Process
As provided in the Company’s Corporate Governance Guidelines, the Governance Committee seeks to create a multi-disciplinary and cohesive Board that, as a whole, is strong in both its knowledge and experience. When identifying, screening and recommending new candidates to the Board for membership, the Governance Committee follows the procedures outlined in its “Director Selection Process.” The Director Selection Process is attached as Exhibit V to this Proxy Statement and can also be accessed at www.kodak.com/go/directors. The Governance Committee generally uses the services of a third-party executive search firm when identifying and evaluating possible nominees for director.

Board Goals
Our Board has a formal process for annually establishing and prioritizing its goals. The Board believes that adopting annual goals enhances its ability to measure its performance and improves its focus on the Company’s long-term strategic issues. The Board’s goals are aligned with the Company’s operational and strategic imperatives.

Under the process approved by the Board, each year the Governance Committee submits to the Board a proposed list of Board goals for the following year. At its first meeting of the year, the Board finalizes its goals for the year based on the Governance Committee’s recommendations. Once the goals are established by the Board, the Governance Committee is responsible for tracking the Board’s performance against its goals and routinely reporting these results to the Board. Performance against the goals is assessed as part of the Board’s annual evaluation process.

Strategic Role of Board
The Board plays a key role in developing, reviewing and overseeing the Company’s business strategy. Each year, the Board devotes an extended meeting to an update from management regarding the strategic issues and opportunities facing the Company and its businesses. In addition, the Board throughout the year reviews the Company’s strategic plan and receives briefings and reports on critical aspects of its implementation. These include business unit performance and strategy reviews, product category reviews and presentations regarding research and development initiatives and the Company’s intellectual property portfolio.

Succession Planning
The entire Board reviews the Company’s succession plans for its CEO and other key senior management positions and oversees the Company’s activities in the areas of leadership and executive development. To assist the Board, management provides regular updates on succession planning to ensure that it is a continuous and ongoing effort.

Majority Voting for Directors
In February 2009, the Board amended the Company’s By-laws, as a result of a change in New Jersey law, providing for majority voting in uncontested director elections. Previously, the Company had a policy providing for the election of directors by majority vote in uncontested elections. The change in New Jersey law allowed the Company to implement majority voting of directors in uncontested elections via a bylaw amendment.

Along with the by-law amendment, the Board also amended the Company’s Majority Vote Policy to address the so-called “holdover” rule of New Jersey law. Under this rule, a director who fails to receive the required votes for reelection remains in office until his or her resignation or removal.

The amended Majority Vote Policy requires a director nominee, in connection with his or her nomination to the Board, to submit a resignation letter in which the director nominee irrevocably elects to resign if he or she fails to receive the required majority vote in the next election and the Board accepts the resignation. The policy requires the Board to nominate for election or reelection as director only those candidates who agree to execute such a letter upon his or her nomination. A copy of the amended Majority Vote Policy can be found on the Company’s corporate governance website at www.kodak.com/go/directors.

If a director nominee fails to receive a majority vote in an uncontested election, the amended Majority Vote Policy provides that the Governance Committee will consider the resignation letter and recommend to the Board whether to accept it. The Governance Committee, in making its recommendation to the Board, and the Board, in reaching its decision, may under the policy consider relevant factors, including any stated reason why shareholders voted against the election of the director, the director’s qualifications, the director’s past and expected future contributions to the Company, the overall composition of the Board and whether accepting the resignation letter would cause the Company to fail to meet any applicable rule, such as the NYSE’s Listing Standards.

The policy provides that the Board will act on the Governance Committee’s recommendation and publicly disclose its decision whether to accept the director’s letter of resignation within 90 days following the certification of the shareholder vote. If the letter of resignation is not accepted by the Board within this 90-day period, the resignation will not be effective until the next annual meeting.

All of the director nominees standing for election at the Annual Meeting have submitted an irrevocable letter of resignation as a condition of being renominated to the Board as called for under the amended Majority Vote Policy.

Risk Management
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives, including strategic objectives, to improve long-term performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company's business strategy necessarily entails a determination of what constitutes an appropriate level of risk for the Company. The full Board also participates in an annual enterprise risk assessment which is led by the Company's Chief Compliance Officer. In this process, risk is assessed throughout the Company, focusing on four primary categories of risk: strategic, operational, legal/compliance and financial reporting. In 2009, the Board received a report on the results of the Company's enterprise risk assessment.

While the Board has assumed oversight responsibility for the Company's risk management process, the Board has delegated to its Committees responsibility for the oversight of the Company’s risk management in specific risk areas. For example:
  The Audit Committee oversees the Company’s financial reporting (including internal controls) and compliance risk management.

  The Executive Compensation and Development Committee oversees risk management relating to the Company's executive compensation programs and awards.

  The Finance Committee oversees risk management relating to the Company’s capital structure and insurance program.

  The Governance Committee oversees risk management relating to the Company’s health, safety and environmental risk management program.
In 2009, the Compensation Committee reviewed a report from management on an assessment of risks relating to the Company’s compensation programs and awards. The assessment concluded, and the Compensation Committee agreed, that such programs and awards do not present any material adverse risks to the Company.

DIRECTOR COMPENSATION

Introduction
Our directors are compensated through a combination of cash retainers and equity-based incentives. Consistent with the Board’s Director Compensation Principles, a substantial portion of director compensation is linked to our stock performance. In addition, directors can elect to receive their entire Board remuneration in equity-based compensation. Kodak does not pay management directors for Board service in addition to their regular employee compensation.

Director Compensation Principles
The Board has adopted the following Director Compensation Principles, which are aligned with the Company’s executive compensation principles:
  Pay should represent a moderately important element of Kodak’s director value proposition.

  Pay levels should generally target near the market median, and pay mix should be consistent with market considerations.

  Pay levels should be differentiated based on the time demands on directors’ roles, and the Board will ensure regular rotation of certain of these roles.

  The program design should ensure that rewards are tied to the successful performance of our common stock, and the mix of pay should allow flexibility and Board diversity.

  To the extent practicable, Kodak’s Director Compensation Principles should parallel the principles of the Company’s executive compensation program.
Review
The Governance Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any changes to the Board’s compensation program. The Board reviews the Governance Committee’s recommendation and determines the amount of director compensation.

The Governance Committee last completed a review of the Board’s compensation program in 2007. In connection with this review, the Governance Committee retained Pearl Meyer & Partners, independent compensation consultant, to competitively assess our director compensation relative to market trends and comparable peer companies.

Director Compensation Program
The annual cash and equity components of the Company’s director compensation program are now as follows:

	Cash(1)		Equity(2)
		Chair/Presiding
	Board Retainer	Director Retainer	Restricted Stock	Stock Options
	(3)	(4)	(5)	(6)	Total
Director	$70,000	—	$70,000	$70,000	$210,000
Presiding Director(7)	70,000	$100,000	70,000	70,000	310,000
Audit Committee Chair	70,000	20,000	70,000	70,000	230,000
Compensation Committee Chair	70,000	10,000	70,000	70,000	220,000
Finance Committee Chair	70,000	10,000	70,000	70,000	220,000
Governance Committee Chair	70,000	10,000	70,000	70,000	220,000

(1)	For the cash portion of the directors’ retainers, payment is made twice a year. In 2009, the Board decided to reduce the second cash retainer payment for 2009 by 10% for the Board Retainer and the Chair/Presiding Director Retainer in recognition of the challenging economic environment and its impact on the Company and to align with the salary reductions taken by management as discussed on page 47 of this Proxy Statement. This reduction in the directors’ cash compensation is reflected in the Director Compensation Table below.

(2)	The methodology used to convert the dollar-denominated value of equity awards to the actual quantities of Restricted Stock is the same as that used for management and is discussed on pages 57 – 58 of this Proxy Statement.

(3)	Directors can elect to have their cash Board retainer paid in stock or deferred into the Directors’ Deferred Compensation Plan.

(4)	The Committee Chairs and the Presiding Director may elect to have their retainers paid in stock or deferred into the Directors’ Deferred Compensation Plan.

(5)	The restricted shares vest on the first anniversary of the date of grant. Directors who discontinue serving on the Board prior to vesting forfeit their restricted shares, unless their cessation of service is due to retirement, approved reason or death, in which case the restrictions on the shares lapse on the date of the director’s cessation of service. Directors may elect to defer their restricted shares into the Directors’ Deferred Compensation Plan.

(6)	In 2009, the total number of stock options was held consistent with that of 2008. The exercise price of the options is the mean between the high and low price of our common stock on the date of grant. The options become exercisable on the first anniversary of the date of grant and expire seven years after grant. Directors who discontinue serving on the Board prior to vesting forfeit their unvested options, unless their cessation of service is due to retirement, approved reason or death. In the case of retirement and cessation for approved reason, the options continue to vest per their terms and remain exercisable for the remainder of the options’ full term. In the case of death, the options fully vest upon death and remain exercisable by the director’s estate for the remainder of the options’ full term.

(7)	Currently, our Presiding Director also serves as the Chair of the Compensation Committee and therefore receives an additional retainer as Chair of that Committee.

Director Share Ownership Requirements
A director is not permitted to exercise any stock options or sell any restricted shares granted to him or her by the Company unless and until the director owns shares of stock in the Company (either outright or through phantom stock units in the Directors’ Deferred Compensation Plan) that have a value equal to at least five times the then maximum amount of the annual retainer which may be taken in cash by the director (currently, this amount is $350,000).

Director Compensation Table
In 2009, we provided the following compensation to our directors who are not employees:

				Non-qualified
				Deferred
	Fees Earned or			Compensation	All Other
	Paid In Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)
Name	(1)	(2)	(3)	(4)	(5)
Richard S. Braddock	$171,000	$75,348	$38,178	$0	$325	$284,851
Herald Y. Chen	15,750	75,348	38,178	0	970	130,246
Adam H. Clammer	15,750	75,348	38,178	0	970	130,246
Timothy M. Donahue	76,000	75,348	38,178	0	0	189,526
Michael J. Hawley	66,500	75,348	38,178	0	0	180,026
William H. Hernandez	76,500	75,348	38,178	0	0	190,026
Douglas R. Lebda	66,500	75,348	38,178	0	25	180,051
Debra L. Lee	66,500	75,348	38,178	0	40	180,066
Delano E. Lewis	66,500	75,348	38,178	0	50	180,076
William G. Parrett	75,500	75,348	38,178	0	123	189,149
Joel Seligman	31,500	75,348	38,178	0	1,230	146,256
Dennis F. Strigl	66,500	75,348	38,178	0	0	180,026
Laura D’Andrea Tyson	71,000	75,348	38,178	0	0	185,384

(1)	This column reports the director, chair and Presiding Director cash retainers earned in 2009. The following table reports the cash portion of the annual retainer that was deferred by a director into his deferred stock account under the Directors’ Deferred Compensation Plan and the amount of phantom stock units that were credited to the director as a result of that deferral.

	Deferred	Phantom
Name	Amount	Stock Units
Douglas R. Lebda	$66,500	15,716

(2)	This column reports the aggregate grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, with respect to the 2009 fiscal year for Restricted Stock awards granted in 2009.

The following table reports the outstanding stock awards held by each of the non-employee directors at the end of fiscal year 2009:

Aggregate Stock Awards Outstanding at Fiscal Year End

Name	Unvested	Vested
Richard S. Braddock	16,670	11,670
Herald Y. Chen	16,670	0
Adam H. Clammer	16,670	0
Timothy M. Donahue	16,670	11,670
Michael J. Hawley	16,670	11,670
William H. Hernandez	16,670	11,670
Douglas R. Lebda	16,670	7,170
Debra L. Lee	16,670	11,670
Delano E. Lewis	16,670	11,670
William G. Parrett	16,670	7,170
Joel Seligman	16,670	0
Dennis F. Strigl	16,670	4,600
Laura D’Andrea Tyson	16,670	11,670

(3)	The 2009 stock option award was issued at a grant price of $4.52. The closing price of the stock as of December 31, 2009 was $4.22. Therefore, the intrinsic value of these stock options on December 31, 2009 was zero. This column represents the grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, for all stock option awards granted. The assumptions used to calculate the values of the awards are the same as those used for our stock-based compensation disclosure in Note 20 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 22, 2010. The following table includes the assumptions used to calculate the grant date fair values of stock options granted in 2009:

	Risk-Free	Expected Option	Expected	Expected Dividend
Grant Date	Interest Rate (%)	Life (Years)	Volatility (%)	Yield (%)
December 7, 2009	2.69	6	45.34	0

The following table reports the outstanding Stock Option awards held by each of the non-employee directors at the end of fiscal year 2009:

Aggregate Stock Options Outstanding at Fiscal Year End

Name	Unvested	Vested
Richard S. Braddock	18,180	40,300
Herald Y. Chen	18,180	0
Adam H. Clammer	18,180	0
Timothy M. Donahue	18,180	40,300
Michael J. Hawley	18,180	32,300
William H. Hernandez	18,180	34,300
Douglas R. Lebda	18,180	27,800
Debra L. Lee	18,180	40,300
Delano E. Lewis	18,180	40,300
William G. Parrett	18,180	27,800
Joel Seligman	18,180	0
Dennis F. Strigl	18,180	18,180
Laura D’Andrea Tyson	18,180	40,300

(4)	No above-market interest was earned under the Directors’ Deferred Compensation Plan in 2009.

(5)	The amounts in this column include the following perquisites and other benefits provided to directors in 2009: For Mr. Braddock, the amount includes $270 for transportation and $55 for samples of Company products and services. For Mr. Chen and Mr. Clammer, the amount includes $970 each for samples of Company products and services. For Mr. Lebda, the amount includes $25 for samples of Company products and services. For Ms. Lee, the amount includes $40 for samples of Company products and services. For Mr. Lewis, the amount includes $50 for samples of Company products and services. For Mr. Parrett, the amount includes $123 for samples of Company products and services. For Mr. Seligman, the amount includes $1,230 for samples of Company products and services.

Deferred Compensation
Non-employee directors may defer some or all of their Board retainer, chair retainer, Presiding Director retainer and Restricted Stock award into the Directors’ Deferred Compensation Plan. The plan has two investment options: an interest-bearing account that pays interest at the prime rate and a Kodak phantom stock account. The value of the Kodak phantom stock account reflects changes in the market price of the common stock and dividends paid. Five directors deferred compensation in 2009. In the event of a Change in Control, the amounts in the phantom accounts will generally be paid in a single cash payment. The plan’s benefits are neither funded nor secured.

Other Benefits
The Company reimburses its directors for travel expenses incurred in connection with attending Board, Committee and shareholder meetings and other Board business events, and provides Company transportation to the directors (including use of Company aircraft) to attend such meetings and events. To encourage our directors to experience and familiarize themselves with our products and services, we occasionally provide them samples of the Company’s products and services.

Charitable Award Program
This program, which was closed to new participants effective January 1, 1997, provides for a contribution by the Company of up to a total of $1 million following a director’s death, to be shared by a maximum of four charitable institutions recommended by the director. The individual directors derive no financial benefits from this program. It is funded by self-insurance and joint life insurance policies purchased by the Company. Mr. Braddock is the only current director who continues to participate in the program.

BENEFICIAL OWNERSHIP

BENEFICIAL SECURITY OWNERSHIP OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK
As of March 8, 2010, based on Schedule 13G/A and Schedule 13D filings, the Company was aware of the following beneficial owners of more than 5% of its common stock:

			Percentage of
	Number of Common Shares		Company’s Common
Shareholder’s Name and Address	Beneficially Owned		Shares Beneficially Owned
Legg Mason Capital Management, Inc.	55,783,199	(1)	20.80%
LMM LLC
100 International Drive
Baltimore, MD 21202
KKR Fund Holdings L.P. (2)	40,000,000	(3)	13.00%
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
Black Rock, Inc.
40 East 52nd Street	17,162,071		6.40%
New York, NY 10022
The Vanguard Group, Inc.
100 Vanguard Blvd.	14,117,110	(4)	5.26%
Malvern, PA 19355

(1)	As set forth in Amendment No. 8 of Shareholder’s Schedule 13G/A, as of December 31, 2009, filed on February 23, 2010, the following entities were listed as having shared voting and dispositive power with respect to all shares as follows:

	Number of Shares with Shared Voting
Name	and Dispositive Power		Percent of Class Represented
Legg Mason Capital Management, Inc.	38,134,499	*	14.22%
LMM LLC	17,648,700	**	6.58%

*	Includes 18,300,900 shares, representing 6.82% of total shares outstanding, owned by Legg Mason Value Trust, Inc., a Legg Mason Capital Management managed fund.

**	Includes 17,400,000 shares, representing 6.49% of total shares outstanding, owned by Legg Mason Opportunity Trust, a LLM managed fund.

(2)	On September 29, 2009, the Company issued $300,000,000 aggregate principal amount of senior secured notes and warrants to purchase an aggregate of 40,000,000 shares of Kodak common stock (the “Kodak Warrants”) to KKR Jet Stream (Cayman) Limited, KKR Jet Stream LLC, 8 North America Investor (Cayman) Limited and OPERF Co-Investment LLC for an aggregate amount of $288,000,000. The Kodak Warrants are exercisable at any time after September 29, 2009 at a per share exercise price equal to $5.50 (which amount may be paid in cash or by a built-in cashless exercise mechanism). The Kodak Warrants expire on September 29, 2017. A holder of the Kodak Warrants is not permitted to transfer them or the shares issued upon the exercise of any of the Kodak Warrants prior to September 29, 2011, subject to certain exceptions. Ownership of the 40,000,000 Kodak Warrants is allocated as follows:

	Number of Warrants Exercisable for
Name	Common Shares	Percent of Class Represented
KKR Jet Stream LLC	37,297,084	12.20%
8 North America Investor (Cayman) Limited	2,008,472	0.70%
OPERF Co-Investment LLC	694,444	0.20%

(3)	As set forth in the Schedule 13D filed on September 29, 2009, the following entities may also be deemed to have or share beneficial ownership of the 40,000,000 shares of common stock underlying the Kodak Warrants that may be deemed beneficially owned by KKR Fund Holdings L.P.: KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited); KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.); KKR & Co. L.P. (as the sole shareholder of KKR Group Limited); KKR Management LLC (as the sole general partner of KKR & Co. L.P.); and Henry R. Kravis and George R. Roberts (as the designated members of KKR Management LLC).

(4)	Includes 616,281 shares, representing 0.23% of total shares outstanding, owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, Inc.

BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND SECTION 16 EXECUTIVE OFFICERS

			Percentage of
	Number of Common Shares		Company’s Common
Directors, Nominees	Beneficially Owned on		Shares Beneficially
and Section 16 Executive Officers	March 1, 2010		Owned
Robert L. Berman	257,544	(b) (c)	*
Richard S. Braddock	182,565	(a) (b)	*
Herald Y. Chen	16,670	(b)	*
Adam H. Clammer	16,670	(a)	*
Timothy M. Donahue	74,366	(a) (b)	*
Philip J. Faraci	411,048	(b)	*
Joyce P. Haag	203,754	(b)	*
Michael J. Hawley	60,753	(a) (b)	*
Mary Jane Hellyar	294,406	(b)	*
William H. Hernandez	38,370	(a) (b)	*
Douglas R. Lebda	30,773	(a) (b)	*
Debra L. Lee	50,058	(a) (b)	*
Delano E. Lewis	65,840	(a) (b)	*
William G. Parrett	32,773	(a) (b) (d)	*
Antonio M. Perez	2,097,714	(b) (c)	*
Joel Seligman	19,034	(b)	*
Frank S. Sklarsky	297,937	(b)	*
Dennis F. Strigl	41,550	(b)	*
Laura D’Andrea Tyson	47,839	(a) (b)	*
All Directors, Nominees and Section 16 Executive Officers as a Group (22), including the above	4,414,218	(b) (e)	1.62%

*Represents holdings of less than 1% of the Company’s total common shares that are beneficially owned.

The above table reports beneficial ownership of the Company’s common stock in accordance with the applicable SEC rules. All Company securities over which the director nominees and Section 16 Executive Officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The figures above include shares held for the account of the above persons in the Kodak Employees’ Stock Ownership Plan, and the interests of the above persons in the Kodak Stock Fund of the Eastman Kodak Employees’ Savings and Investment Plan, stated in terms of Kodak shares.

(a)	The amounts listed for each non-employee director do not include stock units representing fees that non-employee directors have elected to defer under the Directors’ Deferred Compensation Plan because stock units under the Directors’ Deferred Compensation Plan do not carry voting rights and are not transferable. The combined number of stock units subject to deferred share awards, and in stock unit accounts of non-employee directors as of March 1, 2010 were as follows: Mr. Braddock: 7,194 shares; Mr. Clammer: 8,274 shares, Mr. Donahue: 7,702 shares; Dr. Hawley: 4,912 shares; Mr. Hernandez: 34,892 shares; Mr. Lebda: 49,592 shares; Ms. Lee: 31,093 shares; Mr. Lewis: 6,981 shares; Mr. Parrett: 21,270; and Dr. Tyson: 33,378 shares. Stock units are distributed in cash following a director’s departure.

(b)	The chart below includes the number of shares which may be acquired by exercise of stock options:

Name	Options
Robert L. Berman	233,596
Richard S. Braddock	40,300
Herald Y. Chen	0
Adam H. Clammer	0
Timothy M. Donahue	40,300
Philip J. Faraci	369,156
Joyce P. Haag	178,933
Michael J. Hawley	32,300
Mary Jane Hellyar	294,406
William H. Hernandez	34,300
Douglas R. Lebda	27,800
Debra L. Lee	40,300
Delano E. Lewis	40,300
William G. Parrett	27,800
Antonio M. Perez	1,906,594
Joel Seligman	0
Frank S. Sklarsky	242,512
Dennis F. Strigl	18,180
Laura D’Andrea Tyson	40,300
All Directors, Nominees and
Section 16 Executive Officers	3,722,580

(c)	Mr. Perez has 94,796 stock units and Mr. Berman has 3,476 stock units that they each elected to defer under the 2000 Long- Term Omnibus Plan. These stock units are not included in this table because they do not carry voting rights and may not be redeemed as shares of common stock within 6 months of Mr. Perez’s and Mr. Berman’s departures from the Company.

(d)	Mr. Parrett has 2,000 shares that have been pledged as security.

(e)	Each individual Section 16 Executive Officer and director listed beneficially owned less than 1% of the outstanding shares of the Company’s common stock. As a group, all Section 16 Executive Officers and directors owned 1.6205% of the outstanding shares of the Company’s common stock.

Share Ownership Program
In order to closely align the interests of our executives with those of our shareholders, the Company strongly encourages executives to acquire a significant ownership stake in Company stock. Effective February 26, 2008, our share ownership program was revised to require our Section 16 Executive Officers to retain 100% of shares attributable to stock option exercises or the vesting or earn-out of full value shares (such as restricted shares or Leadership Stock) until they attain specified ownership levels, which are expressed as a multiple of base salary. The guidelines are further discussed on page 57 of this Proxy Statement in the Compensation Discussion and Analysis.

COMMITTEE REPORTS

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Company’s Board is composed solely of independent directors and operates under a written charter adopted by the Board, most recently amended on February 17, 2004. The Committee reviews and approves the charter annually. A copy of the Audit Committee’s charter can be found on our website at www.kodak.com/go/committees.

Management is responsible for the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm (independent accountants), PricewaterhouseCoopers LLP (PwC), is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report of the results. As outlined in its charter, the Audit Committee is responsible for overseeing these processes.

During 2009, the Audit Committee met and held discussions with management and the independent accountants on a regular basis. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent accountants.

The Audit Committee met and discussed with the Corporate Controller and Assistant Controller the Company’s significant accounting matters, key fluctuations in the Company’s financial statements and the quality of the Company’s earnings reports.

The Audit Committee discussed with the independent accountants the matters specified by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as amended, as adopted by the PCAOB in Rule 3200T. The independent accountants provided to the Audit Committee the written disclosures required by the PCAOB in Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the independent accountants their independence.

The Audit Committee discussed with the Company’s internal auditors and independent accountants the plans for their audits. The Audit Committee met with the internal auditors and independent accountants, with and without management present. The internal auditors and independent accountants discussed with or provided to the Audit Committee the results of their examinations, their evaluations of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, and the quality of the Company’s financial reporting.

With reliance on these reviews, discussions and reports, the Audit Committee recommended that the Board approve the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Board accepted the Audit Committee’s recommendations. The following fees were approved by the Audit Committee and were paid to PwC for services rendered in 2009 and 2008:

(in millions)	2009	2008
Audit Fees	$10.6	$13.0
Audit-Related Fees	0.5	0.5
Tax Fees	0.7	1.0
All Other Fees	0.0	0.0
Total	$11.8	$14.5

The audit fees related primarily to the annual audit of the Company’s consolidated financial statements (including Section 404 internal control assessment under the Sarbanes-Oxley Act of 2002) included in the Company’s Annual Report on Form 10-K, quarterly reviews of interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q, statutory audits of certain of the Company’s subsidiaries, and services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

The audit-related fees for 2009 and 2008 related primarily to audits of certain benefit plans of the Company.

Tax fees in 2009 consisted of $0.6 million for tax compliance services and $0.1 million for tax planning and advice. Tax fees in 2008 consisted of $0.9 million for tax compliance services and $0.1 million for tax planning and advice.

The Audit Committee appointed PwC as the Company’s independent accountants. In addition, the Audit Committee approved the scope of non-audit services anticipated to be performed by PwC in 2010 and the estimated budget for those services. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, a copy of which is attached to this Proxy Statement as Exhibit VI.

William G. Parrett, Chair	Dated: February 22, 2010
Richard S. Braddock
Debra L. Lee
Delano E. Lewis
Joel Seligman
Dennis F. Strigl

REPORT OF THE CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE

Introduction
The Company has long practiced and led in developing and implementing good corporate governance. The Governance Committee of the Board is primarily responsible for overseeing the Company’s governance practices, with the intent of seeking to maintain “best practices” in the area of corporate governance.

The Governance Committee continually considers ways to improve the Company’s corporate governance practices, by periodically reviewing the Board’s governance policies and procedures to ensure that they are aligned with best practices and applicable statutory and regulatory requirements. This report, an annual voluntary governance practice that the Governance Committee began in 2003, highlights the Committee’s activities during the past year.

Governance Committee Composition
The Governance Committee is composed of six directors, each of whom meets the definition of independence set forth in the NYSE’s corporate governance listing standards. During 2009, the Governance Committee met seven times and routinely reported its activities to the full Board. The Governance Committee acts pursuant to a written charter which can be accessed electronically in the “Corporate Governance” section at www.kodak.com/go/committees.

Governance Committee Responsibilities
The primary role of the Governance Committee is to: assess the independence of Board members; lead the annual evaluation of the Board and its committees; identify, assess and nominate candidates for Board membership; oversee the Company’s activities in the areas of environmental and social responsibility, charitable contributions, diversity and equal employment opportunity; and generally oversee the Company’s corporate governance structure. The Governance Committee monitors emerging issues and practices in the area of corporate governance and pursues those initiatives that it believes will enhance the Company’s governance practices and policies. In addition, the Governance Committee is responsible for, among other things: 1) administering the Board’s Director Selection Process; 2) developing the Board’s Director Qualification Standards; 3) implementing the Board’s director orientation and education programs; 4) overseeing and reviewing the Company’s Corporate Governance Guidelines and Director Independence Standards; and 5) recommending to the Board the compensation for directors. A complete description of the Governance Committee’s responsibilities can be found in its charter. A copy of the Board’s Director Selection Process and Director Qualification Standards can be found in the “Corporate Governance” section of www.kodak.com/go/directors. A copy of the Director Qualification Standards is also attached to this Proxy Statement as Exhibit IV.

Governance Initiatives
Described below are some of the significant governance actions that the Governance Committee took in 2009:

Director Search
The Governance Committee continued to spend a significant amount of its time considering candidates to serve as directors on the Board.

Based on the Governance Committee’s recommendation, Mr. Joel Seligman was elected to the Board on July 1, 2009. The Governance Committee engaged an external executive search firm to identify candidates and evaluate qualified independent candidates who met the Board’s target candidate profiles and its Director Qualification Standards. In accordance with the Board’s Director Selection Process, the Committee oversaw the process of nominating and electing Mr. Seligman to the Board.

Also based on the Governance Committee’s recommendation, Mr. Herald Chen and Mr. Adam Clammer were elected to the Board on September 25, 2009. Pursuant to a Note and Warrant Purchase Agreement with KKR Jet Stream (Cayman) Limited and Kohlberg Kravis Roberts & Co. L.P. (KKR) entered on September 16, 2009, KKR was entitled to nominate two directors to the Board. KKR nominated Mr. Chen and Mr. Clammer. The Governance Committee considered the nominations of Mr. Chen and Mr. Clammer in accordance with the Board Director Selection Process and Director Qualification Standards and thereafter recommended their election to the Board.

Majority Voting
As also disclosed in our 2009 Proxy Statement, in early 2009, the Governance Committee amended the Company’s By-laws to provide for majority voting in the election of directors in uncontested elections. The Governance Committee also amended its charter to reflect the majority vote policy.

Director Independence Standards
As also disclosed in our 2009 Proxy Statement, in early 2009, the Governance Committee amended the Company’s Director Independence Standards to be consistent with modifications to the NYSE independence standards. The Director Independence Standards are attached to this Proxy Statement as Exhibit III.

Corporate Governance Guidelines
The Governance Committee reviewed the Board’s Corporate Governance Guidelines and compared them to the requirements of the NYSE as well as best practices and current practices of the Company. The Governance Committee determined that the Guidelines were in line with the requirements of the NYSE. However, the Governance Committee proposed amendments to the Governance Guidelines to reflect actual practices of the Company concerning the CEO evaluation process and the process to be followed when our directors have an opportunity to serve on other public boards. Based on the recommendation of the Governance Committee, the Board adopted the amended Governance Guidelines. A copy of the amended Governance Guidelines is published on our website at www.kodak.com/go/directors.

Director Independence
The Governance Committee assessed each non-management director’s independence based upon the Board’s Director Independence Standards and those of the SEC and the NYSE and made recommendations to the full Board regarding each non-management director’s independence.

Annual Board Goals and Action Plan
With the Governance Committee’s assistance, the Board continued its practice of establishing annual Board goals and an action plan to meet those goals. A more detailed description of this process appears on pages 30 – 31 of this Proxy Statement. The Governance Committee tracked the Board’s performance against its goals and action plan and provided periodic reports to the Board on its progress.

Governance Committee Evaluation
The Governance Committee prepared and conducted an annual self-evaluation and discussed the results of this evaluation.

Diversity Advisory Panel’s Recommendations
The Governance Committee met with the Company’s Chief Diversity Officer to assess the Company’s progress with regard to diversity initiatives across the Company, including continued discussion on the recommendations of the Diversity Advisory Panel, a seven-member, blue-ribbon panel launched in 2001 to provide advice on the Company’s comprehensive diversity strategy and assess future diversity trends and the potential impact on Kodak.

Laura D’Andrea Tyson, Chair	Dated: February 22, 2010
Herald Y. Chen
Timothy M. Donahue
Michael J. Hawley
William H. Hernandez
Douglas R. Lebda

REPORT OF THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
The Executive Compensation and Development Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the SEC rules with the Company’s management.

Based on such review and discussions, the Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this Proxy Statement.

Richard S. Braddock, Chair	Dated: March 15, 2010
Herald Y. Chen
Michael J. Hawley
Douglas R. Lebda
Delano E. Lewis
William G. Parrett
Joel Seligman

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION
The Executive Compensation and Development Committee, to which we refer in this discussion as the Committee, has oversight responsibility for the Company’s executive compensation strategy. The Committee approves compensation objectives, plans, philosophy and forms of compensation for all executives, including our Named Executive Officers. In 2009, our Named Executive Officers included our:

1)	Chairman & Chief Executive Officer (CEO), Antonio M. Perez,

2)	Executive Vice President (EVP) and Chief Financial Officer (CFO), Frank S. Sklarsky,

3)	President and Chief Operating Officer (COO), Philip J. Faraci,

4)	Senior Vice President (SVP) and General Counsel (GC), Joyce P. Haag,

5)	SVP and Chief Human Resources Officer (CHRO), Robert L. Berman

Our Named Executive Officers for 2009 also included one former EVP, Mary Jane Hellyar. Decisions related to Ms. Hellyar are discussed on pages 56, 65 and 81 of this Proxy Statement.

Decisions surrounding the Company’s compensation strategy in 2009 are best understood in the context of the Company’s transformation to a digital company. We began our transformation in 2003 and, by the end of 2007, the Company had built a strong digital products and services portfolio and proceeded to deliver six quarters of digital revenue growth, including four consecutive quarters of double digit revenue growth from the third quarter of 2007 through the second quarter of 2008. During this timeframe, we also managed the decline in our traditional business in line with expectations.

As we entered the second half of 2008, the global recession broadened dramatically and began to negatively impact all of our businesses. The timing of the global downturn was especially significant given the importance of the fourth quarter to the Company’s revenue and profit. In response, the Company aggressively implemented necessary actions to align the businesses and their cost structures with external realities. Despite the economic downturn, we achieved most of our strategic business objectives in 2008, such as key product introductions, market share goals and effective cash management. We did not, however, achieve our key operational objectives, which had been established prior to the deteriorating economic conditions that occurred in the second half of the year. As a result, and consistent with our highly results-oriented compensation strategy, we did not provide an annual variable pay award for the 2008 performance year, and awards granted under our performance stock program were forfeited. In addition, no Named Executive Officer received an increase in base salary.

As we entered 2009, the economic recession continued, and the potential timing and magnitude of an economic recovery remained highly uncertain. Our 2009 business strategy and financial goals were developed to address the unprecedented economic conditions and the resulting difficulty in forecasting short-term business conditions. The following table sets forth a summary of our strategies and goals for 2009:

2009 Business Strategy	2009 Performance Metrics
Maintain a solid cash position and strong balance sheet	Cash Generation before Dividends
Realign our portfolio given economic realities:	and Restructuring
  Focus investments on businesses that are at the core of our strategy, where we have breakthrough technologies and where market opportunities exist for sustainable profitable growth.
  Manage our stable and sustainable businesses, where we have strong market positions, so as to optimize cash flow.
Total Segment Earnings from Operations
Transform certain businesses to improve profitability, by managing product mix, increasing annuities and aligning cost structure with revenue projections.

The 2009 metrics were selected to tie directly to our 2009 business strategy. We selected Cash Generation before Dividends and Restructuring due to the importance of cash in the existing economic environment. We excluded restructuring payments from this measure of cash to ensure that management was not disincented from taking appropriate cost reduction actions. Total Segment Earnings from Operations was selected to focus management on gross margin, business transformation actions and cost structure improvements. In addition, earnings from operations performance is a key component of cash generation.

The Committee also recognized the priority of retaining and motivating our executive team that successfully led the Company’s digital transformation and remains critical to driving our future strategy.

To support our business strategy, and in the context of the economic uncertainty, we focused our compensation strategy on:

•	Ensuring a strong link between realized compensation and the achievement of our key operational and strategic objectives, as discussed above.

•	Enhancing the retentive power of our overall compensation system and fostering strong economic alignment between our executives and our shareholders. This included:

	-	Amending the Company’s employment agreement with our Chairman and Chief Executive Officer, Antonio M. Perez, to reinforce the mutual intent for Mr. Perez to lead the Company in his current position through at least December 31, 2013. Under the amendment, Mr. Perez’s target annual cash and long-term incentive compensation remained unchanged. He received stock option and performance-based equity compensation incentives that will fully vest at the end of 2013. The incentives align compensation with shareholders’ interests by tying value to changes in share price, achievement of operational performance goals and continued employment. After Mr. Perez reaches the age of 65 in 2010, he no longer will receive additional deemed service in his pension benefits. Further, he waived the right to receive any tax gross-up payments and to receive severance benefits following a change in control of the Company unless he is involuntarily terminated without cause or voluntarily terminates with good reason. For a full discussion of Mr. Perez’s amended agreement, see pages 53 – 54 and 64 of this Proxy Statement.

	-	Increasing the unvested equity holdings of our executives by accelerating the issuance of the 2010 annual equity grant by approximately one calendar quarter, extending the vesting requirements associated with the grant by one year and delivering the award opportunity in the form of RSUs. The Committee selected RSUs for this award to enhance the retentive value of the overall compensation program in light of the impaired value of our equity compensation for executives as discussed on pages 53 – 54 of this Proxy Statement. Details regarding this action are on pages 52 – 53 of this Proxy Statement.

Despite the unprecedented economic conditions in 2009, the Company delivered favorable operational and strategic results including:

•	Positive cash generation before restructuring and dividends (which were not paid in 2009) of $45 million;

•	Total segment earnings from operations of $139 million (which was in the upper half of our guidance to investors); and

•	Completion of $700 million in financing transactions designed to strengthen our financial position, thereby providing greater financial flexibility to weather the economic downturn, confidently continue to invest in our core growth opportunities and establish a manageable debt burden in the years ahead.

•	Achievement of key objectives in our core investment areas:

	-	Consumer Inkjet – We gained market share in 2009 and delivered a significant revenue increase in consumer inkjet printer hardware and ink vs. 2008, outpacing the market. We doubled our installed base of consumer inkjet printers while maintaining our price premium.

	-	Commercial Inkjet – We delivered on all commercialization objectives to launch our Stream inkjet technology under the KODAK PROSPER brand enabling the sale of PROSPER S-10 imprinting systems in 2009. Customer commitments continue to grow in anticipation of delivery of the PROSPER presses beginning in 2010.

•	Achievement of goals that we set for our intellectual property program by reaching several mutually beneficial arrangements with leading technology companies which were in line with the three key objectives of our intellectual property licensing program: achieving design freedom, gaining access to new markets and partnerships and continued generation of cash and income.

COMPENSATION PHILOSOPHY AND PROGRAM
Our overall compensation philosophy focuses on attracting, retaining and motivating world-class executive talent critical to the success of the Company’s business goals. Our objective is to leverage all elements of market competitive total compensation to drive profitable growth and shareholder value consistent with our Company values. We design our plans to be highly results-based to drive appropriate rewards for outstanding results.

Our executive compensation program consists of the following material elements: 1) base salary; 2) annual variable pay; 3) long-term equity incentives; and 4) benefits, which include retirement, termination and change in control arrangements. Our Named Executive Officers are also eligible to participate in a limited set of perquisites and the benefit plans and programs that are generally available to our employees.

The Committee regularly reviews the Company’s executive compensation principles, which provide a framework for the Company’s executive compensation programs. In 2009, the Committee added the following principle:
  Compensation programs are designed and administered to appropriately balance risk taking with the achievement of objectives in the interest of shareholders.

While this was not a new objective, the Committee determined that it is appropriate to specifically articulate the manner in which it has operated, and will continue to operate, in its ongoing oversight of executive compensation plan design and administration. The Committee also reaffirmed the following existing principles:
  Aggregate total direct compensation, consisting of base salary, annual variable pay and long-term equity incentives, should be at a competitive median level while maintaining flexibility to selectively target compensation for key positions at the 75th percentile.

  A significant portion of each executive’s compensation should be variable, with a positive correlation between the degree of variable compensation and the level of the executive’s responsibility. In other words, the senior-most executives, who are the most responsible to shareholders, are held most accountable to changes in shareholder value and achievement of critical performance goals.

  Interests of executives should be aligned with those of the Company’s shareholders by providing long-term equity incentives and encouraging executives to acquire and maintain a requisite level of stock ownership.

  Compensation should be linked to key operational and strategic metrics of the Company’s business plan, along with behavioral expectations.

  Compensation program design should ensure high standards of excellence and consider best practices.
The Committee also reviewed the primary basis for individual differentiation of executive compensation and reaffirmed the manner in which base salaries and annual variable pay is differentiated among our executives. The elements of differentiation are:
  Base salaries – internal and external relative responsibility and experience;

  Annual variable pay – Company performance, unit level performance (where applicable) and individual performance; and

  Long-term equity incentives – Company performance and relative responsibility.
2009 Executive Compensation Decisions
The Committee made the following decisions impacting 2009 compensation, which are described and referred to within this discussion as the “2009 Awards.”

2009 Executive Compensation Decision Timeline
Committee Meeting	Compensation Determination
December 2008	2009 Stock Option Award (December 2008 Committee grant date)
2009 January Leadership Stock allocation (performance stock unit plan)
2009 January RSU Award
February 2009	2009 Base Salary consideration
2009 Annual Variable Pay (Executive Compensation for Excellence and Leadership (EXCEL)) target opportunity
April 2009	2009 Named Executive Officer Base Salary reduction action for remainder of 2009
September 2009	2010 Long-Term Equity Awards
Amendment to Mr. Perez’s employment agreement
February 2010	2009 EXCEL Award Certification and Named Executive Officer Awards
2009 Leadership Stock Certification and Named Executive Officer Awards

DETERMINING EXECUTIVE TOTAL DIRECT COMPENSATION
The Committee oversees the Company’s executive compensation strategy and reviews and approves the compensation of our Named Executive Officers. Typically, the Committee reviews the total compensation of each Named Executive Officer against market data for base salary, target total cash and total long-term incentive opportunity on an annual basis. In preparation for the Committee’s review in 2009, the Committee recognized that 2009 market data was not likely to provide reliable market trend information because of the unusual economic situation and the time lag in the reporting of actual practice as reflected in available data. As such, the Committee did not request that its independent consultant conduct an updated analysis of market compensation rates in 2009, nor did it request the independent consultant to update or present any compensation surveys to the Committee in 2009. In making this decision, the Committee sought the advice and input of its independent consultant, who agreed that the path forward was reasonable given the unusual economic environment.

As described further in the section on Elements of Total Direct Compensation beginning on page 46 of this Proxy Statement, the Committee did not rely on market data in 2009 but, rather, focused on the need to manage costs in its base salary and target variable opportunity decisions. In making dollar-denominated equity decisions, the Committee primarily focused on the retentive value of unvested equity holdings and shareholder alignment objectives, as well as grant guidelines set for each executive in prior years.

In approaching 2009 compensation decisions, management gathered and analyzed data and provided a recommendation, with supporting rationale, for dialog with the Committee. Management provided a recommendation for each Named Executive Officer, with the exception of our CEO. In the case of our CEO, the independent consultant gathered and analyzed data and discussed a recommendation with the Committee Chair. The Committee took these recommendations into consideration and exercised its judgment in making decisions. For additional information regarding the role of the independent consultant, see pages 27 – 28 of this Proxy Statement.

Factors Considered by the Committee to Determine Level and Mix of Target Total Direct Compensation
The Committee considers a broad range of facts and circumstances when determining levels of executive compensation, including: 1) market competitiveness; 2) experience relative to typical market peers; 3) the importance of the position in the Company relative to other senior management positions; 4) sustained individual performance; 5) readiness for promotion to a higher level and/or role in the Company’s senior management succession plans; and 6) retention of critical talent. The significance of any individual factor will vary from year-to-year and may vary among Named Executive Officers.

The Committee does not have a pre-defined target for each element of total direct compensation as a portion of the whole. In approaching specific salary, target annual incentive and equity decisions for 2009, the Committee determined it would hold target total direct compensation levels at 2008 levels. The Committee decided to maintain the 2008 target mix of total direct compensation for our Named Executive Officers because, in the Committee’s view, it resulted in a well balanced mix of fixed versus variable pay and cash versus equity compensation. Decisions for each element of total direct compensation are described more fully below in the section on Elements of Total Direct Compensation.

In general, the Committee does not consider awards granted or earned under plans in past years when setting annual target total direct compensation levels of our Named Executive Officers. The Committee does, however, consider equity awards granted in past years in the evaluation of the retentive value of the Company’s long-term equity incentive plans and the timing, mix and vesting of long-term equity incentives as further described beginning on page 50 of this Proxy Statement.

2008 and 2009 Target Compensation Elements as a Percentage of Target Total Direct Compensation
The table below shows the mix of target total direct compensation for each of our Named Executive Officers for 2008 and 2009.

	Base Salary as a % of	Annual Variable Pay
	Target Total Direct	(EXCEL) at Target as	Long-Term Equity
Named Executive Officer	Compensation(1) (TDC)	a % of TDC	Incentive as a % of TDC
A.M. Perez, Chairman & CEO	13%	20%	67%
F.S. Sklarsky, EVP & CFO	23%	17%	60%
P.J. Faraci, President & COO	22%	19%	59%
J. P. Haag, SVP and GC	31%	20%	49%
R.L. Berman, SVP & CHRO	27%	18%	55%

(1)	Target total direct compensation = base salary + annual variable pay (EXCEL) opportunity at target + dollar-denominated value of target long-term equity.

The 2009 target compensation mix supports the Company’s compensation principles that: 1) a significant amount of pay should be variable, as demonstrated by the fact that 13% – 31% of target total direct compensation is delivered in base salary, and the remaining 69% – 87% is variable based on operational results and stock price performance; 2) realized compensation is significantly tied to performance against operating results and changes in shareholder value through our annual variable pay plan and our equity plans; 3) the economic interests of our executives are aligned with our shareholders, as demonstrated by the fact that 49% – 67% of our Named Executive Officer compensation is in the form of long-term equity incentives; and 4) the senior-most executives are held most accountable for overall performance, as demonstrated by the fact that the portion of target total direct compensation that is variable (EXCEL and long-term equity incentives) increases by level of responsibility.

The preceding table illustrates the target mix of compensation. Actual realized compensation, and the portion of the whole that each component represents, depend upon: 1) the delivered value on the grant date versus the dollar-denominated intended value, and 2) performance against variable pay and equity plans and stock price. Due to our dollar-denominated conversion methodology discussed further on pages 57 – 58 of this Proxy Statement, and the decline in share price, the portion of realized compensation that has been delivered in equity has been significantly below target levels over the last several years. This created a significant retention concern and resulted in a less than intended level of alignment between executive and shareholder interests.

Use of Tally Sheets
The Committee annually reviews all components of each Named Executive Officer’s compensation as presented in a set of Tally Sheets that are prepared by the Committee’s independent consultant. The Tally Sheets provide a comprehensive view of each Named Executive Officer’s compensation, broken down into three components:

1)	An estimate of projected annual compensation, including target total cash compensation, the total estimated value of annual long-term equity awards and the value of benefits and perquisites received by each Named Executive Officer;

2)	A comprehensive summary of the vested and unvested values of all outstanding equity awards held by each Named Executive Officer at current and assumed future stock prices; and

3)	A summary of the severance benefits potentially payable to each Named Executive Officer as of year-end under various termination scenarios.

The Tally Sheets provide the Committee with context for the decisions it makes in relation to total direct compensation. The Tally Sheets allow the Committee to holistically assess total direct compensation and the relationship of its various components to each other. The Tally Sheets also enable the Committee to determine the extent to which wealth creation exists through equity-based compensation and to assess the strength of retention power as a result of unvested value. The Tally Sheets may also influence the Committee’s views on a variety of other issues, such as changes to severance plans and employment agreements, special equity grants to promote retention or changes in long-term equity incentives.

Committee Discussion and Analysis of Retention Risks
From the 2008 Tally Sheets, the Committee found that the total outstanding equity held by our Named Executive Officers had little intrinsic (i.e. “in-the-money”) value and thereby did not sufficiently mitigate the retention risk for these executives, even in the event of significant stock price appreciation. The Committee considered this factor in making its equity grant mix decisions for 2009 in December 2008 and in its decision to accelerate the issuance, and extend the vesting requirements, of the 2010 equity grant as described further on pages 52 – 53 of this Proxy Statement.

From the 2009 Tally Sheets, the Committee concluded that the 2009 and accelerated 2010 grants meaningfully addressed the retention concern identified in 2008 by increasing the value of unvested equity to a level that was economically meaningful for each executive, thereby creating a stronger retentive influence and fostering alignment between management and shareholder interests as reflected in changes in share price. As a result, the Committee intends to return to a more typical equity approach in 2011, assuming business conditions warrant doing so.

Use of the CEO Evaluation Process
The Presiding Director and the Chair of the Compensation Committee, with support from Mr. Berman, our CHRO, lead the annual CEO evaluation process to assess the performance of our CEO. Each February, our CEO completes a written self-assessment of his performance against the business plan of record for the prior year. This written assessment is sent to the full Board for review. Later in the same month, the CHRO interviews each member of the Board to collect feedback against an established set of criteria, including reaction to our CEO self-assessment and the Company’s leadership imperatives, which are: 1) “Drives to Win;” 2) “Develops Leaders;” and 3) “Leads With Values.” The CHRO summarizes the input of each Board member for review with the Presiding Director and the Chair of the Committee. The Presiding Director and the Chair of the Committee discuss the summary with the Board and subsequently review the feedback with our CEO. Since the same director currently is both the Presiding Director and Chair of the Committee, the Chair of the Finance Committee of the Board served as co-leader of this process for 2009.

ELEMENTS OF TOTAL DIRECT COMPENSATION
Total direct compensation consists of the following elements: base salary, annual variable pay and long-term equity incentives.

Base Salaries
Base salaries provide a regular source of income to our Named Executive Officers. Consistent with our philosophy of tying pay to performance, our Named Executive Officers receive a relatively small proportion of overall total direct compensation in the form of base salary.

The Committee reviews base salaries annually, but it does not automatically increase salaries. Rather, base salaries are adjusted only if, and as, the Committee deems appropriate, utilizing market median data as a reference and in consideration of: 1) experience; 2) responsibilities; 3) the importance of the position relative to other senior management positions within the Company; 4) external relative scope or changes in the competitive marketplace; and 5) years since last base salary change. Any change in base salary will affect an executive’s target opportunity under our annual variable pay plan, which is based on a percentage of base salary.

The market median is targeted because it:
  Enables us to attract and retain high quality talent;

  Ensures that our executives receive competitive levels of fixed income, which protects against excessive risk taking that might be encouraged if salaries were set substantially below market rates;

  Ensures that fixed expense levels are reasonable and sustainable relative to peers; and

  Enables us to deliver the majority of compensation opportunity through variable, results-based incentives to ensure that realized pay is highly correlated with achievement of important performance goals and changes in shareholder value.
Committee Decision and Analysis
In February 2009, based on management’s recommendations and given the severe global economic conditions that continued to exist, the Committee determined that base salaries should remain unchanged for our Named Executive Officers for 2009. In April 2009, the Committee, again based on management’s recommendation, approved a reduction in base salary, effective April 27, 2009 through the last payroll of 2009. The reduction was one of a series of cost savings initiatives that management implemented due to the continued global economic downturn. The Committee approved a larger base salary reduction for Mr. Perez through the end of 2009 due to his desire to lead in the shared sacrifice. The 2009 salary reductions for our Named Executive Officers were as follows:

	2009 Base Salary Reductions
	Annualized 2009
	Base Salary Before		Reduction on	Total Dollar
Named Executive Officer	Reduction	Reduction	Annualized Basis	Reduction
A.M. Perez, Chairman & CEO	$1,096,168	15%	9.81%	$107,508
F.S. Sklarsky, EVP & CFO	597,910	10%	6.54%	39,099
P.J. Faraci, President & COO	697,561	10%	6.54%	45,611
J.P. Haag, SVP & GC	459,593	10%	6.54%	30,056
R.L. Berman, SVP & CHRO	383,659	10%	6.54%	25,093

Annual Variable Pay: EXCEL Plan
The Company provides an annual variable cash incentive opportunity to our executives, including our Named Executive Officers, through its EXCEL plan. The purpose of EXCEL is to provide annual cash compensation based on the Company’s overall annual operating performance, thereby: 1) motivating management to pursue operational and strategic objectives deemed most critical for the Company’s near-term success; 2) aligning realized pay with delivered performance; and 3) ensuring that costs are supported by underlying operating results. The EXCEL plan is structured to comply with the “performance-based” compensation requirements of Section 162(m) so that the Company may deduct cash incentives payable under the plan, to the extent permitted under Section 162(m).

Executives participating in the plan are assigned a target opportunity expressed as a percentage of base salary. Annual cash incentives may be awarded under the plan based on achievement of key objective goal(s) that the Committee establishes at the beginning of the performance year. These objective measures are designed to drive Company performance. Typically, the Committee establishes threshold, target and stretch performance goals. Payouts under EXCEL are provided through a corporate funding pool, the size of which is based on results achieved against the goals.

If the threshold performance level is not achieved, no amounts will be paid under the plan to our Named Executive Officers. If performance targets are exceeded, payouts may exceed an executive’s target opportunity.

The Committee also establishes a set of EXCEL baseline metrics for each performance year. These metrics are designed to provide the Committee with additional operational and strategic performance metrics that it may elect to apply in order to adjust (upward or downward) the size of the corporate award pool and the amount allocated to each Named Executive Officer. These metrics reflect the key strategic and operational imperatives for the year in support of the Company’s business strategy. The Committee selects these metrics in part to ensure that the primary EXCEL performance metrics are not achieved at the expense of the longer-term interests of our shareholders. Typically, the baseline metrics are not assigned any relative weight vis-à-vis each other but, rather, are subjectively assessed by the Committee at year-end.

After the end of the performance year, the Committee determines the extent to which the operational performance goals were achieved and sets the corporate funding pool resulting from any such achievement. Based on performance against the baseline metrics, the Committee may decide whether to increase or decrease the amount of the corporate funding pool. However, the Committee may not exercise positive discretion to increase the size of a Named Executive Officer’s award above the maximum award level established under the plan. The maximum award under the plan for any Named Executive Officer is the lesser of 10% of the corporate award pool (without discretion), or 500% of his or her prior year-end base salary, not to exceed $5 million. Under the EXCEL Plan, the Committee may also choose to exercise discretion to recognize unforeseen circumstances, such as unanticipated economic or market changes, extreme currency exchange effects and management of significant workforce issues. Following its determination regarding the size of the corporate funding pool for the year, the Committee determines the amount of any awards for the Named Executive Officers.

EXCEL Target Opportunity
As noted above, our Named Executive Officers are assigned target opportunities based on a percentage of base salary. For 2009, the target EXCEL opportunities as a percent of base salary for our Named Executive Officers were: 155% for Mr. Perez, 85% for Mr. Faraci, 75% for Mr. Sklarsky and 65% for Ms. Haag and Mr. Berman. For our former Named Executive Officer, Ms. Hellyar, the target was 65%.

Committee Decision and Analysis
For 2009, the Committee determined that the target EXCEL opportunity for our Named Executive Officers would remain at the same level as in 2008, due to the challenging economic environment and management’s decision to provide no increase in salary or annual variable pay targets for executives, except in limited cases where an executive made a job change resulting in significantly increased responsibilities.

2009 EXCEL Plan Design and Performance Results

Performance Metrics
For 2009, the Committee selected Cash Generation before Dividends and Restructuring as the performance metric for EXCEL for the reasons described below under Committee Discussion and Analysis. The Committee also established baseline metrics that it derived from key strategic and operational imperatives. The Committee reviewed and finalized the primary performance metric and baseline metrics in the first 90 days of the performance year. The baseline metrics were as follows:

Baseline Metric	2009 Goal
Maintain worldwide market share position for Production and	Top 3
Distributed Scanners
Maintain worldwide market share position for Digital Plates	Top 2
Maintain worldwide market share position for Entertainment	#1
Imaging Film
Maintain worldwide market share position for Kiosks	#1
Operational improvements in Digital Capture and Devices	Improve Gross Profit Margin by 3 – 7 percentage points vs. 2008
Increase consumer inkjet printer installed base	2x 2008
First shipment of Stream commercial inkjet print heads	3rd Quarter 2009
Achieve progress on portfolio transformation initiatives
(Electrophotographic Printing, Photofinishing Central Lab	Achieve resolution on the transformation of
Operations, Organic Light Emitting Displays (OLED) business,	3 out of 5 designated businesses
Image Sensors and Kodak Gallery)
Total EK gross profit margin	22% – 23%
Research and Development expense as a % of revenue	5%
Selling, General and Administration expenses as a % of revenue	16% – 17%

The Company’s definition of Cash Generation for 2009 is the same as the definition used by the Company in 2008, except that in 2009, cash generation was measured before dividends and before restructuring payments. The change from 2008 was implemented to encourage managers to execute on important cost reduction actions and to ensure consistency with investor communications. The full definition can be found in the narratives for the Grants of Plan-Based Awards section on pages 66 – 67 of this Proxy Statement.

The following performance matrix shows the threshold, target and stretch goals for 2009 and the resulting EXCEL corporate funding pool percentage:

Cash Generation before Dividends and Restructuring	Threshold	Target	Stretch
Metric	($350 million)	$0 – $200 million	$350 million
EXCEL funding as % of Target	20%	100%	190%

Committee Discussion and Analysis
The Committee selected Cash Generation before Dividends and Restructuring as the performance metric for EXCEL, because the Committee believed it to be the most critical metric to shareholders in 2009 in light of the need to maintain financial flexibility in the challenging economic environment. In establishing the metric, the Committee set a broad payout range and a flatter payout slope to recognize economic uncertainties and to mitigate the risk of management taking short-term actions that may not be in the best long-term interest of shareholders. The structure of the payout slope included the following considerations:
  EXCEL is structured to include a threshold metric, which represents the level below which no EXCEL pool will be funded. For 2009, the Committee set this level at negative $350 million to ensure an appropriate year-end cash balance to fund necessary restructuring, debt payments, and ongoing operations.

  The Committee established target level payouts at a range of results from break-even cash through $200 million, which was the midpoint of the performance range communicated to investors in February 2009. A broad, flat payout curve was established for performance in this range, recognizing the uncertainty of the economy and the desire to continue investments in Consumer inkjet and Commercial Printing that are in the long-term interests of shareholders. This broad target range also protects against potential windfall compensation payouts for performance within this range.

  The slope of the payout decreased 5% for every $50 million change from break even to negative $200 million and then accelerated for performance below negative $200 million (20% payout reduction per $50 million) and above $200 million (30% payout increase per $50 million).
Committee Discussion of Risk
In establishing the primary EXCEL metric, the Committee considered the use of digital revenue growth as a metric, as it had done in 2008. Given, however, the difficulty of predicting market demand in the existing economic environment, the Committee determined that revenue growth should not be a primary metric in 2009 because it could create an incentive for executives to take excessive short-term risks in order to drive revenue in a declining market, and because of its potential to distract management from taking the right actions to deliver on cash and earnings performance. Therefore, rather than using digital revenue growth as a primary metric, the Committee included several market share metrics as baseline metrics for the performance year, which enabled the Committee to consider growth relative to competitors in the context of an uncertain economy. The Committee also included goals associated with strategic core investments among the baseline metrics to ensure the Company was making the appropriate level of progress with its strategic investments in 2009. By utilizing baseline metrics in addition to the primary EXCEL metric, the Committee considered a broad range of performance factors, which mitigates the incentive for management to take risks that are not in the best long-term interest of shareholders.

To appropriately manage risk-taking as it applied to the primary Cash Generation metric, the Company employed the following governance procedures:
  The Committee reviewed the Company’s cash plan prior to establishing the EXCEL performance metric.

  Prior to certifying EXCEL performance, the Committee reviewed the elements that generated cash against the initial plan in order to evaluate the quality as well as the quantity of the cash result.

  The approval of the Finance Committee is required in advance of any asset or business sale resulting in cash proceeds greater than $50M.
Determination of Corporate Award Pool and Named Executive Officer Awards for 2009

Committee Decision and Analysis
The Company ended 2009 with performance on cash generation before dividends and restructuring that was within the target range, resulting in an award payout at 100%. In considering this result and its relation to the award pool, the Committee reviewed the original cash plan for the Company and how the actual results compared to the plan. The Committee also reviewed the overall positive results delivered through the baseline metrics in the areas of market share, milestones for the Company’s core investments in Consumer Inkjet and Commercial Printing, progress on portfolio transformation milestones and operational financial metrics. After its review, the Committee determined that it would not utilize the baseline metrics to exercise any discretion, either positive or negative, judging that the 100% EXCEL pool was appropriate based on the primary EXCEL metric. The Committee then certified the award pool at 100%.

EXCEL awards for our Named Executive Officers, as for all executives of the Company, are based primarily on the achievement of the Company's overall performance metric(s) and baseline metrics. The awards may also be influenced by individual performance, reflective of the unit in which an executive works. Once the Committee certifies the Company's EXCEL performance and award pool, the CEO determines how to allocate the pool across the Company's business and functional units. In 2009, the CEO determined that each business segment or global function led by a Named Executive Officer should receive 100% of its EXCEL target award pool, because each positively contributed to the Company's cash results and baseline metrics, consistent with the expectations for each segment and function.

Based on this analysis, the CEO recommended the awards for our Named Executive Officers. In determining individual awards, an executive who leads a unit typically receives the EXCEL award percentage that is allocated to the unit that he or she leads. The CEO may recommend the use of discretion to adjust an award, for individual contributions carrying extraordinary impact beyond that reflected in the unit's results or positive discretion for extraordinary contributions to the Company's diversity and inclusion results. In 2009, our CEO recommended an award of 100% of target for each of the other Named Executive Officers, based on his or her unit allocation, and did not modify this recommendation for any specific individual achievements. In considering the EXCEL award for our CEO, the Committee similarly determined that an award of 100% of target was appropriate, so as to be consistent with the corporate pool and in light of our CEO’s leadership in the Company’s achievement of the cash metric. Thus, the Committee approved all of the Named Executive Officer awards at 100% of target.

Long-Term Equity Incentive Compensation

Purpose
The objectives of our long-term equity incentive programs are to:

1)	Align executive compensation with shareholder interests;

2)	Create significant incentives for executive retention;

3)	Encourage long-term performance by our executives; and

4)	Promote stock ownership.

The Committee reviews our long-term equity incentive programs annually to ensure that they are meeting the intended objectives. All equity grants are made in accordance with the Board of Directors Policy on Equity Awards, discussed further on page 57 of this Proxy Statement. In addition to annual awards, Named Executive Officers may receive additional equity awards during the year in recognition of a promotion, other significant achievement or for retention purposes. In 2009, Mr. Perez received such an award in conjunction with the amendment to his employment contract as described further on pages 53 – 54 of this Proxy Statement. Also in 2009, Mr. Faraci received a stock option award to enhance retention while aligning Mr. Faraci’s interest with shareholders by tying realized compensation directly to changes in shareholder value.

2009 Long-Term Equity Incentive Compensation Value and Mix
Our Named Executive Officers typically receive an annual grant of long-term equity incentive awards. The annual grant is based on a targeted dollar-denominated value. The value is set at a level that is intended to align the target total direct compensation of our Named Executive Officers with, approximately, the market median. There is no pre-determined mix of long-term equity incentives granted to our Named Executive Officers. The mix is determined each year by the Committee.

As disclosed in the 2009 proxy statement, the Committee determined in December 2008 that the equity compensation program for 2009 would include the following mix of equity awards:
  50% of the equity dollar value delivered in the form of stock options, vesting in substantially equal installments over three years;

  25% of the equity dollar value delivered in the form of Leadership Stock, paid, if earned, in shares of common stock upon completion of a one-year performance cycle and an additional two-year time-based vesting period; and

  25% of the equity dollar value delivered in the form of RSUs, paid in the form of shares of common stock upon completion of a three-year cliff vesting period.
Committee Decision and Analysis
As disclosed in the 2009 Proxy Statement, the Committee selected these forms of equity recognizing that each is either wholly or partially dependent on changes in share price and, as such, supports our compensation principles. Stock options were included because they foster the strongest link between changes in shareholder value and gains realized by our executives. RSUs were utilized to enhance stock ownership and strengthen retention. Leadership Stock was selected to link controllable operational performance and realized compensation. A mix of all three equity vehicles was selected to balance the overall program given the need to manage potential share dilution, to mitigate the impact that market volatility may have on stock price, and to recognize the challenges that the economic environment posed in establishing appropriate financial metrics.

Leadership Stock – 2009 Performance Cycle Awards
The Committee approved the 2009 performance criteria and terms of the 2009 Leadership Stock program in compliance with the rules of Section 162(m) which require that goals be established no later than 90 days after the start of the performance period.

Leadership Stock awards provide the right to earn shares of our common stock based upon attainment of certain performance goals. For 2009, the Committee continued its use of a one-year performance period followed by a two-year time-based vesting schedule for Leadership Stock. The one-year performance period was chosen due to the difficulty of setting multi-year goals in the uncertain economic environment, and the extended vesting schedule was used to enhance executive retention and ensure that earned awards fluctuated in value with changes in share price over a multi-year period, which aligns the interests of management with shareholders.

For 2009, the Committee selected a single performance goal, Total Segment Earnings from Operations, because it provides insight into the Company’s profitability and was critical to achieving our cash generation objectives. This metric focused executives on optimizing gross margin dollars and cost structure, both of which were imperative to the Company in the difficult economic environment. The definition for Total Segment Earnings from Operations can be found on page 68 of this Proxy Statement.

The following abbreviated performance matrix shows the threshold, target and maximum goal and associated payout percentage for 2009 Leadership Stock:

Leadership Stock Matrix
	Total Segment Earnings from Operations	Payout
Threshold	($150 million)	10%
Target	$0 million	100%
Maximum	$200 million	200%

Leadership Stock awards are based on an executive’s target Leadership Stock allocation multiplied by the applicable payout percentage. Performance results below negative $150 million Total Segment Earnings from Operations would result in a zero percentage, and, therefore, no awards would be earned for the performance cycle. Performance at $0 million would lead to an award at 100% of target, and results of $200 million or greater would result in an award at 200% of target. Results are interpolated between threshold and target and between target and maximum. The threshold, target and maximum number of shares allocated to our Named Executive Officers under the 2009 Leadership Stock performance cycle are shown in the Grants of Plan-Based Awards Table on page 66 of this Proxy Statement.

Committee Decision and Analysis
The Committee established the threshold, target and maximum award levels for Leadership Stock as follows: 1) the threshold was established at negative $150 million in recognition of the fact that the timing of new intellectual property agreements, which is an element of Total Segment Earnings from Operations, can be difficult to predict and to provide flexibility in the timeline for the negotiation of these agreements; 2) the target was established at the low-end of the external guidance range; and 3) the maximum was set at the top end of the investor guidance range. These levels relate to external guidance, while also providing the Company with flexibility to make additional investments during the fiscal year to grow the Company’s digital businesses.

2009 Leadership Stock Program Results
For 2009, the Company’s total segment earnings from operations was $139 million.

Committee Decision and Analysis
Based on the Company results, the Committee certified a 170% performance award for Leadership Stock. As a result, our Named Executive Officers received the following Leadership Stock awards, with payout contingent on satisfaction of an additional two-year time-based vesting requirement:

	2009 Initial		Certified 2009
	Leadership Stock		Leadership Stock
	Allocation		Award
Named Executive Officer	(in stock units)	Multiplier	(in stock units)
A.M. Perez	95,120	170%	161,704
Chairman & CEO
F.S. Sklarsky	26,300	170%	44,710
EVP & CFO
P.J. Faraci	31,230	170%	53,091
President & COO
J.P. Haag	11,840	170%	20,128
SVP & GC
R.L. Berman	12,750	170%	21,675
SVP & CHRO

2010 Equity Grant: Delivered in September 2009
In September of 2009, the Committee determined that it would accelerate the Company’s 2010 equity grant into 2009 to increase the value of unvested equity held by executives in order to establish a meaningful retentive incentive and better align the economic interests of management with shareholder interests. The decision applied to the 2010 equity grant only and does not carry forward to future years. The Committee intends to return to a more typical equity approach in 2011, assuming business conditions warrant doing so.

The accelerated grant was delivered in the form of time-based RSUs with extended vesting requirements.

2010 Long-Term Equity Incentive Compensation Value
In determining the dollar-denominated values of the 2010 equity awards for our Named Executive Officers, the Committee relied on target guidelines established for each Named Executive Officer in prior years. The Committee utilized the updated ten day average closing price conversion methodology that it had approved in April of 2009 (as described on pages 57 – 58 of this Proxy Statement) to determine the number of shares issued, as indicated in the following table:

	Target Value of 2010 Grant
Named Executive Officer	(rounded to the nearest thousand)	RSUs
A.M. Perez	$5,787,000	1,048,370
Chairman & CEO
F.S. Sklarsky	1,600,000	289,860
EVP & CFO
P.J. Faraci	1,900,000	344,200
President & COO
J.P. Haag	720,000	130,430
SVP & GC
R.L. Berman	776,000	140,580
SVP & CHRO

The Committee determined a flat dollar-denominated value from 2009 was appropriate for the 2010 grant given that the methodology used for converting dollar-denominated target awards into share equivalents for the 2009 grant, combined with the decline in the price of the Company’s stock in the fourth quarter of 2008 resulted in an actual value on the grant date that was only 33% of the intended grant date dollar-denominated value (i.e. the guideline value) for our Named Executive Officers.

The following table represents the intended target dollar value of the long-term incentive opportunity for 2009 and the significantly lower actual value on the date of grant. The actual value is calculated using: (i) for stock options, a Black-Scholes value ($0.91) corresponding to the grant date fair market value on the grant date of December 9, 2008; (ii) for Leadership Stock, the closing price ($6.58) of our common stock as of December 31, 2008; and (iii) for RSUs, the fair value ($6.43) of our common stock as of December 31, 2008. Fair market value is defined as the average of the high and low stock price on the grant date.

Target Dollar Value of Long-Term Incentive Opportunity
		Actual Value of	Grant Date Fair Value as
Named Executive Officer	Target Value of 2009 Grant	2009 Grant on Date of Grant	% of Target Value
A.M. Perez, Chairman & CEO	$5,786,886	$1,921,413	33%
F.S. Sklarsky, EVP & CFO	1,600,080	531,261	33%
P.J. Faraci, President & COO	1,899,978	630,845	33%
J.P. Haag, SVP & GC	720,173	239,151	33%
R.L. Berman, SVP & CHRO	775,715	257,551	33%

The Committee also considered the following:
  An analysis of the actual value of unvested equity for executives demonstrated that the current value was not sufficient to support executive retention and shareholder alignment.

  The Committee’s independent consultant reported that the Company’s run rate of 1.2% for the three-year period from 2006 – 2008 was below the 25th percentile of benchmark companies. In addition, excluding the shares attributable to forfeited performance grants, the Company’s run rate was only 1%.

  The Committee’s independent consultant confirmed that the level of unvested retentive value was low relative to typical competitive standards, that a dollar-denominated value approach was common practice, and that the resulting costs and run rate were reasonable when considering the Company’s overall historic equity compensation expense and potential share dilution versus market practices.

2010 Long-Term Equity Grant Mix
As discussed above, the Committee determined that the 2010 grant would be issued entirely in the form of RSUs and the grant date would be accelerated into 2009. In order to further foster retention, the Committee lengthened the vesting requirements for the RSUs from three to four years.

Committee Decision and Analysis
The Committee accelerated the timing of the grant by approximately one quarter and also extended the vesting period by an additional year. The accelerated timing was intended to deliver the incentive value of the grant earlier, enhancing retention as the Company moved into the critical fourth quarter of 2009 in a challenging economic environment, and also to better align the interests of management with shareholders by increasing the degree to which changes in shareholder value affect the overall compensation opportunity. RSUs were chosen as the form of award to eliminate the need to set specific performance goals in the uncertain business environment, but still ensure that the ultimate value would fluctuate with changes in shareholder value over a multiple year period. For the Named Executive Officers, the RSUs vest in equal portions on the third and fourth anniversaries of the grant date. To further support the retention objective underlying these awards, retirement will not result in accelerated or continued vesting of the RSUs. Also, Mr. Perez’s award includes a “hold until retirement” provision which prohibits Mr. Perez from selling any of the shares acquired under the awards while employed by the Company, which strongly supports our objectives of ensuring long-term focus and aligning the CEO’s interest with shareholders. Finally, the Committee determined that the use of full value shares provides the intended level of unvested equity while managing share utilization and share dilution (i.e. overhang).

Committee Discussion and Analysis of the Amendment to Mr. Perez’s Employment Agreement
Mr. Perez entered into an amendment to his employment agreement with the Company in September 2009. The material terms of Mr. Perez’s employment agreement, including the 2009 amendment, are detailed on page 64 of this Proxy Statement.

The Committee amended Mr. Perez’s employment agreement for a number of reasons. While Mr. Perez’s existing agreement did not have an expiration date, certain of its terms were scheduled to expire in December 2010, which created a strong incentive for him to retire at that time. The amended agreement extends the expected period during which Mr. Perez will lead the Company until at least December 31, 2013, which the Committee determined to be important to the Company’s continued success, and creates retention incentives for Mr. Perez to remain with the Company until that date. The Committee determined that an exception should be made to the Company’s retirement policy of age 65 in order for Mr. Perez to remain with the Company through 2013. The amendment also further aligns Mr. Perez’s interests with shareholders through grants of equity-based compensation and the elimination of provisions that were viewed as inconsistent with contemporary best practice.

Specifically, through the amendment, the Committee took the following actions to reduce non-performance based benefits that had been available to Mr. Perez:
  Following his attainment of age 65 in 2010, Mr. Perez’s pension benefit service will accrue at the rate of one month of pension service for each month of employment. Under his existing agreement, pension benefit service accrued generally at the rate of 3.29 years for each year worked.

  In the event of involuntary termination without cause or voluntary termination with good reason, Mr. Perez will receive a prorated annual variable pay award (i.e., EXCEL payout) based on actual performance as certified by the Committee. Under the existing agreement, his payout was guaranteed at prorated target regardless of performance.

  Mr. Perez waived his “walk away” rights under the Company’s Executive Protection Plan, which permitted him to voluntarily leave the Company after the 23rd month following a change in control event for any reason and receive change in control severance benefits.

  Mr. Perez waived the tax gross-up provision provided under the Company’s Executive Protection Plan for payments made in association with a change in control event.
The amendment includes the following equity-based compensation incentives for Mr. Perez to remain with the Company:
  On October 14, 2009, Mr. Perez received a grant of 500,000 stock options. The options will vest in three substantially equal amounts on the anniversary date of the grant in 2011, 2012 and 2013. The Committee granted stock options to ensure that realized value is delivered only to the extent that shareholder value appreciates. In addition, the Committee elected to have no shares vest until two years after the date of grant, which reinforces the longer-term focus on stock price appreciation and enhances the retentive power of the award.

  Mr. Perez is also eligible to receive two awards of performance stock units for the 2010 and 2011 performance year, each with an intended dollar-denominated target value of $1.23 million. The intended dollar-denominated value will be issued in performance units on the first trading day of the calendar year using an average 10-trading day closing stock price leading up to and including the date of grant. Each grant shall have a performance period of one year. If earned, each award will vest in full on December 31, 2013. The performance goals associated with each grant will be established by the Committee in the first 90 days of each performance year. The Committee will certify each award at the end of the one-year performance period. The maximum number of shares that may be earned under each award is the initial performance unit allocation. There is no opportunity for Mr. Perez to obtain additional shares above the initial performance unit allocation. The Committee utilized performance shares to reward achievement of short-term operational results and long-term stock price appreciation.
Initial Hire Grants and Ad Hoc Awards
In addition to annual equity awards, our Named Executive Officers may receive stock options and time-based Restricted Stock grants in connection with the commencement of their employment, election as a corporate officer or a promotion, or for retention purposes. The objectives of these grants are to encourage hiring, retention and stock ownership and to align an executive’s interests with those of our shareholders. On occasion, the Committee may also grant one-time, ad hoc stock option awards to reward an executive for superior individual performance.

As indicated above, Mr. Perez received an ad hoc award of 500,000 stock options for retention purposes under his amended employment agreement. In addition, Mr. Faraci was granted 300,000 stock options on October 14, 2009. This award was intended to enhance retention, align Mr. Faraci’s interest with those of shareholders and ensure that realized compensation was tied directly to changes in shareholder value. The award vests in full on October 14, 2013.

Delivered Compensation for the 2009 Performance Year without Accelerated 2010 Equity Grant
To understand compensation decisions for the 2009 performance year, it is useful to understand the total direct compensation of our Named Executive Officers, including the portion of dollar-denominated 2009 equity delivered in stock options in 2008, and excluding the accelerated 2010 equity grant delivered in 2009. As shown in the table that follows, the compensation delivered to our Named Executive Officers in 2009, without the 2010 grant, would have been significantly below our intended target total compensation in a performance year where operational and strategic deliverables were in line with or above investor commitment levels.

By “delivered compensation for the 2009 performance year,” we mean the compensation that was actually delivered to our Named Executive Officers for 2009 (i.e., delivered compensation = 2009 base salary + the actual 2009 annual variable pay [EXCEL] award earned + the actual 2009 Leadership Stock award earned + the 2009 RSU award grant date fair value + the grant date fair value of the stock options granted in December 2008 [as determined for financial reporting purposes]). For Mr. Perez, delivered compensation also includes the grant date fair value of stock options delivered as part of his amendment. For Mr. Faraci, delivered compensation also includes the grant date fair value of his ad hoc stock option award.

The following tables demonstrate that the delivered compensation for our Named Executive Officers was 58% – 79% of their target total direct compensation in 2009. This outcome includes a 100% payout under EXCEL and 170% payout under our 2009 Leadership Stock plan. The manner in which dollar-denominated long-term equity targets were converted into actual grant date awards (as described on pages 57 – 58 of this Proxy Statement) negatively impacted the total delivered compensation.

In addition, the grant date fair value of stock options illustrated in the table will be realized only in the event of stock price appreciation. As indicated in footnote 3 below, as of December 31, 2009, the intrinsic value of the stock options was zero. If the stock option value in the tables reflected the intrinsic stock option value, rather than the grant date fair value, as of December 31, 2009, delivered compensation of our Named Executive Officers as a percentage of their target total direct compensation would range from 51% – 72%.

The information on these tables differs substantially from the Summary Compensation Table on page 61 of this Proxy Statement and is not a substitute for that table. A description of those differences is found following these tables.

2009 Target Compensation
Named		Target Annual	Target Long-Term	Target Total Direct
Executive Officer	Base Salary	Variable Pay	Equity Value	Compensation(1)
A.M. Perez,	$1,100,000	$1,705,000	$5,786,886	$8,591,886 (2)
Chairman & CEO
F.S. Sklarsky,	600,000	450,000	1,600,080	2,650,080
EVP & CFO
P.J. Faraci,	700,000	595,000	1,899,978	3,194,978
President & COO
J.P. Haag,	461,200	299,780	720,173	1,481,153
SVP and GC
R.L. Berman,	385,000	250,250	775,715	1,410,965
SVP & CHRO

(1)	Target total direct compensation = base salary + annual variable pay (EXCEL) opportunity at target + dollar-denominated target value of long-term equity.

(2)	Our CEO’s target total direct compensation differs from that of our other Named Executive Officers because the scope and responsibility of Mr. Perez’s position significantly exceeds the scope and responsibilities of the other Named Executive Officers. In addition, as stated in our principles, the greater an executive’s job responsibilities, the more the executive’s direct compensation consists of variable compensation which is aligned to changes in shareholder value and achievement of critical performance goals.

2009 Delivered Compensation (without accelerated 2010 annual LTI grant) vs. 2009 Target Total Direct Compensation(1)
			Long-Term Equity Incentive Plan
			2009 Stock					% 2009
			Option	Certified				Compensation
		Actual 2009	Award	Actual 2009		2009		vs. Target Direct
Named	Actual	Annual	Granted in	Leadership	Actual RSUs	Ad Hoc	Delivered 2009	Compensation
Executive	2009 Base	Variable	December	Stock	Granted on	Equity	Total Direct	(Including Ad
Officer	Salary(2)	Pay	2008(3)	Award(4)	1/1/2009(5)	Award(6)	Compensation	Hoc Awards)(7)
A.M. Perez,
Chairman &
CEO	$988,660	$1,705,000	$683,901	$646,816	$611,622	$1,050,000	$5,685,999	66%
F.S.
Sklarsky,
EVP & CFO	558,811	450,000	189,098	178,840	169,109	—	1,545,858	58%
P.J. Faraci,
President &
COO	651,950	595,000	224,543	212,364	200,809	630,000	2,514,666	79%
J.P. Haag,
SVP & GC	429,537	299,780	85,112	80,512	76,131	—	971,072	66%
R.L.
Berman,
SVP &
CHRO	358,566	250,250	91,673	86,700	81,983	—	869,172	62%

(1)	Target total direct compensation = base salary + annual variable pay (EXCEL) opportunity at target + dollar-denominated target value of long-term equity.

(2)	Actual base salary for 2009 reflects a salary reduction for a portion of the year (15% for Mr. Perez; 10% for Messrs. Sklarsky, Faraci, Berman and Ms. Haag).

(3)	The 2009 stock option award, per our Equity Award Policy, was granted on December 9, 2008. The grant price was $7.41. The closing price of the stock as of December 31, 2009 was $4.22. Therefore, the intrinsic value of these stock options on December 31, 2009 was zero.

(4)	This represents the 2009 Leadership Stock result as certified at 170%. The value of 2009 Leadership Stock was calculated based on a grant date fair value of $4.00.

(5)	The value of January 1, 2009 RSUs was calculated based on grant date fair value of $6.43.

(6)	Mr. Perez received an ad hoc grant of 500,000 stock options on October 14, 2009. Mr. Faraci received an ad hoc retention award of 300,000 stock options on October 14, 2009. The grant price was $4.54. The closing price of the stock as of December 31, 2009 was $4.22, therefore the intrinsic value of these stock options on December 31, 2009 was zero.

(7)	Percent (%) 2009 Delivered Compensation = (actual 2009 base salary + actual 2009 annual variable pay award (EXCEL) + 2009 stock option award granted in 2008 + 2009 Leadership Stock award certified at 170% + January 1, 2009 RSUs + ad hoc equity award grant date fair value) divided by target total direct compensation as defined in footnote 1.

As previously indicated, the above table is not a substitute for the Summary Compensation Table, and the information provided in this table differs from the Summary Compensation Table in the following ways:
  The Summary Compensation Table provides the grant date fair values of equity delivered in 2009. The table above includes the grant date fair value of stock options issued in December 2008 that are part of the intended 2009 equity value, but are not disclosed in the 2009 Summary Compensation Table because they were delivered in 2008.

  The above table illustrates the 2009 Leadership Stock according to its earned value at 170%.

  The Summary Compensation Table includes changes in pension value, non-qualified deferred compensation and perquisites. These amounts are not included in the above table because they are not part of total direct compensation.
Former Executive: Mary Jane Hellyar
Ms. Hellyar’s last date of employment with the Company was June 30, 2009. At the time of her departure, Ms. Hellyar was EVP and President of the Company’s Film, Photofinishing and Entertainment Group (FPEG). In connection with Ms. Hellyar’s departure, the Committee approved a severance payment of $1,617,000 (offset by the Special Termination Program benefits payable to her from the Kodak Retirement Income Plan in the amount of $183,750), which was equivalent to two times Ms. Hellyar’s annual target cash compensation and was required under the terms of Ms. Hellyar’s retention agreement dated August 18, 2006 and letter agreement dated June 29, 2009. In addition to the severance payment, the Committee, consistent with management’s recommendation in the August 18, 2006 letter agreement, granted an “approved reason” as defined on page 78 of this Proxy Statement, and accelerated vesting for the remaining 1,797 restricted shares of the Company’s stock granted to Ms. Hellyar on February 27, 2007 as a performance award, and for 15,000 restricted shares of the Company’s stock granted to Ms. Hellyar on July 17, 2006 as a retention award. The Committee also granted an “approved reason” for Ms. Hellyar to retain 14,299 Leadership Stock Units (including dividend equivalents) that she earned under the 2007 performance cycle of the Leadership Stock program according to the terms of the plan. The units vested on December 31, 2009 and were paid in shares of the Company’s stock. The Committee approved these awards based on: 1) organizational changes that resulted in the elimination of Ms. Hellyar’s position and 2) the critical role that Ms. Hellyar played in managing the decline of traditional businesses in the Company and managing these businesses to maximize cash flow.

EXECUTIVE COMPENSATION POLICIES RELATING TO INCENTIVE PLANS

Share Ownership Program
As referenced on page 38 of this Proxy Statement, our Share Ownership Guidelines outline the Company’s expectation for Kodak stock ownership by our Section 16 Executive Officers. These guidelines, first introduced in 1992, are intended to closely align the interests of our executives with those of our shareholders by encouraging executives to acquire a significant ownership stake in the Company. Ownership expectations are equal to at least one to five times their base salary amounts, depending on the executive’s position. The guidelines also provide an expectation that executives retain 100% of shares attributable to stock option exercises or the vesting or earn-out of full value shares (such as Restricted Stock, RSUs or Leadership Stock), net of taxes, until they attain their specified ownership levels, which are indicated below. Shares counting toward the guidelines include: stock acquired upon stock option exercise, Leadership Stock when earned but not vested, Restricted Stock and RSUs, shares held in the executive’s account under Kodak’s Employee Stock Ownership Plan or Savings and Investment Plan and any “phantom stock” selected by an executive as an investment option in the Executive Deferred Compensation Plan, and shares owned directly by the executive and his or her spouse.

Named Executive Officer	Multiple of Base Salary	Retention Ratio(1)
A.M. Perez, Chairman & CEO	5x	100%
P.J. Faraci, President & COO	4x	100%
F.S. Sklarsky, EVP & CFO	3x	100%
J.P. Haag, SVP & GC	2x	100%
R.L. Berman, SVP & CHRO	2x	100%

(1)	The retention ratio represents the percent of earned-out full value shares, net of taxes, or stock option exercises that the Named Executive Officer is expected to retain until his or her specified ownership level is achieved.

The Committee reviewed and updated the Share Ownership Guidelines in 2009 to be effective January 4, 2010. As part of the 2009 review, the Committee updated the guidelines to require that share ownership levels be reset annually, based on share price at fair market value and base salary as of the first trading day of January, until the required ownership level is met. The required ownership level is measured on December 31 of each year. Once attained, the share ownership level will be reset only when a Section 16 Officer is promoted to a new tier level or if the sale of shares causes the executive to fall below the ownership requirement. The Committee annually monitors each executive’s status regarding achievement of the applicable minimum ownership requirement. As of December 31, 2009, under the then current guidelines, all of our Named Executive Officers had ownership levels above their established ownership guideline target level.

Equity Award Policy
All equity awards granted to Named Executive Officers in 2009 were granted in accordance with our Board of Directors Policy on Equity Awards approved by the Board effective as of January 1, 2007. In accordance with this policy, our grant timing guidelines are as follows:

Annual Stock Option Award. When annual grants of stock options are to be awarded, they are approved at the Committee’s regularly scheduled December meeting. The grant date for such options will be the date of the December meeting in which the grants were approved.

Grant Dates for Ad Hoc and New Hire Equity Awards. For awards to Section 16 Executive Officers, the grant date for any ad hoc or new hire equity award approved in a meeting of the Committee will be:
  The date of the Committee meeting in which the award is approved in the case of an ad hoc equity award; or

  The next regularly scheduled Committee meeting following the first date of employment in the case of an equity award to a new hire.
The grant date of any ad hoc or new hire equity award approved by unanimous written consent of the Committee will be the next regularly scheduled Committee meeting following:
  The date of execution of the unanimous consent in the case of an ad hoc equity award; or

  The first date of employment in the case of an equity award to a new hire.
The exercise price of any stock options awarded will be the fair value (defined as the average of the high and low value) of the Company’s common stock on the grant date as defined in the applicable equity compensation plan.

Methodology for converting dollar-denominated annual long-term incentive target opportunity into share equivalents. Each year, the Committee determines the target dollar value to be delivered in long-term equity incentives for each Named Executive Officer. For the 2009 grant, determined in December 2008, the Committee used the methodology in place since 2007. To determine the number of stock options to be delivered, the average of the closing price of the Company’s stock over 60 trading days ending on the last trading day of September 2008 was calculated. A Black-Scholes value was then calculated using the 60-day average stock price. The target dollar value to be delivered in stock options (50% of the target total long-term equity value) was divided by the calculated Black-Scholes value to determine the number of stock options, which were then rounded to the nearest tenth. The exercise price of the options is the fair value of the Company’s stock on the grant date. “Fair value” is defined as the average of the high and low share price on the grant date. The number of full value shares, in the form of Leadership Stock and/or RSUs, was calculated using the intended dollar value (each represented 25% of the target total long-term equity value) divided by the average of the closing price of our common stock over the 60 trading days ending on the last trading day of September, rounded to the nearest tenth.

This same methodology was used in 2008 to determine the number of stock options and shares of Restricted Stock to be granted to the directors under the Director Compensation Program.

This methodology was selected for administrative purposes and to define a consistent methodology to convert the annual dollar-denominated target award to shares. A change to the 60-day methodology was discussed in 2008 as part of the annual strategy review, but since the strategy review took place during the 60-day period it was determined appropriate to continue this methodology for 2008 and revisit it again in 2009. Use of this approach in December 2008 resulted in granting 2009 equity value equal to approximately 33% of the intended equity value because the Company’s stock price fell after determination of the 60-day average stock price and prior to the issuance of the equity awards.

In April 2009, the Committee revisited the conversion methodology and approved the following new methodology:

The annual intended dollar value of equity would be determined utilizing an average of the Company’s closing price over 10 trading days, up to and including the closing price on the Committee meeting date on which the shares are awarded. This change was made to move the applicable averaging period as close to the grant date as practical to better align the intended value of the grant with the grant date delivered value. The use of a 10-day average was selected to smooth out single day fluctuations in stock price. The decision to continue to utilize a predetermined methodology was used because it was determined to be a good practice to have a consistent methodology to convert the annual dollar-denominated target award to shares. This approach was utilized for the 2010 accelerated grant described on pages 52 – 53 of this Proxy Statement.

Policy on Qualifying Compensation
When designing all aspects of compensation, the Company considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million paid to certain executives, other than “performance-based” compensation meeting certain requirements. Annual variable pay under our EXCEL plan is designed to satisfy the requirements for “performance-based” compensation as defined in Section 162(m). Stock options and Leadership Stock are also intended to satisfy the requirements for “performance-based” compensation under Section 162(m). While we design these plans to operate in a manner that is intended to qualify as “performance-based” under Section 162(m), the Committee may administer the plans in a manner that does not satisfy the requirements of Section 162(m) in order to achieve a result that the Committee determines to be appropriate.

Generally, whether or not compensation will be deductible under Section 162(m) will be an important, but not the decisive, factor, with respect to the Committee’s compensation determinations. In 2008 for 2009 equity and in 2009 for the 2010 grant, the Committee recognized that, while both stock options and Leadership Stock are deductible under 162(m), RSUs are not. The Committee nonetheless determined that the benefit to be derived from RSUs, namely their retentive value, outweighed any impact resulting from the inability to claim a deduction under Section 162(m).

Policy on Recoupment of Bonuses
The Company has a policy regarding the recoupment of bonuses in the event of financial restatements. Under this policy, the Board may seek to recover, to the extent permitted under applicable local law, any performance-based bonuses awarded to a Named Executive Officer under EXCEL if an executive’s fraud or misconduct caused or partially caused the need for a significant financial restatement and if the awards would have been lower as a result of the restatement. The policy is more fully discussed on page 29 of this Proxy Statement.

OTHER COMPENSATION ELEMENTS

Retirement Plans
The Company offers a tax-qualified defined benefit plan comprised of a cash balance component and a traditional defined benefit component (KRIP) and tax-qualified 401(k) defined contribution plan (SIP), which cover virtually all U.S. employees. In addition to these tax-qualified retirement plans, the Company provides supplemental non-qualified retirement benefits to our executives, including Named Executive Officers, under the Kodak Unfunded Retirement Income Plan (KURIP) and the Kodak Excess Retirement Income Plan (KERIP). KURIP and KERIP are unfunded retirement plans that are designed to provide our executives with pension benefits that make up for the Internal Revenue Code’s limitations on allocations and benefits that may be paid under KRIP and SIP. None of our Named Executive Officers has an accumulated benefit under KERIP. The details of KRIP and KURIP are described under the Pension Benefits Table on pages 73 – 74 of this Proxy Statement.

The Company believes that our tax-qualified retirement plans and non-qualified supplemental retirement plans effectively serve to attract and retain employees.

Supplemental Individual Retirement Arrangements
We have also entered into individual letter agreements with Messrs. Perez, Faraci and Sklarsky to provide additional retirement benefits beyond those available under our tax-qualified retirement plans and non-qualified supplemental retirement plans. For Messrs. Perez and Faraci, these agreements provide for eligibility for the traditional benefit component of KRIP and KURIP and for additional years of service in calculating those benefits. For Mr. Sklarsky, the agreement provides for credits to a phantom cash balance account. Supplemental individual retirement arrangements were necessary to recruit these Named Executive Officers. The benefits provided to our Named Executive Officers under any individual retirement arrangement are described on page 75 of this Proxy Statement.

Deferred Compensation Plan
The Company has maintained a non-qualified deferred compensation plan for its executives, known as the Eastman Kodak Company 1982 Executive Deferred Compensation Plan (EDCP). In 2009, the Committee froze the receipt of new monies into this plan indefinitely due to the plan’s low utilization and administrative costs. Prior to 2009, the Committee had made annual decisions to freeze the receipt of new monies in both 2007 and 2008. When in effect, the plan permitted the Company’s executives to defer a portion of their base salary for the following year and up to a portion of any bonus earned under EXCEL the following year. The details of this plan are described under the Non-Qualified Deferred Compensation Table on page 76 of this Proxy Statement.

Perquisites
The Company provides certain perquisites, which are reviewed periodically, to ensure the personal security of senior executives, to maximize an executive’s time spent on Company business or to attract and retain them. The primary perquisites that our Named Executive Officers receive are financial counseling services and personal umbrella liability insurance coverage. Home security services are provided for Mr. Perez but were no longer reimbursed after January 2009 for Messrs. Sklarsky, Faraci, and Berman, and for Ms. Haag and Ms. Hellyar.

Our executive security program requires our CEO to use Company aircraft for all air travel, whether personal or business. Our Named Executive Officers, other than our CEO, are not permitted to use corporate aircraft for personal travel without approval from our CEO. This restriction applies to personal travel of these Named Executive Officers as well as the travel of a spouse when accompanying the Named Executive Officer on business travel.

The compensation attributed to our Named Executive Officers for 2009 for perquisites is included in the Summary Compensation Table on page 61 of this Proxy Statement.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Severance Arrangements
Our Named Executive Officers are responsible for the continued success of the Company and the execution of the Company’s strategic plan to grow our digital portfolio and manage a sustainable business model for our traditional businesses. The Committee believes that it is important to provide our senior management some measure of financial security in the event their employment is terminated without cause.

Three of our Named Executive Officers have an individual letter agreement that provides various severance benefits in the event their employment is terminated under various circumstances. These individual letter agreements were established at the time each Named Executive Officer commenced employment with the Company, or later in connection with entering into a retention arrangement. Additionally, when determining the appropriate severance arrangement for a Named Executive Officer, the Committee generally applies pre-established guidelines. Under these guidelines, our Named Executive Officers may be eligible to receive a severance allowance equal to one to two times their target cash compensation depending on their position, length of service and the circumstances surrounding their departure. The individual letter agreements for Named Executive Officers are approved by the Committee and are consistent with guidelines for executive severance that the Committee has established.

Our individual severance arrangements are designed to serve as a retention tool and to eliminate any reluctance of executives to implement any transformational components of the Company’s strategic plan. In certain instances, an executive’s successful completion of his or her responsibilities may result in the elimination of his or her job. These arrangements also provide an incentive for individuals to sign a release of claims against the Company, to refrain from competing with the Company and to cooperate with the Company both before and after their employment is terminated.

Mr. Perez’s individual severance arrangement provides him with severance benefits that are payable in the event his employment is terminated by the Company without “cause” or if he terminates for “good reason.” Mr. Sklarsky’s arrangement provides him with severance benefits for termination by the Company without “cause” or in the event of his long-term disability. Mr. Faraci’s agreement provided him with severance benefits for termination by the Company without “cause,” but the provision expired on December 6, 2009. The definitions of “cause” and “good reason” as applicable to Mr. Perez’s and Mr. Sklarsky’s letter agreements are set forth on pages 64 and 65 of this Proxy Statement. When approving any letter agreement for employment or retention, the Committee focuses on the severance triggers relative to each executive’s position and responsibilities.

Our severance arrangements with our Named Executive Officers also provide for the treatment of other compensation provided under the Company’s annual variable pay plan, equity plans and retirement plans. For additional information regarding the potential severance benefits payable to our Named Executive Officers under various circumstances, see the description under the Severance Benefits Tables beginning on page 82 of this Proxy Statement.

Change in Control Arrangements
Consistent with our compensation philosophy, we believe that the interests of our shareholders are best served if the interests of our senior management are aligned with theirs. To this end, our Executive Protection Plan, which the Company adopted in 1992, provides for enhanced change in control severance benefits for our Named Executive Officers to reduce any reluctance of our Named Executive Officers to support potential change in control transactions that may be in the best interest of shareholders and to promote the continued employment and dedication of our Named Executive Officers without distraction. The Committee believes that these change in control benefits also encourage smooth transition of management in the event of a change in control. The terms of the Executive Protection Plan are more fully described on pages 84 – 85 of this Proxy Statement.

When determining the appropriate level of change in control benefits for a Named Executive Officer under the Executive Protection Plan, the Committee considers how to ensure that the plan continues to fulfill the objectives described above and, in doing so, it takes market practice and cost of the benefits into consideration. The Committee’s decisions concerning these benefits do not affect decisions on other compensation elements. Certain of our other employee benefit and compensation plans also provide enhanced benefits to our Named Executive Officers, as well as other US employees, after a change in control. These benefits are designed to protect our Named Executive Officers against possible loss of benefits after a change in control. Additional plan terms and the treatment of any benefits after a change in control under the Company’s retirement and welfare plans, deferred compensation plan, EXCEL plan and equity incentive plans are described beginning on page 77 of this Proxy Statement.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation of each of our Named Executive Officers for 2007, 2008, and 2009:

							Change in
							Pension
							Value and
							Non-qualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan	Comp.	All Other
Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Comp.(4)	Earnings(5)	Comp.(6)	Total
A.M. Perez Chairman & CEO	2009	$ 988,660	—	$6,181,534	$1,050,000	$1,705,000	$2,468,046	$ 232,079	$12,625,319
	2008	1,096,168	—	2,321,282	683,901	0	3,438,295	285,442	7,825,088
	2007	1,096,168	—	3,287,295	3,060,442	3,324,750	519,560	377,865	11,666,080
F.S. Sklarsky EVP & CFO	2009	558,811	—	1,709,116	—	450,000	191,801	773	2,910, 501
	2008	597,911	—	641,885	189,098	0	119,720	10,369	1,558,983
	2007	597,911	—	825,600	846,153	900,000	104,165	37,504	3,311,333
P.J. Faraci President & COO	2009	651,950	—	2,029,519	630,000	595,000	692,301	748	4,599,518
	2008	697,561	—	1,300,992	224,543	0	341,208	27,947	2,592,251
	2007	606,879	—	615,105	675,938	1,066,158	386,094	31,362	3,381,536
J.P. Haag SVP & GC	2009	429,537	—	769,120	—	299,780	478,878	6,693	1,984,008
R.L. Berman SVP & CHRO	2009	358,566	—	828,854	—	250,250	511,865	5,539	1,955,074
	2008	383,658	—	311,210	91,673	0	100,757	6,117	893,415
Former Executive
M.J. Hellyar Former EVP	2009	336,734	—	217,662 (7)	—	159,250	—	1,618,924	2,332,570
	2008	488,293	—	742,496	120,302	0	517	10,904	1,362,512
	2007	488,293	—	615,153	465,786	637,980	4,093	2,653	2,213,958

(1)	This column reports base salary earned by each of our Named Executive Officers. See pages 46 – 47 of this Proxy Statement for a discussion and analysis of base salary levels.

(2)	This column reports the grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, for all stock awards (including Leadership Stock, Restricted Stock and RSUs) granted during each year reported. The 2009 Leadership Stock awards are included in the above table assuming the target allocation; the maximum number of stock units that may have been earned for this award was equal to 200% of the target allocation, which is equivalent to the following values for each Named Executive Officer (based on the grant date fair value of $4.00): $760,960 for A.M. Perez; $210,400 for F.S. Sklarsky; $249,840 for P.J. Faraci; $94,720 for J.P. Haag; $102,000 for R.L. Berman; and $133,840 for M.J. Hellyar.

(3)	This column reports the grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, for all stock option awards granted during each year reported. The assumptions used to calculate the values of the awards are the same as those used for our stock-based compensation disclosure in Note 20 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 22, 2010. The following table includes the assumptions used to calculate the grant date fair values of stock options granted in 2007, 2008 and 2009.

	Named
	Executive	Grant Date		Expected		Expected
	Officers	Fair Value of	Risk-Free	Option	Expected	Dividend
	Receiving	Award	Rate	Life	Volatility	Yield
Grant Date	Award	($)	(%)	(years)	(%)	(%)
10/16/2007	M.J. Hellyar	5.18	3.16	4	30.58	2.02
12/11/2007	A.M. Perez	7.70	3.59	7	35.15	1.90
	F.S. Sklarsky	7.70	3.59	7	35.15	1.90
12/11/2007	P.J. Faraci	5.18	3.16	4	30.58	2.02
	M.J. Hellyar	5.18	3.16	4	30.58	2.02
12/9/2008	A.M. Perez	0.91	1.82	6	32.17	7.42
	F.S. Sklarsky	0.91	1.82	6	32.17	7.42
	P.J. Faraci	0.91	1.82	6	32.17	7.42
	R.L. Berman	0.91	1.82	6	32.17	7.42
	M.J. Hellyar	0.91	1.82	6	32.17	7.42
10/14/2009	A.M. Perez	2.10	2.69	6	45.34	0.00
	P.J. Faraci	2.10	2.69	6	45.34	0.00

(4)	Amounts represent payments under the EXCEL plan for performance in 2007, 2008 and 2009. See the Grants of Plan-Based Awards in 2009 Table for the potential payouts for each Named Executive Officer, which depend upon performance. For a description of the performance criteria, see "2009 EXCEL Plan Design and Performance Results – Performance Metrics" under Compensation Discussion and Analysis. Mr. Faraci and Ms. Hellyar received the above-target portion of their 2007 EXCEL award in the form of fully-vested shares of common stock which were awarded on March 27, 2008. Named Executive Officers did not receive any non-equity incentive compensation for 2008 because no 2008 EXCEL awards were earned.

(5)	This column reports the aggregate change in the present value of the Named Executive Officer’s accumulated benefits under KRIP, KURIP and supplemental individual retirement arrangements, to the extent a Named Executive Officer participates, and the estimated above-market interest, if any, earned during the year on deferred compensation balances. The breakdown of these figures is shown in the table below:

	2007			2008			2009
		Above-			Above-			Above-
	Pension	Market	Total	Pension	Market	Total	Pension	Market	Total
Executive	Value	Interest(a)	Value	Value	Interest(a)	Value	Value(b)	Interest(a)	Value
A.M. Perez	$491,469	$28,091	$519,560	$3,434,567	$3,728	$3,438,295	$2,468,046	$0	$2,468,046
F.S. Sklarsky	104,165	—	104,165	119,720	—	119,720	191,801	—	191,801
P.J. Faraci	386,094	—	386,094	341,208	—	341,208	692,301	—	692,301
J.P. Haag	—	—	—	—	—	—	478,878	0	478,878
R.L. Berman	—	—	—	98,186	2,571	100,757	511,865	0	511,865
Former Executive
M.J. Hellyar	0	4,093	4,093	0	517	517	0	0	0

(a)	A Named Executive Officer’s deferral account balances are credited with interest at the “prime rate” as reported daily in the Wall Street Journal, compounded monthly. Above-market interest is calculated as the difference between the prime rate and 120% of the Applicable Federal Rate (AFR) for the corresponding month.

(b)	The primary actuarial assumption changes used to calculate pension values were a decrease in the discount rate and an increase in the lump-sum interest rate. Due to the fact that Mr. Perez is close to age 65, the downward influence of the lump-sum assumption change on his pension value greatly outweighed the upward influence of the decreased discount rate. Mr. Sklarsky’s pension benefit is calculated pursuant to the Cash Balance formula and, consequently, the changes in assumptions had an upward influence on his pension value. This upward influence was offset by the temporary reduction in the KURIP Cash Balance allocation rate from 7% to 4% for 2009. The pension values for Mr. Faraci, Ms. Haag and Mr. Berman were increased by the decrease in discount rate. The change in pension value for Ms. Hellyar in 2009 is zero because she received a $1,352,400 payout in 2009 and therefore has a lower accumulated pension value than at the end of 2008. This payout, plus a residual amount of $1,260,967 paid in January 2010, represents an increase of $77,682 over the prior year’s disclosed accumulated pension value.

(6)	The table below shows the components of the All Other Compensation column for 2009:

			Security	Personal
		Financial	Services/	Aircraft
Name	401(k) Match(a)	Counseling	Systems(b)	Usage(c)	Other	Total
A.M. Perez	—	$7,000	$5,796	$218,396	$ 887(d)	$ 232,079
F.S. Sklarsky	—	0	144	0	629(e)	773
P.J. Faraci	—	0	223	0	525(f)	748
J.P. Haag	—	4,870	208	0	1,615(g)	6,693
R.L. Berman	—	4,870	144	0	525(h)	5,539
Former Executive
M.J. Hellyar	—	1,242	157	0	1,617,525(i)	1,618,924

(a)	The Company suspended the 401(k) match in 2009 as part of its cost-saving initiatives.

(b)	Reimbursement of home security services for Messrs. Sklarsky, Faraci and Berman, and for Ms. Haag and Ms. Hellyar was discontinued after January 2009.

(c)	The incremental cost to the Company for personal use of Company aircraft is calculated based on the direct operating costs to the Company, including fuel costs, FBO handling and landing fees, vendor maintenance costs, catering, travel fees and other miscellaneous direct costs. Fixed costs that do not change based on usage, such as salaries and benefits of crew, training of crew, utilities, taxes and general maintenance and repairs, are excluded.

Under our executive security program, the Company requires Mr. Perez to use Company aircraft for all travel, whether personal or business. Mr. Perez’s family members and guests occasionally accompany him on business trips and on trips when he uses the Company aircraft for personal purposes, at no additional cost to the Company.

(d)	For Mr. Perez, this amount includes personal executive protection services, personal information technology (IT) support and personal umbrella liability insurance coverage.

(e)	For Mr. Sklarsky, this amount includes personal IT support and personal umbrella liability insurance coverage.

(f)	For Mr. Faraci, this amount represents personal umbrella liability insurance coverage.

(g)	For Ms. Haag, this amount includes photographic equipment, theme park passes and personal umbrella liability insurance coverage.

(h)	For Mr. Berman, this amount represents personal umbrella liability insurance coverage.

(i)	For Ms. Hellyar, this amount represents personal umbrella liability insurance coverage of $525 and a severance payment of $1,617,000 in connection with her departure, which was consistent with the previously disclosed terms of her August 18, 2006 letter agreement with the Company.

(7)	Ms. Hellyar’s last date of employment with the Company was June 30, 2009. This amount included Ms. Hellyar’s Restricted Stock awards granted in 2006 and 2007, the vesting of which was accelerated as approved by the Committee on June 17, 2009. The value was calculated using a stock price of $2.57, Kodak’s closing price on June 17, 2009. As a result of her departure, Ms. Hellyar forfeited her 2009 Leadership Stock allocation (grant date fair value of $66,920) and her January 2009 RSU award (grant date fair value of $107,574).

EMPLOYMENT AND RETENTION ARRANGEMENTS
The material terms of each Named Executive Officer’s employment or retention arrangements with the Company are described below. The first paragraph of each section provides the structure of each Named Executive Officer’s letter agreement, the second paragraph addresses the agreement’s compensation elements, the third paragraph sets forth any retirement provisions, and the fourth paragraph references any severance provisions. The levels of salary, annual variable incentive compensation and long-term equity-based incentive compensation, as well as the material considerations that the Committee takes into account in establishing those levels are described in the Compensation Discussion and Analysis on pages 43 – 56 of this Proxy Statement.

Antonio M. Perez
The Company employed Mr. Perez as President and COO under a letter agreement dated March 3, 2003. This agreement was subsequently amended on February 27, 2007, December 9, 2008, April 29, 2009 and September 28, 2009. In addition, by letter dated May 10, 2005, the Board elected Mr. Perez as Chief Executive Officer, effective immediately and Chairman of the Board, effective December 31, 2005. In connection with this election, the Committee modified the compensation-related terms of Mr. Perez’s employment.

As described earlier, in Mr. Perez’s September 28, 2009 amendment, he was eligible to receive 500,000 stock options on October 14, 2009. These options will vest in three substantially equal amounts on the anniversary date of the grant in 2011, 2012 and 2013. The amendment also provides that Mr. Perez is eligible to participate in two performance stock unit programs for the 2010 and 2011 performance years, each with an intended dollar-denominated target value of $1,230,000. In addition to the compensation described elsewhere in this Proxy Statement, Mr. Perez is eligible to receive a base salary of $1.1 million and a target award under the EXCEL plan of 155% of his base salary. Mr. Perez is also eligible to participate in all incentive compensation and deferred compensation plans, policies and arrangements that are provided to other senior executives of the Company. The April 29, 2009 amendment to Mr. Perez’s employment agreement reflected the 15% base salary reduction for the remainder of 2009, as described on page 47 of this Proxy Statement.

Under his March 3, 2003 letter agreement, as modified by his September 28, 2009 letter agreement, Mr. Perez is also eligible to receive a supplemental unfunded retirement benefit, which is described on page 74 of this Proxy Statement. Pursuant to Mr. Perez’s letter agreement dated February 27, 2007, this supplemental retirement benefit will vest when he turns age 65, consistent with the Company’s mandatory retirement policy for our corporate officers. The February 27, 2007 letter agreement also provides for the lump-sum payment of his supplemental retirement benefit following the six-month anniversary of his termination. The terms of Mr. Perez’s supplemental retirement benefit were further amended by a letter agreement dated December 9, 2008 to specify how his surviving spouse’s pre-retirement survivor benefits related to his supplemental unfunded retirement benefit will be calculated, clarify what persons qualify as survivors and provide for payment of pre-retirement survivor benefits in the form of a lump sum. With respect to the calculation of his surviving spouse’s pre-retirement survivor benefits, Section 409A triggers immediate taxation on Mr. Perez’s deferred compensation if his surviving spouse has control over which of two formulas would be used for this calculation. To avoid this tax implication, the December 9, 2008 letter agreement requires the surviving spouse’s pre-retirement survivor benefits to be the greater of the benefits calculated using either formula. With regard to the definition of survivor, the December 9, 2008 letter agreement clarifies that the only persons who qualify as survivors include Mr. Perez’s surviving spouse or domestic partner and, if none, his surviving child(ren) under age 19. This definition was added because both his March 3, 2003 and February 27, 2007 letter agreements did not specify the intended meaning of the term survivor. With regard to the lump sum payment of pre-retirement survivor benefits, the December 9, 2008 letter agreement provides for a form of payment because one was not specified in Mr. Perez’s March 3, 2003 and February 27, 2007 letter agreements. A lump sum form of payment was selected because it is consistent with the form of payment provided for Mr. Perez’s supplemental unfunded retirement benefit under his February 27, 2007 letter agreement. The September 28, 2009 amendment provides for the accrual of one month of pension service for each month of employment after December 1, 2010. In addition to these benefits, Mr. Perez is eligible to participate in all retirement and supplemental retirement plans, policies and arrangements that are provided to other senior executives of the Company.

The term of Mr. Perez’s employment is indefinite but, according to his March 3, 2003 letter agreement, as amended by his December 9, 2008 and September 28, 2009 letter agreements, he will be eligible to receive certain severance benefits in connection with termination of his employment under various circumstances. For information regarding his potential severance payments and benefits, please read the narrative descriptions and tables beginning on page 77 of this Proxy Statement.

Frank S. Sklarsky
The Company employed Mr. Sklarsky as Chief Financial Officer under a letter agreement dated September 19, 2006. This agreement was subsequently amended on September 26, 2006.

In addition to the compensation described elsewhere in this Proxy Statement, his letter agreement provides that Mr. Sklarsky is eligible to receive a base salary of $600,000 and a target award under the EXCEL plan of 75% of his base salary. He is also eligible under his letter agreement to participate in the annual corporate officer stock option program with a target value of approximately $800,000 and the annual Leadership Stock Program with a target value of approximately $800,000. The letter agreement was amended by a letter agreement dated September 26, 2006 to provide that Mr. Sklarsky was eligible to receive a cash award equal to $75,000, less any amount actually received under the EXCEL plan for the 2006 performance period. Mr. Sklarsky also is eligible to participate in all incentive compensation and deferred compensation plans, policies and arrangements that are provided to other senior executives of the Company.

Mr. Sklarsky’s letter agreements also provide that he is eligible to receive a supplemental retirement benefit, which is described under the Pension Benefits Table on page 73 of this Proxy Statement. In addition to these benefits, Mr. Sklarsky is eligible to participate in all retirement and supplemental retirement plans, policies and arrangements that are provided to other senior executives of the Company.

The term of Mr. Sklarsky’s employment is indefinite but, according to his September 19, 2006 letter agreement, he will be eligible to receive certain severance benefits in connection with termination of his employment under various circumstances. For information regarding his potential severance payments and benefits, please read the narrative descriptions and tables beginning on page 77 of this Proxy Statement.

Philip J. Faraci
The Company employed Mr. Faraci under a letter agreement dated November 3, 2004. This agreement was subsequently amended on February 28, 2007 and December 9, 2008.

In addition to the information provided elsewhere in this Proxy Statement, Mr. Faraci initially received a base salary of $520,000 and a target award under the EXCEL plan of 62% of his base salary. In connection with his promotion to co-lead the Chief Operating Office in March 2007, Mr. Faraci’s base salary was increased from $520,000 to $600,000 and his target EXCEL from 62% – 75% of his base salary. In September 2007, Mr. Faraci was promoted to President and Chief Operating Officer. As a result of this promotion, his base salary increased to $700,000, and his target award under the EXCEL plan increased to 85% of his base salary. Mr. Faraci is also eligible to participate in all incentive compensation and deferred compensation plans, policies and arrangements that are provided to other senior executives of the Company.

Mr. Faraci’s original letter agreement provides him with a supplemental retirement benefit, as described on page 75 of this Proxy Statement. The original letter agreement was amended by a letter agreement dated February 28, 2007 to provide for lump-sum payment of his supplemental retirement benefits following the six-month anniversary of his termination. In addition to these benefits, Mr. Faraci is eligible to participate in all retirement and supplemental retirement plans, policies and arrangements that are provided to other senior executives of the Company.

The term of Mr. Faraci’s employment is indefinite but, according to his November 3, 2004 letter agreement, as amended by his December 9, 2008 letter agreement, he would have been eligible for certain severance benefits if his employment had terminated under various circumstances on or before December 5, 2009. For information regarding those benefits, please read the narrative descriptions and tables beginning on page 77 of this Proxy Statement.

Joyce P. Haag
Ms. Haag does not have a letter agreement concerning her employment or retention.

Robert L. Berman
Mr. Berman does not have a letter agreement concerning his employment or retention.

Former Executive: Mary Jane Hellyar
Ms. Hellyar’s last date of employment with the Company was June 30, 2009. In connection with her departure, Ms. Hellyar received certain severance payments and other benefits under the terms of her August 18, 2006 and June 29, 2009 letter agreements and the terms of her leaving arrangement approved by the Committee on June 17, 2009. These payments and benefits are described on pages 56 and 81 of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS IN 2009

The compensation plans under which the grants were made in 2009 that are shown in the following table include the Company’s annual variable pay plan (EXCEL), and the 2005 Omnibus Long-Term Compensation Plan, which provides for the grant of stock options, Restricted Stock grants and performance stock units.

			Estimated Future Payouts Under			Estimated Future Payouts					Exercise	Grant Date
			Non-Equity Incentive Plan Awards			Under Equity Incentive Plan			All Other		or Base	Fair Value
			(1)			Awards(2)			Stock	All Other	Price of	of Stock &
									Awards	Option	Option	Option
	Award	Grant	Threshold	Target	Max.	Threshold	Target	Max.	Or Units	Awards	Awards	Awards
Name	Description	Date	($)	($)	($)(3)	(#)	(#)	(#)	(#)	(#)	($)	($)(4)
A.M.	EXCEL	—	—	$1,705,000	$5,000,000
Perez	2009 LS	3/23/09				—	95,120	190,240				$ 380,480
	2009 RSU	1/1/09							95,120			611,622
	2010 RSU(5)	9/28/09							1,048,370			5,189,432
	Option Grant	10/14/09								500,000	$4.54	1,050,000
F.S.	EXCEL	—	—	450,000	—
Sklarsky	2009 LS	3/23/09				—	26,300	52,600				105,200
	2009 RSU	1/1/09							26,300			169,109
	2010 RSU(5)	9/28/09							289,860	—	—	1,434,807
P.J.	EXCEL	—	—	595,000	3,500,000
Faraci	2009 LS	3/23/09				—	31,230	62,460				124,920
	2009 RSU	1/1/09							31,230			200,809
	2010 RSU(5)	9/28/09							344,200			1,703,790
	Option Grant	10/14/09								300,000	4.54	630,000
J.P.	EXCEL	—	—	299,780	2,306,000
Haag	2009 LS	3/23/09				—	11,840	23,680				47,360
	2009 RSU	1/1/09							11,840			76,131
	2010 RSU(5)	9/28/09							130,430	—	—	645,629
R.L.	EXCEL	—	—	250,250	1,925,000
Berman	2009 LS	3/23/09				—	12,750	25,500				51,000
	2009 RSU	1/1/09							12,750			81,983
	2010 RSU(5)	9/28/09							140,580	—	—	695,871
Former Executive
M. J.	EXCEL	—	—	318,500	2,450,000
Hellyar(6)	2009 LS	3/23/09				—	16,730	33,460				66,920
	2009 RSU	1/1/09							16,730	—	—	107,574

(1)	The amounts shown for the "Threshold," "Target" and "Maximum" levels represent the possible payouts for 2009 under the EXCEL plan. There is no amount in the "threshold" level for the EXCEL plan as the potential payouts can range from zero to the maximum amount allowable under the respective plan based on performance.

(2)	The amounts shown represent the "threshold," "target" and "maximum" number of shares of common stock that Named Executive Officers can earn under the 2009 Leadership Stock performance cycle. There is no amount in the "threshold" level as participants can earn any amount between zero and the maximum award payable, depending on performance.

(3)	The maximum amounts for the EXCEL plan represent the maximum payout permitted under the plan in accordance with the formula established under the plan. The maximum payout for the EXCEL plan is the lesser of: (i) 10% of the corporate funding pool determined in accordance with performance against pre-established performance targets; (ii) 500% of a Covered Employee’s annual base salary as of December 31, 2008; or (iii) $5 million. The maximum amount shown for the EXCEL plan is the lesser of 500% of annual base salary of $5 million since the amount representing 10% of the corporate funding pool is not determinable as of the beginning of the year. There is no maximum payout for Mr. Sklarsky as the CFO is not a Covered Employee for purposes of 162(m) and thus his award is not capped under the EXCEL plan.

(4)	The amounts shown represent the full grant date fair value, as calculated in accordance with Accounting Standards Codification Topic 718.

(5)	Represents 2010 equity grant delivered in September 2009 instead of during the calendar year 2010.

(6)	Ms. Hellyar forfeited her 2009 Leadership Stock allocation and her 2009 RSU award as a result of her departure from the Company.

EXCEL Plan
EXCEL is our short-term variable incentive plan for executives. For a discussion of the EXCEL plan, target allocations for our Named Executive Officers and performance under the plan for 2009, see the discussion in the “Compensation Discussion and Analysis” under the heading “Annual Variable Pay.”

In 2009, the Committee selected Cash Generation before Dividends and Restructuring as the primary metric for EXCEL. The definition is as follows:

Metric	Definition
Cash Generation before Dividends and Restructuring
Net cash flow provided by (used in) operating activities from continuing operations, as determined under U.S. GAAP, excluding:
  Restructuring/rationalization payments

  Net cash flow from the operating results of acquisitions or new strategic alliances having an annualized revenue of greater than $100 million

  Share issuance, share repurchases, including associated costs, expenses and fees

  Debt actions, including costs, expenses, and fees associated with amendments, revisions or other actions related to the Company’s debt portfolio, including revolving credit agreements

  Cash consideration paid for acquisitions or new strategic alliances along with the associated deal and integration costs

  Investments in unconsolidated entities

  Movements or transfers of cash to marketable securities or other interest-bearing investments or accounts

  Dividend payments
Including:
  Net cash flow generated by any business divested in the year, through the date of divestiture, including business divestitures categorized as continuing operations or discontinued operations

  Proceeds from asset sales, agreements, settlements and divestitures

  Capital expenditures

2009 Leadership Stock
On December 9, 2008, the Committee approved a performance stock allocation to each Named Executive Officer pursuant to the 2009 performance cycle of the Leadership Stock Program. The performance cycle began on January 1, 2009. Leadership Stock may be earned by our executives at the end of a performance cycle if the Company achieves the performance metrics established for the performance cycle. The actual number of stock units earned by an executive is based on the executive’s target allocation multiplied by the applicable performance percentage based on the Company’s performance. Any unearned units are forfeited at the end of the performance period. The performance metric established for the 2009 performance cycle is discussed in the Compensation Discussion and Analysis under the heading “Leadership Stock – 2009 Performance Cycle Awards.” The specific metric definition, which is a non-GAPP financial measure, is:

Metric	Definition
Total Segment Earnings from Operations
Total earnings of all the Company’s segments included within earnings from continuing operations before:
  Restructuring/rationalization charges

  Interest

  Other income and charges

  Impairments

  Income taxes

  Any other one-time items, greater than $5 million, impacting comparability
Excluding:
  Segment Earnings from Operations impact of acquisitions and new strategic alliances having an annualized revenue of greater than $100 million, along with associated deal and integrations costs.

  In the event of a divestiture or portfolio repositioning, with an annualized revenue plan of greater than $100 million, Total Segment Earnings from Operations will include actual Segment Earnings from Operations through the date of divestiture and the target will be adjusted to remove the divested or repositioned business’ earnings or losses from the date of divestiture through year-end, based on the Annual Commitment Plan.

For the 2009 Leadership Stock performance cycle, the payment of any stock units earned under the program for the 2009 performance cycle is delayed for two years contingent on the executive’s continued employment with the Company. During this two-year vesting period, if dividends are declared by the Board of Directors, dividend equivalents will accrue on the stock units, but payment of the dividend equivalents is also subject to this two-year vesting period. At the end of the two-year period, the stock units and the dividend equivalents earned, if any, on these stock units are paid to the executive in the form of shares of Company common stock. All shares earned under the Leadership Stock program are granted under the Company’s 2005 Omnibus Long-Term Compensation Plan.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE(1)

The following table sets forth additional information concerning option awards and stock awards held by Named Executive Officers as of December 31, 2009, including awards granted during 2009 and described in the Grants of Plan-Based Awards Table.

	Option Awards					Stock Awards
								Equity
								Incentive
								Plan	Equity
								Awards:	Incentive
								Number of	Plan Awards:
								Unearned	Market or
								Shares,	Payout Value
						Number of		Units or	of Unearned
	Number of	Number of				Shares or	Market Value	Other	Shares, Units
	Securities	Securities				Units of	of Shares or	Rights	or Other
	Underlying	Underlying		Option		Stock Held	Units of Stock	that Have	Rights that
	Unexercised	Unexercised		Exercise	Option	that Have Not	that Have Not	Not	Have Not
	Options (#)	Options (#)		Price	Expiration	Vested(2)	Vested(3)	Vested(4)	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)	($)	(#)	($)
A.M. Perez	500,000	0		$30.96	4/1/2013
	51,500	0		24.49	11/18/2010
	90,130	0		31.71	12/9/2011
	300,000	0		26.47	5/31/2012
	135,000	0		24.75	12/6/2012
	314,530	0		25.88	12/11/2013
	264,946	132,514	(5)	23.28	12/10/2014
	250,488	501,052	(6)	7.41	12/8/2015
	0	500,000	(7)	4.54	10/13/2016
						1,344,691(10)	$5,674,596	—	—
F.S. Sklarsky	100,000	0		25.88	12/11/2013
	73,252	36,638	(5)	23.28	12/10/2014
	69,260	138,540	(6)	7.41	12/8/2015
						385,870(11)	1,628,371	—	—
P.J. Faraci	32,800	0		32.50	12/5/2011
	10,000	0		26.46	5/11/2012
	52,500	0		26.47	5/31/2012
	20,940	0		24.75	12/6/2012
	25,000	0		25.01	1/31/2013
	58,690	0		25.88	12/11/2013
	86,984	43,506	(5)	23.28	12/10/2014
	82,242	164,508	(6)	7.41	12/8/2015
	0	300,000	(8)	4.54	10/13/2016
						430,318(12)	1,815,942	—	—

footnotes start on page 71

	Option Awards				Stock Awards
							Equity
							Incentive	Equity
							Plan	Incentive
							Awards:	Plan Awards:
							Number of	Market or
							Unearned	Payout Value
					Number of		Shares,	of Unearned
	Number of	Number of			Shares or	Market Value	Units or	Shares, Units
	Securities	Securities			Units of	of Shares or	Other	or Other
	Underlying	Underlying	Option		Stock Held	Units of Stock	Rights that	Rights that
	Unexercised	Unexercised	Exercise	Option	that Have Not	that Have Not	Have Not	Have Not
	Options (#)	Options (#)	Price	Expiration	Vested(2)	Vested(3)	Vested(4)	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
J.P. Haag	6,500	0	31.30	11/15/2011
	2,934	0	31.30	3/29/2010
	3,667	0	31.30	1/11/2011
	6,875	0	36.66	11/21/2012
	30,833	0	26.47	5/31/2012
	10,000	0	27.06	6/29/2012
	12,400	0	24.75	12/6/2012
	41,580	0	25.88	12/11/2013
	32,970	16,490 (5)	23.28	12/10/2014
	31,174	62,356 (6)	7.41	12/8/2015
					162,226(13)	684,595	—	—
R.L. Berman	13,300	0	31.30	11/15/2011
	4,934	0	31.30	3/29/2010
	8,867	0	31.30	1/11/2011
	5,000	0	31.30	8/25/2012
	19,125	0	36.66	11/21/2012
	5,810	0	24.49	11/18/2010
	5,810	0	31.71	12/9/2011
	10,000	0	26.46	5/11/2012
	32,083	0	26.47	5/31/2012
	15,500	0	24.75	12/6/2012
	44,080	0	25.88	12/11/2013
	35,510	17,760 (5)	23.28	12/10/2014
	33,577	67,163 (6)	7.41	12/8/2015
					178,339(14)	752,591	—	—

footnotes start on page 71

	Option Awards				Stock Awards
							Equity
							Incentive	Equity
							Plan	Incentive
							Awards:	Plan Awards:
							Number of	Market or
							Unearned	Payout Value
					Number of		Shares,	of Unearned
	Number of	Number of			Shares or	Market Value	Units or	Shares, Units
	Securities	Securities			Units of	of Shares or	Other	or Other
	Underlying	Underlying	Option		Stock Held	Units of Stock	Rights that	Rights that
	Unexercised	Unexercised	Exercise	Option	that Have Not	that Have Not	Have Not	Have Not
	Options (#)	Options (#)	Price	Expiration	Vested(2)	Vested(3)	Vested(4)	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
Former Executive
M.J. Hellyar	8,000	0	31.30	3/29/2010
	6,333	0	31.30	1/11/2011
	13,800	0	31.30	11/15/2011
	16,830	0	36.66	11/21/2012
	5,000	0	24.49	11/18/2010
	5,000	0	31.71	12/9/2011
	10,000	0	31.52	1/16/2012
	50,000	0	26.47	5/31/2012
	16,750	0	24.75	7/1/2012
	58,690	0	25.88	7/1/2012
	13,332	6,668 (9)	28.44	7/1/2012
	46,609	23,311 (5)	23.28	7/1/2012
	44,062	88,138 (6)	7.41	7/1/2012
					—	—	—	—

(1)	This table includes only those grants outstanding as of December 31, 2009; stock options that expire prior to the end of fiscal 2009 are excluded from this table.

(2)	This column represents outstanding grants of Restricted Stock, RSUs, and the 2009 Leadership Stock award held by our Named Executive Officers.

(3)	The market value of shares, units or other rights that have not vested was calculated using a stock price of $4.22 (closing price of our common stock on December 31, 2009, the last trading day of the year).

(4)	There are no unearned Leadership Stock awards outstanding as of December 31, 2009.

(5)	This option was granted on December 11, 2007 and will vest in equal annual installments on the first three anniversaries of the grant date.

(6)	This option was granted on December 9, 2008 and will vest in equal annual installments on the first three anniversaries of the grant date.

(7)	This option was granted on October 14, 2009 and will vest in equal annual installments on the second, third and fourth anniversary of the grant date.

(8)	This option was granted on October 14, 2009 and cliff vests on the fourth anniversary of the grant date.

(9)	This option was granted on October 16, 2007 and will vest in equal annual installments on the first three anniversaries of the grant date.

(10)	Mr. Perez's unvested stock awards include: (i) the remaining 30,000 unvested shares of a Restricted Stock award granted on June 1, 2005, which will vest on June 1, 2010; (ii) the remaining 9,497 unvested shares of a Restricted Stock award granted on February 27, 2007, which will vest on February 27, 2010; (iii) 95,120 unvested RSUs, which will cliff vest on December 31, 2011; (iv) 1,048,370 unvested RSUs, which will vest in equal installments on September 28, 2012 and 2013, with a hold until retirement provision; and (v) 161,704 shares earned from the 2009 Leadership Stock cycle, which will vest on December 31, 2011.

(11)	Mr. Sklarsky's unvested stock awards include: (i) the remaining 25,000 unvested shares of a Restricted Stock award granted on October 30, 2006, which will vest on October 30, 2010; (ii) 26,300 unvested RSUs, which will cliff vest on December 31, 2011; (iii) 289,860 unvested RSUs, which will vest in equal installments on September 28, 2012 and 2013; and (iv) 44,710 shares earned from the 2009 Leadership Stock cycle, which will vest on December 31, 2011.

(12)	Mr. Faraci's unvested stock awards include: (i) the remaining 1,797 unvested shares of a Restricted Stock award granted on February 27, 2007, which will vest on February 27, 2010; (ii) 31,230 unvested RSUs, which will cliff vest on December 31, 2011; (iii) 344,200 unvested RSUs, which will vest in equal installments on September 28, 2012 and 2013; and (iv) 53,091 shares earned from the 2009 Leadership Stock cycle, which will vest on December 31, 2011.

(13)	Ms. Haag's unvested stock awards include: (i) 11,668 unvested RSUs, which will cliff vest on December 31, 2011; (ii) 130,430 unvested RSUs, which will vest in equal installments on September 28, 2012 and 2013; and (iii) 20,128 shares earned from the 2009 Leadership Stock cycle, which will vest on December 31, 2011.

(14)	Mr. Berman’s unvested stock awards include: (i) the remaining 3,334 shares of a Restricted Stock award granted on December 10, 2004, which will vest on December 10, 2011; (ii) 12,750 unvested RSUs, which will cliff vest on December 31, 2011; (iii) 140,580 unvested RSUs, which will vest in equal installments on September 28, 2012 and 2013; and (iv) 21,675 shares earned from the 2009 Leadership Stock cycle, which will vest on December 31, 2011.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
	Exercise	On Exercise	Acquired on Vesting	On Vesting(2)
Name	(#)	($)	(#)	($)
A.M. Perez	—	—	87,257	$358,446
F.S. Sklarsky	—	—	24,723	104,332
P.J. Faraci	—	—	21,304	89,256
J.P. Haag	—	—	10,127	42,734
R.L. Berman	—	—	14,227	60,538
Former Executive
M.J. Hellyar	—	—	32,892	115,791 (3)

(1)	None of the Named Executive Officers exercised stock options in 2009.

(2)	This column represents the value of vested Restricted Stock and RSUs during 2009 and the award of shares and dividend equivalents earned under the 2007 Leadership Stock cycle. All awards represented in this column were valued using a stock price equal to the closing price on the vesting date.

(3)	This amount includes the following awards, the vesting of which was accelerated in connection with Ms. Hellyar's departure (the value at vesting is calculated using a stock price of $2.96, Kodak's closing stock price on June 30, 2009):
  1,797 restricted shares granted on February 27, 2007; and

  15,000 restricted shares granted on July 17, 2006.

PENSION BENEFITS FOR 2009

The Pension Benefits Table below shows the present value as of December 31, 2009 of the accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each Named Executive Officer under KRIP, KURIP and, when applicable, their supplemental individual retirement arrangements. The methods and assumptions for calculating the present value of accumulated benefits generally follow those set forth in Accounting Standards Codification Topic 715 under GAAP and are consistent with those used in our financial statements as described in Note 17 to the Notes to the Consolidated Financial Statements to the Company’s Form 10-K for the year ended December 31, 2009. The present value has been calculated for all Named Executive Officers, with the exception of Ms. Haag and Mr. Berman, assuming they will remain in service until the normal retirement age of 65, and that the benefit is payable as a lump sum. The present value of Ms. Haag’s accumulated benefit assumed a benefit commencement upon the completion of 30 years of service (i.e., age 60 and 4 months) and the present value of Mr. Berman’s accumulated benefit assumed a benefit commencement at age 60. These are the ages when each of them would be entitled to retire without any benefit reduction. The present values of Ms. Haag’s and Mr. Berman’s accumulated benefits were calculated assuming the form of a straight life annuity for KRIP and a lump sum for KURIP. For Ms. Hellyar, the present value of the accumulated benefit reflects the payment to be made to her in January 2010.

		Number of Years	Present Value of	Payments During
		of Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
A.M. Perez	KRIP	6.75	$ 72,117	$ 0
	KURIP	6.75	1,024,501	0
	Individual Arrangement	22.20 (1)	11,305,442	0
F.S. Sklarsky	KRIP	3.17	30,633	0
	KURIP	3.17	121,692	0
	Individual Arrangement	3.17	281,663	0
P.J. Faraci	KRIP	5.08	46,990	0
	KURIP	5.08	190,949	0
	Individual Arrangement	12.35 (2)	1,606,010	0
J.P. Haag	KRIP	28.83	1,240,147	0
	KURIP	28.83	1,770,533	0
R.L. Berman	KRIP	27.67	827,127	0
	KURIP	27.67	1,407,593	0
Former Executive
M.J. Hellyar	KRIP	26.67	0	745,560
	KURIP	26.67	1,260,967	606,840

(1)	Mr. Perez has been employed with the Company for 6.75 years as of December 31, 2009. Under his individual arrangement, he has accumulated 22.20 years, representing a difference of 15.45 years of additional service. Of Mr. Perez’s total accumulated benefit shown above, $7,868,588 is attributable to his additional credited service as of December 31, 2009.

(2)	Mr. Faraci has been employed with the Company for 5.08 years as of December 31, 2009. Under his individual arrangement, he has accumulated 12.35 years, representing a difference of 7.27 years of additional service. Of Mr. Faraci's total accumulated benefit shown above, $944,712 is attributable to his additional credited service as of December 31, 2009.

Tax-Qualified Retirement Plan (KRIP)
The Company funds a tax-qualified defined benefit pension plan (KRIP) for virtually all U.S. employees. Effective January 1, 2000, the Company amended the plan to include a cash balance component. KRIP’s cash balance component covers all new employees hired after March 31, 1999, including Messrs. Perez, Sklarsky and Faraci. Ms. Haag and Mr. Berman are the only Named Executive Officers who participate in KRIP’s traditional defined benefit component.

Cash Balance Component
Under KRIP’s cash balance component, a hypothetical account is established for each participating employee and, for every month the employee works, the employee’s account is credited with an amount equal to 4% of the employee’s monthly pay (i.e., base salary and EXCEL awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays). In addition, the ongoing balance of the employee’s account earns interest at the 30-year Treasury bond rate. Employees vest in their account balance after completing three years of service. Benefits under the cash balance component are payable upon normal retirement (age 65), vested termination or death. Participants in the cash balance component of the plan may choose from among optional forms of benefits such as a lump sum, a joint and survivor annuity, and a straight life annuity.

Traditional Defined Benefit Component
Under the traditional defined benefit component of KRIP, benefits are based upon an employee’s average participating compensation (APC). The plan defines APC as one-third of the sum of the employee’s participating compensation for the highest consecutive 39 periods of earnings over the 10 years ending immediately prior to retirement or termination of employment. Participating compensation, in the case of the Named Executive Officers, is base salary and any EXCEL award, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.

For an employee with up to 35 years of accrued service, the annual normal retirement income benefit is calculated by multiplying the employee’s years of accrued service by the sum of: (a) 1.3% of APC, plus (b) 1.6% of APC in excess of the average Social Security wage base. For an employee with more than 35 years of accrued service, the amount is increased by 1% for each year in excess of 35 years.

The retirement income benefit is not subject to any deductions for Social Security benefits or other offsets. Participants in the traditional defined benefit component of the plan may choose from among optional forms of benefits such as a straight life annuity, a qualified joint and 50% survivor annuity, other forms of annuity or a lump sum.

An employee may be eligible for normal retirement, early retirement benefits, vested benefits or disability retirement benefits under the traditional defined benefit component depending on the employee’s age and total service when employment with the Company ends. An employee is entitled to normal retirement benefits at age 65. For early retirement benefits, an employee must have reached age 55 and have at least 10 years of service or have a combined age and total service equal to 75. Generally, the benefit is reduced if payment begins before age 65. As of January 1, 2008, an employee who has three or more years of vesting service with the Company will be entitled to a reduced vested benefit if employment with the Company is terminated before becoming eligible for normal retirement or early retirement benefits.

As of December 31, 2009, Ms. Haag and Mr. Berman are the only Named Executive Officers eligible for an early retirement benefit under the traditional defined benefit component of the plan.

Non-Qualified Supplemental Retirement Plans (KURIP and KERIP)
Each of our Named Executive Officers is eligible to receive benefits under the Kodak Unfunded Retirement Income Plan (KURIP). KURIP is an unfunded non-contributory retirement plan. It provides pension benefits where benefits cannot be paid under KRIP and matching contributions cannot be made to the Company’s Savings and Investment Plan (SIP) (a 401(k) defined contribution plan), because of the limitation on the inclusion of earnings in excess of limits contained in Section 401(a)(17) of the Internal Revenue Code (for 2007, 2008 and 2009, $225,000, $230,000 and $245,000, respectively) and because deferred compensation is ignored when calculating benefits under KRIP and SIP.

For Named Executive Officers participating in the traditional defined benefit component of KRIP, the annual benefit is calculated by determining the amount of the retirement benefit to which the employee would otherwise be entitled under KRIP if deferred compensation were considered when calculating such benefit and the limits under Section 401(a)(17) of the Internal Revenue Code were ignored, less any benefits earned under KRIP or under the Company’s excess benefit plan (KERIP). KERIP is further described in the Compensation Discussion and Analysis on page 58 of this Proxy Statement. As of December 31, 2009, none of our Named Executive Officers had any accrued benefit under KERIP.

For Named Executive Officers participating in the cash balance component of KRIP, the annual benefit under KURIP is calculated by crediting an employee’s account with an amount equal to 7% of his or her compensation that is ignored under KRIP and SIP because it is either in excess of the Section 401(a)(17) compensation limit or deferred compensation. The ongoing balance of the executive’s account earns interest at the 30-year Treasury bond rate. For 2009, the amount of an employee’s compensation used to credit his or her KURIP account is reduced to 4% to parallel the Company’s suspension of matching contributions to SIP for that year. The amount of compensation used to credit an employee’s KURIP account returned to 7% effective January 1, 2010.

Benefits due under KURIP are payable upon an employee’s termination of employment or death. Effective January 1, 2008, the plan administrator may select, in his or her sole discretion, the form of payment options available under KURIP for benefits not subject to Section 409A. For benefits subject to Section 409A, payments are made in a lump sum. If an employee’s benefit under KRIP is subject to actuarial reduction, then any benefit payable under KURIP will also be subject to actuarial reduction.

SUPPLEMENTAL INDIVIDUAL RETIREMENT ARRANGEMENTS

Antonio M. Perez
Mr. Perez is eligible for a supplemental unfunded retirement benefit under the terms of his March 3, 2003, February 27, 2007, December 9, 2008 and September 28, 2009 letter agreements. Under these agreements, because Mr. Perez has been employed for at least three years, he will be treated as if eligible for the traditional defined benefit component of KRIP. For this purpose, he will be considered to have completed eight years of service with the Company and attained age 65. If, instead, Mr. Perez actually remains employed until age 65 (i.e., until November 8, 2010), he will be considered to have completed 25 years of service with the Company. For employment on and after December 1, 2010, Mr. Perez will receive one month of service credit for each month of employment. Mr. Perez’s supplemental retirement benefit will be offset by his cash balance benefit under KRIP, KERIP and KURIP, and any Company matching contributions contributed to his account under SIP. Mr. Perez will receive his supplemental retirement benefit in a lump sum after the six-month waiting period required for compliance under Section 409A.

Frank S. Sklarsky
In addition to the benefit Mr. Sklarsky may be eligible for under the cash balance component of KRIP, he is covered under a supplemental unfunded retirement benefit under the terms of his letter agreements dated September 19, 2006 and September 26, 2006. Under these agreements, the Company established a phantom cash balance account on behalf of Mr. Sklarsky. The Company agreed to credit the account by $100,000 each year for up to five years, beginning October 30, 2007. Any amounts credited to this account will earn interest at the same interest rate that amounts accrue interest under the cash balance benefit. In order to receive any of the amounts credited to this account, Mr. Sklarsky must remain continuously employed for at least five years unless the Company terminates his employment for a reason other than cause. Upon termination of employment, any vested amount will be payable in a lump sum after the six-month waiting period required for compliance under Section 409A.

Philip J. Faraci
Mr. Faraci is eligible for a supplemental unfunded retirement benefit under the terms of his November 3, 2004, February 28, 2007 and December 9, 2008 letter agreements. Under these agreements, he is eligible to receive an extra 1.5 years of credited service for each year he is employed, up to a maximum of 20 years of enhanced credited service. Because Mr. Faraci was employed for five years on December 6, 2009, he will be treated as if he is eligible for the traditional defined benefit component of KRIP and will be considered to have completed 12.5 years of service with the Company. If he remains employed for 12 years, he will be considered to have completed 30 years of service with the Company. Mr. Faraci’s supplemental retirement benefit will be offset by his cash balance benefit under KRIP, KERIP and KURIP, any Company matching contributions contributed to his account under SIP and any retirement benefits provided to him pursuant to the retirement plan of any former employer. Mr. Faraci he will receive his supplemental retirement benefit in a lump sum after the six-month waiting period required for compliance under Section 409A.

Joyce P. Haag
Ms. Haag does not have a letter agreement with the Company. She has no supplemental retirement benefits.

Robert L. Berman
Mr. Berman does not have a letter agreement with the Company. He has no supplemental retirement benefits.

Former Executive: Mary Jane Hellyar
Ms. Hellyar’s August 18, 2006 letter agreement did not provide supplemental retirement benefits.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2009

						Aggregate	Aggregate
		Executive	Registrant	Aggregate		Withdrawals/	Balance at
		Contributions	Contributions	Earnings		Distributions	Year End
Name	Plan Name	($)	($)	($)		($)	($)
	Salary Deferral	$33,289 (1)	—	$ 13,152	(2)	—	$ 417,692	(3)
A.M. Perez	EDCP	—	—	37,924	(2)	$ 0	1,187,547	(4)
	Deferred Stock Units	—	—	(223,719	)(5)	—	400,040
F.S. Sklarsky	N/A	—	—	—		—	N/A
P.J. Faraci	N/A	—	—	—		—	N/A
J.P. Haag	EDCP	—	—	9,646	(2)	383,045	174,743	(6)
R.L. Berman	EDCP	—	—	13,704	(2)	986,497	17,115	(7)
	Deferred Stock Units	—	—	(8,203	)(5)	—	14,668
Former Executive
M.J. Hellyar	EDCP	—	—	6,567	(2)	—	205,632	(8)

(1)	This amount represents a salary deferral of $33,289, which is included in the base salary earned by Mr. Perez as reported in the Summary Compensation Table for fiscal 2009.

(2)	This amount represents interest earned during fiscal 2009 with no above-market interest.

(3)	This amount includes the 2007 salary deferral of $96,169 and above-market interest of $4,455, and the 2008 salary deferral of $96,169 and above-market interest of $743 (these amounts were also reported in the Summary Compensation Table for fiscal 2007 and 2008).

(4)	This amount includes the 2007 above-market interest of $23,637 and the 2008 above-market interest of $2,985 (these amounts are also reported in the Summary Compensation Table for fiscal 2007 and 2008).

(5)	Reflects losses attributable to declines in Kodak's stock price during fiscal 2009 (i.e. the closing price of $6.58 as of December 31, 2008 vs. the closing price of $4.22 as of December 31, 2009).

(6)	There is no above-market interest for 2009.

(7)	This amount includes the 2008 above-market interest of $2,571 (this amount is also reported in the Summary Compensation Table for fiscal 2008).

(8)	This amount includes 2007 above-market interest of $4,093 and the 2008 above-market interest of $517 (these amounts are also reported in the Summary Compensation Table for fiscal 2007 and 2008).

Executive Deferred Compensation Plan
The Company has maintained the Eastman Kodak Company 1982 Executive Deferred Compensation Plan (EDCP) for executives who participated in the plan prior to 2007. In 2009, the Committee froze the receipt of new monies into the plan, due to its low utilization and its administrative cost. Prior to 2009, the Committee had made annual decisions to freeze the receipt of new monies in both 2007 and 2008. The plan’s benefits are neither funded nor secured.

After the period of fixed deferment, any account balance may be paid in a cash lump-sum payment as soon as administratively possible coincident with a pay cycle in September, after the account is valued in August following the end of the deferment. Upon termination of employment, for amounts not subject to Section 409A, the Committee has the sole discretion to pay such amounts in a lump sum or in annual installments, not to exceed 10 annual installments. For amounts subject to Section 409A , most Named Executive Officers elected to be paid in a lump sum or in installments, provided that payments begin no later than when the executive reaches age 71. If an executive has not filed an election, then any amounts subject to Section 409A will be paid in a lump sum. Any amounts subject to Section 409A are subject to a further six-month waiting period following termination of employment in order to ensure compliance with Section 409A. Withdrawals prior to termination of employment are not permitted under the plan except in cases of severe financial hardship not within the executive’s control, although amounts not subject to Section 409A may be withdrawn by an executive prior to termination of employment, provided that 10% of the amount withdrawn will be forfeited by the executive.

Salary and Bonus Deferral Program
To preserve the full deductibility for federal income tax purposes of Mr. Perez’s base salary, he is required to defer that portion of his base salary that exceeds $1 million. The amount deferred in each pay period bears interest at the same rate as described above for our EDCP. The deferred amounts and interest earned on these amounts are tracked through a notional account maintained by the Company. Amounts deferred are payable only upon Mr. Perez’s retirement from the Company, in the form of a lump sum. The notional account is neither funded nor secured.

Deferral of Stock Awards
Under the Company’s prior equity award programs, Named Executive Officers were at times permitted to defer the receipt of various equity awards to a future date later than the date that the award vest. Mr. Perez elected to defer awards earned under the Alternative Award of the Executive Incentive Plan under the 2002 – 2004 performance cycle of the Company’s Performance Stock Program, his Restricted Stock award granted on October 1, 2003 and the performance stock units earned under the 2004 – 2005 performance cycle of the Leadership Stock Program. Each of these awards has fully vested as of December 31, 2009.

All of these deferred awards are tracked through notional accounts maintained by the Company. For each share or unit deferred, the executive receives a phantom unit of our common stock in his account. Any stock dividends or amounts equivalent to dividends paid on our common stock are added to the executive’s notional account in the form of additional phantom units as they are paid at the same rate as dividends are paid on shares of our common stock. For these deferred awards, stock dividends were unrestricted, but are subject to the original payment terms of the underlying deferred award. The notional accounts are neither funded nor secured.

The payout, withdrawal and distribution terms are generally similar for each deferred award, other than the performance stock units earned under the 2004 – 2005 performance cycle of the Leadership Stock Program that were deferred by Mr. Perez. Pursuant to his deferral election, Mr. Perez will be entitled to receive a distribution following his termination of employment of all amounts in his deferred account attributable to these performance stock units (and any earnings thereon) in a lump-sum payment, in shares, as soon as administratively practicable in March of the following year after his termination of employment with the Company. If applicable, a six-month waiting period is required for compliance under Section 409A.

For all other deferred awards, upon termination of employment for any reason other than death, the amounts held in an executive’s notional accounts will be distributed in a single lump sum or in up to 10 annual installments as the Committee determines at its sole discretion. The Committee will also have the discretion to pay the amounts in cash or in shares, or in any combination of both. Upon an executive’s death, the balance of an executive’s deferred account that is not subject to restriction will be paid in a lump-sum cash payment within 30 days after appointment of a legal representative of the deceased executive.

Withdrawals prior to termination of employment are not permitted under the terms of the deferral program except in cases of severe financial hardship not within the executive’s control, as determined at the Committee’s sole discretion.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Potential Payments upon Termination or Change in Control
Each of our Named Executive Officers is eligible to receive certain severance payments and benefits in connection with termination of employment under various circumstances. The potential severance benefits payable to our Named Executive Officers in the event of termination of employment on December 31, 2009 pursuant to any individual arrangement with the Company are described below. For Named Executive Officers without an individual arrangement, severance benefits equal to 1.5 weeks of target total cash compensation per year of service with the Company may be payable in accordance with the Company’s Termination Allowance Plan (TAP). If a Named Executive Officer terminates between February 1, 2009 and December 31, 2010 inclusive, his or her severance benefit pursuant to any individual agreement or TAP, as applicable, will be partially offset by the Special Termination Program benefits payable from KRIP. A Named Executive Officer’s severance arrangement may nevertheless be adjusted in accordance with pre-established guidelines applied by the Committee to determine the appropriate arrangement for that Named Executive Officer. These guidelines are described on pages 59 – 60 of this Proxy Statement.

Actual amounts paid or distributed to our Named Executive Officers as a result of one of the separation events occurring in the future may be different than those described below due to the fact that many factors affect the amounts of any payments described under the various separation events. For example, factors that could affect the amounts payable include the executive’s base salary, the Company’s stock price and the executive’s age and service with the Company. At the time of separation of a Named Executive Officer, the Committee may approve severance terms that vary from those provided in the Named Executive Officer's pre-existing individual letter agreement(s), if any, or in relevant employee benefit plans, provided that such terms are consistent with the guidelines that the Committee establishes for executive severance.

In addition to benefits outlined in our Named Executive Officers’ individual severance arrangements, Named Executive Officers will be eligible to receive any benefits accrued under the Company’s broad-based benefit plans, such as distributions under SIP, disability benefits and accrued vacation pay, in accordance with those plans and policies. Our Named Executive Officers will also be eligible to receive any account balances at the 2009 fiscal year end under our non-qualified deferred compensation plans and programs as set forth in the Non-Qualified Deferred Compensation Table on page 76 of this Proxy Statement and any present value of accrued benefits as set forth in the Pension Benefits Table on page 73 of this Proxy Statement.

Following termination of employment, each of our Named Executive Officers is subject to compliance with the post-termination restrictive covenants set forth in his or her Eastman Kodak Company Employee’s Agreement, in addition to any covenants under individual arrangements with the Company. These covenants generally prohibit our Named Executive Officers from disclosing proprietary or confidential information of the Company and from competing with the Company for a certain period after termination of their employment. All of our Named Executive Officers are prohibited for one year after termination of their employment from soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors. All of our Named Executive Officers are prohibited from engaging in any work for a competitor of the Company in the field in which they were employed by Kodak for a period of not more than 18 months after termination. Mr. Perez is also subject to a two-year non-compete after termination of his employment under his letter agreement dated March 3, 2003.

For any unvested or restricted equity awards, related restriction periods may lapse and vesting may be accelerated automatically pursuant to the terms of the awards depending on the circumstances surrounding a Named Executive Officer’s termination of employment. The Committee may waive any restrictions or accelerate vesting if an executive’s termination is determined to be for an “approved reason.” An “approved reason” is defined as a termination of employment that is in the best interest of the Company, as determined by the Committee. Absent an employment agreement specifying different treatment, equity awards held by Named Executive Officers will generally be affected as follows:
  Stock Options: If the Committee determines that a Named Executive Officer’s termination is for an approved reason, then all unvested stock options will continue to vest as if employment continued and will expire on the third anniversary from the last date of employment. Upon termination of employment due to death or disability, all unvested stock options will immediately vest and remain exercisable until the third anniversary from the last date of employment.

  Leadership Stock Awards: Upon termination of employment due to death, disability, retirement or an approved reason, an executive will remain eligible to receive an award earned under the performance cycle, provided the executive was employed for the entire year of the one-year performance cycle.

  Restricted Stock Awards: For termination due to an approved reason, subject to the Committee’s approval, the executive will retain the shares and restrictions will lapse upon termination. In the event of disability, the executive will retain the shares and restrictions will lapse upon termination. In the event of death, restrictions will lapse and the shares will be paid to the executive’s estate.

  RSU Awards: Upon termination of employment due to death, disability or an approved reason, an executive will be eligible to retain a portion of or all of his or her unvested award, subject to the terms and conditions of the award administrative guide. Upon termination of employment due to retirement, an executive will forfeit his or her award unless retirement is specified as an approved reason in the award administrative guide, or approved by the Committee.
Named Executive Officers will also be eligible to receive a pro rata EXCEL award, if earned, if their employment is terminated due to death, disability, retirement or approved reason.

Individual Severance Arrangements

Antonio M. Perez
Under the terms of his letter agreement dated March 3, 2003, Mr. Perez will be eligible to receive certain severance benefits in the event his employment is terminated under various circumstances as described below. The amount and nature of the severance benefits he will be eligible to receive varies depending on the circumstances surrounding his termination. As a condition to receiving severance benefits, Mr. Perez must execute a general release and covenant not to sue in favor of the Company. He is not required to seek other employment to mitigate the amount of any severance payments payable to him. Mr. Perez will be subject to a two-year non-compete agreement after termination of his employment. To the extent he breaches this non-compete agreement, he will forfeit the right to receive certain severance benefits otherwise payable in connection with termination without “cause” and for “good reason” and have to repay the Company for any severance benefits received. For purposes of his letter agreement, “cause” is defined as Mr. Perez’s failure to perform or gross negligence in performing his duties, conviction of a crime, or, a material breach of his agreement or the Company’s Business Conduct Guide. “Good reason” is defined as an adverse change in Mr. Perez’s title or responsibilities, a material breach of his agreement by the Company, or the failure of any successor to the Company to assume obligations under his agreement.

Mr. Perez’s March 3, 2003 letter agreement was amended by a letter agreement dated December 9, 2008, to provide that any severance benefits payable under his letter agreements will begin after the six-month waiting period required for compliance under Section 409A, and by a letter agreement dated September 28, 2009, to qualify pro-rated earned EXCEL awards upon termination of employment as performance-based compensation under Section 162(m).

Termination by the Company without Cause or by Mr. Perez for Good Reason. If Mr. Perez is terminated by the Company without cause or if Mr. Perez terminates his employment with the Company for good reason, he is eligible to receive (less applicable withholding):
  An amount equal to two times the sum of his current base salary and target EXCEL award, payable over 24 months;

  A pro rata bonus award under the EXCEL plan for the year in which the termination occurs, if earned (as certified and determined by the Committee) payable in a single installment on the normal payment date when awards are paid to other executives;

  Any earned, but unpaid, EXCEL award for the prior performance year;

  Waiver of the forfeiture provisions of any Restricted Stock award (other than unvested restricted shares granted at the time of his employment) outstanding;

  Waiver of the forfeiture provisions for a pro rata portion of any restricted shares granted at the time of his employment;

  The continued vesting of unvested stock option awards and all vested stock options will remain exercisable for the remainder of their term;

  Continuation of existing coverage under Kodak’s medical and dental plans for four months at the Company’s expense;

  Outplacement services;

  Services under Kodak’s financial counseling program for the two-year period immediately following his termination of employment (payment of which is subject to the six-month waiting period required for compliance under Section 409A; and

  If the termination occurs before November 8, 2010, his additional retirement benefit provided under his individual arrangement based on eight years of deemed service plus the supplemental retirement benefit provided under his individual arrangement as set forth in the Regular Severance Payments Table on page 81 of this Proxy Statement.
Termination by the Company for Cause. If Mr. Perez’s employment is terminated by the Company for cause, he is eligible to receive (less applicable withholding):
  Any earned, but unpaid, EXCEL award for the prior performance year;

  His additional retirement benefit provided under his individual arrangement as based on eight years of deemed service; and

  60 days to exercise any vested stock options (or through the expiration of the option’s original term, if earlier) unless the option is forfeited by its terms as a result of his termination for cause.
Termination by Mr. Perez without Good Reason. If Mr. Perez terminates his employment without good reason, he is eligible to receive (less applicable withholding):
  Any earned, but unpaid, EXCEL award for the prior performance year;

  His additional retirement benefit provided under his individual arrangement based on eight years of deemed service; and

  Any vested stock options granted at the time he commenced employment will remain exercisable for the remainder of their term and all other vested stock options will remain exercisable for 60 days (or through the expiration of the option’s original term, if earlier).
Termination for Death. In the event Mr. Perez’s employment is terminated due to his death, his estate will be eligible to receive (less applicable withholding):
  A pro rata annual target award under the EXCEL plan payable in a single installment on the normal payment date when awards are paid to other executives;

  Any earned, but unpaid, EXCEL award for the prior performance year;

  Waiver of the forfeiture provisions of any Restricted Stock award outstanding;

  Acceleration of the vesting of any unvested option award and all outstanding stock options will remain exercisable by his estate or transferee for the remainder of the original term;

  Services under Kodak’s financial counseling program for the two-year period immediately following his death; and

  If the termination occurs before November 8, 2010, a survivor benefit calculated by using his additional retirement benefit provided under his individual arrangement based on eight years of deemed service plus the supplemental retirement benefit provided under his individual arrangement as set forth in the Regular Severance Payments Table on page 81 of this Proxy Statement.

Termination for Disability. In the event Mr. Perez’s employment is terminated as a result of disability pursuant to the Company’s long-term disability plan, he will be eligible to receive (less applicable withholding):
  Applicable benefits under the Kodak long-term disability plan;

  A pro rata annual target award under the EXCEL plan payable in a single installment on the normal payment date when awards are paid to other executives;

  Any earned, but unpaid, EXCEL award for the prior performance year;

  Waiver of the forfeiture provisions on any Restricted Stock award outstanding for at least one year at the time of his termination;

  Waiver of the forfeiture provisions on a pro rata portion of the unvested restricted shares granted at the time of his employment;

  Continued vesting of any unvested stock option award granted prior to 2005 and such stock options will remain exercisable for the remainder of the term;

  Immediate vesting of any unvested option award (granted after 2004) outstanding and such stock options will remain exercisable for three years following termination;

  Services under Kodak’s financial counseling program for the two-year period following his termination of employment (payment of which is subject to the six-month waiting period required for compliance under Section 409A); and

  If the termination occurs before November 8, 2010, his additional retirement benefit provided under his individual arrangement based on eight years of deemed service plus the supplemental retirement benefit provided under his individual arrangement as set forth in the Regular Severance Payments Table on page 81 of this Proxy Statement.
Frank S. Sklarsky
Mr. Sklarsky’s September 19, 2006 letter agreement provides that he will be eligible to receive certain severance benefits if his employment is terminated prior to October 30, 2011 due to disability or if the Company terminates his employment without “cause” without offering him a reasonably comparable position. For this purpose, cause is defined as a failure to perform his duties, violation of a rule or policy of the Company, an action that results in a criminal penalty or violation of law or a breach of the Company’s Business Conduct Guide or other agreement.

Under his letter agreement, Mr. Sklarsky will be eligible to receive a severance allowance equal to his current annual base salary plus target EXCEL award, less applicable withholding, payable over a 12-month period commencing after the six-month waiting period required for compliance under Section 409A. In addition, he will be eligible for outplacement services and fully paid continued coverage under the Kodak medical and dental plan and basic coverage under the Kodak Life Insurance Plan for four months. If we terminate his employment without cause, Mr. Sklarsky will also be eligible for the supplemental retirement benefit provided under his individual arrangement as set forth in the Regular Severance Payments Table on page 81 of this Proxy Statement.

As a condition to receiving severance benefits, Mr. Sklarsky must execute a general waiver and release in favor of the Company. He will also be subject to the restrictive covenants under the Eastman Kodak Company Employee’s Agreement. To the extent he breaches the terms of the waiver agreement or the Employee’s Agreement, he will forfeit the right to receive certain severance benefits otherwise payable in connection with termination without cause.

Philip J. Faraci
Pursuant to his letter agreements dated November 3, 2004 and December 9, 2008, Mr. Faraci would have been eligible to receive certain severance benefits if his employment is terminated by the Company prior to November 15, 2009 for any reason other than cause or disability. Additionally, Mr. Faraci would have been entitled to a prorated portion of his individual enhanced retirement benefit if his employment is terminated prior to November 15, 2009. Currently, Mr. Faraci’s severance benefits would be provided in accordance with applicable employee benefit and compensation plans for U.S. employees, which may be adjusted in accordance with pre-established guidelines applied by the Committee.

Joyce P. Haag
Ms. Haag does not have a letter agreement with the Company. Her severance benefits would be provided in accordance with TAP, as described on page 77 of this Proxy Statement, and other applicable employee benefit and compensation plans for U.S. employees, which may be adjusted in accordance with pre-established guidelines applied by the Committee.

Robert L. Berman
Mr. Berman does not have a letter agreement with the Company. His severance benefits would be provided in accordance with TAP, as described on page 77 of this Proxy Statement, and other applicable employee benefit and compensation plans for U.S. employees, which may be adjusted in accordance with pre-established guidelines applied by the Committee.

Former Executive: Mary Jane Hellyar
Ms. Hellyar’s last date of employment with the Company was June 30, 2009. Under the terms of her leaving agreement approved by the Committee on June 17, 2009, Ms. Hellyar received: 1) a severance payment of $1,617,000 (offset by the Special Termination Program benefits payable to her from KRIP in the amount of $183,750), an amount equal to two times Ms. Hellyar’s current annual base salary plus target EXCEL award, pursuant to her letter agreements dated August 18, 2006 and June 29, 2009; 2) “approved reason” and accelerated vesting of 15,000 restricted shares of the Company’s common stock granted to her on July 17, 2006 and 1,797 restricted shares granted to her on February 27, 2007; 3) outplacement services; and 4) fully paid continued coverage under the Kodak medical and dental plan and for basic coverage under the Kodak Life Insurance Plan for four months.

Regular Severance Payments Table(1)
The table below estimates the incremental amounts payable upon a termination of employment by the Company without cause and for an “approved reason” as if the Named Executive Officer’s last date of employment was December 31, 2009, using the closing price of our common stock as of December 31, 2009, which was $4.22.

	A.M.	F.S.	P.J.	J.P.	R.L.
	Perez	Sklarsky	Faraci	Haag	Berman
Cash Severance(2)	$5,610,000	$1,050,000	$186,128	$612,496	$493,038
Intrinsic Value of Stock Options(3)	0	0	0	0	0
Restricted Stock/RSUs(4)	568,084	216,486	139,374	49,240	67,874
Leadership Stock(5)	682,391	188,676	224,044	84,940	91,469
Benefits/Perquisites(6)	24,002	10,002	10,002	10,002	10,002
Pension(7)	2,197,284	316,055	—	—	—
Total	$9,081,761	$1,781,219	$559,548	$756,678	$662,383

(1)	The values in this table: (i) reflect incremental payments associated with an involuntary termination without cause with approved reason; (ii) assume a stock price of $4.22; and (iii) include all outstanding grants through the assumed last date of employment of December 31, 2009.

(2)	The cash severance amounts disclosed above were calculated for each Named Executive Officer, other than Mr. Faraci, Ms. Haag and Mr. Berman, by multiplying the Named Executive Officer's target cash compensation by a multiplier set forth in the Named Executive Officer’s letter agreement(s). Mr. Perez's cash severance equation is two times his target cash compensation. Mr. Sklarsky's cash severance equation is one times his target cash compensation. Mr. Faraci's severance equation is equal to 7.5 weeks of his target cash compensation (base salary plus target award under EXCEL) in accordance with the Company’s Termination Allowance Plan (TAP). The severance equation for Ms. Haag is equal to 42 weeks and for Mr. Berman 40.5 weeks of target cash compensation in accordance with TAP. At the time of separation of a Named Executive Officer, the Committee may approve severance terms that vary from those provided in the Named Executive Officer’s pre-existing individual agreement(s), if any, or under TAP, provided that such terms are consistent with the guidelines that the Committee establishes for executive severance. These amounts do not reflect any offset for Special Termination Program benefits that may be payable from KRIP.

(3)	All outstanding stock options that would vest in the event of an involuntary termination without cause with approved reason did not have any intrinsic value as of December 31, 2009 because the exercise prices of these stock options were above the closing market price of our common stock on December 31, 2009.

(4)	The amounts in this row represent the value of unvested shares of Restricted Stock and RSUs that would be considered an approved reason and to be paid out at the regularly scheduled payment date.

(5)	The values in this row reflect a 170% earnout for the 2009 Leadership Stock performance cycle.

(6)	Mr. Perez would be entitled to $24,002 in benefits/perquisites, which include: (i) four months of continued medical and dental benefits, valued at $3,377; (ii) outplacement services, valued at $6,625; and (iii) two years of financial counseling services, valued at $7,000 per year. All other Named Executive Officers would be entitled to $10,002 in benefits/perquisites, which include: (i) four months of continued medical, dental and life insurance benefits, valued at $3,377; and (ii) outplacement services, valued at $6,625.

(7)	The amounts included in this row report the incremental value of supplemental retirement benefits to which the Named Executive Officers would have been entitled. The amounts reported assume that all affected Named Executive Officers would receive their supplemental retirement benefits in a lump sum.

Severance Benefits Based on Termination Due to Disability Table(1)
The table below estimates the incremental amounts payable upon a termination of employment due to disability, as if the Named Executive Officer’s last date of employment was December 31, 2009, using the closing price of our common stock as of December 31, 2009, which was $4.22.

	A.M.	F.S.	P.J.	J.P.	R.L.
	Perez	Sklarsky	Faraci	Haag	Berman
Cash Severance(2)	—	$1,050,000	—	—	—
Intrinsic Value of Stock Options(3)	$0	0	$0	$0	$0
Restricted Stock/RSUs(4)	568,084	216,486	139,374	49,240	67,874
Leadership Stock(5)	682,391	188,676	224,044	84,940	91,469
Benefits/Perquisites(6)	14,000	10,002	—	—	—
Pension(7)	2,197,284	—	—	—	—
Total	$3,461,759	$1,465,164	$363,418	$134,180	$159,343

(1)	The values in this table: (i) reflect incremental payments associated with a termination due to disability; (ii) assume a stock price of $4.22; and (iii) include all outstanding grants through the assumed last date of employment of December 31, 2009.

(2)	The cash severance amounts disclosed above were calculated for each Named Executive Officer by multiplying the Named Executive Officer's target cash compensation by a multiplier unique for each Named Executive Officer. Mr. Sklarsky's cash severance equation is one times his target cash compensation.

(3)	All outstanding stock options that would vest in the event of termination due to disability did not have any intrinsic value as of December 31, 2009 because the exercise prices of these stock options were above the closing market price of our common stock on December 31, 2009.

(4)	The amounts in this row report the value of unvested shares of Restricted Stock and RSUs that would automatically vest upon a termination due to disability.

(5)	The values in this row reflect a 170% earnout for the 2009 Leadership Stock performance cycle.

(6)	Mr. Perez would be entitled to $14,000 in perquisites, which includes two years of financial counseling services, valued at $7,000 per year. Mr. Sklarsky would be entitled to $10,002 in benefits/perquisites, which include: (i) four months of continued medical, dental and life insurance benefits, valued at $3,377; and (ii) outplacement services, valued at $6,625.

(7)	The amounts included in this row report the incremental value of pension benefits to which Mr. Perez would have been entitled assuming he would receive his pension benefit in the form of a lump sum.

Severance Benefits Based on Termination Due to Death Table(1)
The table below estimates the incremental amounts payable upon a termination of employment due to death, as if the Named Executive Officer’s last date of employment was December 31, 2009, using the closing price of our common stock as of December 31, 2009, which was $4.22.

	A.M.	F.S.	P.J.	J.P.	R.L.
	Perez	Sklarsky	Faraci	Haag	Berman
Cash Severance	—	—	—	—	—
Intrinsic Value of Stock Options(2)	$0	$0	$0	$0	$0
Restricted Stock/RSUs(3)	568,084	216,486	139,374	49,240	67,874
Leadership Stock(4)	682,391	188,676	224,044	84,940	91,469
Benefits/Perquisites(5)	14,000	—	—	—	—
Pension (6)	2,197,284	—	—	—	—
Total	$3,461,759	$405,162	$363,418	$134,180	$159,343

(1)	The values in this table: (i) reflect incremental payments associated with a termination due to death; (ii) assume a stock price of $4.22; and (iii) include all outstanding grants through the assumed last date of employment of December 31, 2009.

(2)	All outstanding stock options that would vest in the event of a termination due to death did not have any intrinsic value as of December 31, 2009 because the exercise prices of these stock options were above the closing market price of our common stock on December 31, 2009.

(3)	The values in this row report the value of unvested shares of Restricted Stock and RSUs that would automatically vest upon a termination due to death.

(4)	The values in this row reflect a 170% earnout for the 2009 Leadership Stock performance cycle.

(5)	Mr. Perez's estate would be entitled to $14,000 in perquisites, which represents two years of financial counseling services, valued at $7,000 per year.

(6)	The amounts included in this row report the incremental value of pension benefits to which Mr. Perez would have been entitled assuming he would receive his pension benefit in the form of a lump sum.

Severance Benefits Based on Termination with Good Reason Table(1)(2)
The table below estimates the incremental amounts payable upon a termination of employment by Mr. Perez with good reason, as if the Named Executive Officer’s last date of employment was December 31, 2009, using the closing price of our common stock as of December 31, 2009, which was $4.22.

	A.M.	F.S.	P.J.	J.P.	R.L.
	Perez	Sklarsky	Faraci	Haag	Berman
Cash Severance(3)	$5,610,000	N/A	N/A	N/A	N/A
Intrinsic Value of Stock Options(4)	0	N/A	N/A	N/A	N/A
Restricted Stock/RSUs(5)	568,084	N/A	N/A	N/A	N/A
Leadership Stock(6)	682,391	N/A	N/A	N/A	N/A
Benefits/Perquisites(7)	24,002	N/A	N/A	N/A	N/A
Pension (8)	2,197,284	N/A	N/A	N/A	N/A
Total	$9,081,761	N/A	N/A	N/A	N/A

(1)	This table only includes Mr. Perez because no other Named Executive Officer will receive severance benefits upon voluntary termination.

(2)	The values in this table: (i) reflect incremental payments associated with a voluntary termination with good reason; (ii) assume a stock price of $4.22; and (iii) include all outstanding grants through the assumed last date of employment of December 31, 2009.

(3)	The cash severance amount for Mr. Perez was calculated by multiplying two times Mr. Perez's target cash compensation.

(4)	All outstanding stock options that would vest in the event of a termination due to good reason did not have any intrinsic value as of December 31, 2009 because the exercise prices of these stock options were above the closing market price of our common stock on December 31, 2009.

(5)	The amount in this row represents the value of unvested shares of Restricted Stock and RSUs that would automatically vest upon voluntary termination for good reason.

(6)	The values in this row reflect a 170% earnout for the 2009 Leadership Stock performance cycle.

(7)	Mr. Perez would be entitled to $24,002 in benefits/perquisites, which include: (i) four months of continued medical and dental benefits, valued at $3,377; (ii) outplacement services, valued at $6,625; and (iii) two years of financial counseling services, valued at $7,000 per year.

(8)	The amounts included in this row report the incremental value of pension benefits to which Mr. Perez would have been entitled assuming he would receive his pension benefit in the form of a lump sum.

Change in Control Severance Payments

Executive Protection Plan
The Company maintains the Executive Protection Plan to provide severance pay and continuation of certain welfare benefits for Named Executive Officers in the event: 1) a change in control occurs and 2) the Named Executive Officer’s employment is terminated by the Company for reasons other than cause or by the Named Executive Officer for good reason within two years after a change in control. A change in control is generally defined under the plan as:
  The incumbent directors cease to constitute a majority of the Board, unless the election of the new directors was approved by at least two-thirds of the incumbent directors then on the Board;

  The acquisition of 25% or more of the combined voting power of the Company’s then outstanding securities;

  A merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders; or

  A vote by the shareholders to completely liquidate or dissolve the Company.
The plan provides that, in the event of a termination of employment, either voluntarily with “good reason” or involuntarily without “cause,” within two years following a change in control, each of the Named Executive Officers will receive a lump-sum severance payment equal to: 1) three times their base salary and target EXCEL award and 2) continued participation in the Company’s medical, dental, disability and life insurance plans for 12 months at no cost to the executive. The plan also requires, subject to certain limitations, tax gross-up payments to all employees to mitigate any excise tax imposed upon the employee under the Internal Revenue Code. If it is determined that an executive would not be subject to an excise tax if the payments received in connection with the change in control were reduced by 10%, then amounts payable to the executive under the plan will be reduced to the maximum amount the executive could be paid without giving rise to an excise tax. Under Mr. Perez’s letter agreement dated September 28, 2009, Mr. Perez waived any and all rights to receive tax gross-up payments under the plan.

“Good reason” is defined under the plan for our Named Executive Officers to mean:
  The assignment of, or change in, the duties or responsibilities of the Named Executive Officer that are not comparable in any adverse respect with his or her duties prior to the change in control, other than a change in the executive’s title or reporting relationship;

  A reduction of the Named Executive Officer’s pay, target bonus opportunities or benefits;

  A material reduction in the perquisites or fringe benefits provided;

  The failure of any successor to the Company to assume the plan; or

  Any amendment or termination of the plan not permitted by its terms.
“Cause” is defined under the program for our Named Executive Officers to mean:
  The willful and continued failure of the executive to substantially perform his or her duties (other than due to physical or mental illness) after a written demand by the Board; or

  The willful engaging in illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates.
In addition to the above, the plan provides that both Mr. Perez and Mr. Faraci would also be entitled to these severance benefits if they voluntarily terminate their employment for any reason during the 30-day period commencing 23 months after the change in control. Under his letter agreement dated September 28, 2009, Mr. Perez waived any and all rights to receive benefits associated with this provision. A Named Executive Officer will also receive severance benefits under the plan if his or her employment is terminated prior to a change in control if they are able to demonstrate that their employment was terminated in contemplation of a change in control and a change in control occurs.

Other Benefit Plans
As a result of the Company’s review in 2007 of the change in control benefits under various Company plans, the Committee determined to gradually phase out, over a five-year period beginning January 1, 2008, the change in control pension enhancements under KRIP and KURIP. Pursuant to this change, the additional age and service resulting from the change in control pension enhancement was decreased from a maximum of five years by one year for every additional year that transpires, until the enhancement is fully phased out effective January 1, 2012.

For 2009, any participant in the traditional defined benefit component of KRIP and KURIP, including the affected Named Executive Officers, whose employment is terminated for a reason other than death, disability, cause or voluntary resignation, within three years of a change in control, was provided up to three additional years of service to determine eligibility for a vested right, to calculate the amount of the accrued benefit and to determine any applicable early retirement factors. In addition, a participant was deemed to have up to three additional years of age in determining any applicable early retirement factors. For participants age 50 or older as of the date of the change in control, the enhanced age and service was used to determine eligibility for retirement.

The actual additional number of years of service and age that are given to a participant decreases proportionately depending upon the number of years that elapsed between the date of a change in control and the date of the participant’s termination of employment. If the plan is terminated within three years after a change in control, the benefit for each participant would be calculated as indicated previously.

Participants in the cash balance component of KRIP and KURIP, including the affected Named Executive Officers, are entitled to a benefit equal to 7% of the participant’s annual compensation at the time of the termination times the number of additional years of service that the executive is entitled to under the plan’s change in control pension enhancement.

Compensation Programs
Upon a change in control (as defined in EDCP and by Section 409A to the extent applicable), each Named Executive Officer who participates in EDCP will be entitled to a lump-sum cash payment of his or her account balance under the plan. For amounts not subject to Section 409A, this rule will not apply if the executive elects in writing no later than prior to the beginning of the year preceding the year in which a change in control occurs that payment shall be made in equal installments over a period not longer than 11 years.

Under the EXCEL plan, if a Named Executive Officer’s employment is terminated within two years following a change in control other than as a result of death, disability, voluntary resignation, retirement or for cause, the executive will be entitled to be paid any earned, but unpaid, award and a pro rata target award for the year in which their employment is terminated. If, upon a change in control, Kodak’s common stock ceases to be actively traded on the NYSE, then each Named Executive Officer will be entitled to receive any earned but unpaid award and a pro rata target award for the year in which the change in control occurs.

In the event of a change in control which causes the Company’s stock to cease active trading on the NYSE, the Company’s compensation plans (with the exception of the 2005 Omnibus Long-Term Compensation Plan) will generally be affected as follows when Kodak common stock is not exchanged solely for common stock of the surviving company or the surviving company does not assume all Plan awards:
  Under the Company’s stock option plans, all outstanding stock options will vest in full and be cashed out based on the difference between the change in control price and the option’s exercise price.

  Under the Company’s Restricted Stock and RSU programs, all of the restrictions on the stock will lapse and the stock will be cashed out based on the change in control price.
Under the Company’s 2005 Omnibus Long-Term Compensation Plan, upon a change in control (as defined in the plan), if outstanding stock option, Restricted Stock and RSU awards are assumed or substituted by the surviving company, as determined by the Committee, then the awards will not immediately vest or be exercisable. If the awards are so assumed or substituted, then the awards will be subject to accelerated vesting and exercisability upon certain terminations of employment within the first two years after the change in control. If the awards are not so assumed or substituted, they will immediately vest and become exercisable and will be paid after a change in control occurs. For performance awards, if more than 50% of the performance cycle has elapsed when a change in control occurs, the award will vest and be paid out at the greater of target performance or performance to date. If 50% or less of the performance cycle has elapsed when a change in control occurs, the award will vest and be paid out at 50% of target performance, regardless of actual performance to date.

Change in Control Severance Payments Table(1)
The table below estimates the incremental amounts payable upon a termination of employment by the Company in connection with a change in control, as if the Named Executive Officer’s last date of employment was December 31, 2009 using the closing price of our common stock as of December 31, 2009, which was $4.22.

	A.M.	F.S.	P.J.	J.P.	R.L.
	Perez	Sklarsky	Faraci	Haag	Berman
Cash Severance(2)	$8,415,000	$3,150,000	$3,885,000	$2,282,940	$1,905,750
Intrinsic Value of Stock Options(3)	0	0	0	0	0
Restricted Stock/RSUs(4)	4,992,205	1,439,695	1,591,898	599,655	661,122
Leadership Stock(5)	682,391	188,676	224,044	84,940	91,469
Benefits / Perquisites(6)	10,131	10,131	10,131	10,131	10,131
Pension(7)	2,197,285	433,405	833,575	607,017	756,967
Excise Tax Gross-Up	—	1,837,991	2,683,901	1,454,150	1,284,774
Total	$16,297,012	$7,059,898	$9,228,549	$5,038,833	$4,710,213

(1)	The values in this table: (i) reflect incremental payments associated with a termination in connection with a change in control; (ii) assume a stock price of $4.22; and (iii) include all outstanding grants through the assumed last date of employment of December 31, 2009.

(2)	The cash severance amounts disclosed above were calculated for each Named Executive Officer by multiplying the Named Executive Officer's target cash compensation by three. These amounts do not reflect any offset for Special Termination Program benefits that may be payable from KRIP.

(3)	All outstanding stock options that would vest in the event of a termination following a change in control did not have any intrinsic value as of December 31, 2009 because the exercise prices of these stock options were above the closing market price of our common stock on December 31, 2009.

(4)	The values in this row represent the value of unvested shares of Restricted Stock and RSUs that would be considered an approved reason and to be paid out upon a termination subsequent to a change in control.

(5)	The values in this row reflect a 170% earnout for the 2009 Leadership Stock performance cycle.

(6)	All Named Executive Officers would be entitled to $10,131 in benefits, which represents one year of continued medical, dental and life insurance.

(7)	The amounts included in this row represent the incremental value of pension benefits to which the Named Executive Officers would have been entitled.

REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our Section 16 Executive Officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these Section 16 Executive Officers, directors and 10% shareholders to file these reports by the required deadlines. Based solely on our review of the copies of these forms received by us or written representations furnished to us, we believe that, for the reporting period covering our 2009 fiscal year, the forms were filed timely.

By Order of the Board of Directors

Patrick M. Sheller
Secretary and Chief Compliance Officer
Eastman Kodak Company
March 31, 2010

EXHIBITS

EXHIBIT I — 2005 OMNIBUS LONG-TERM COMPENSATION PLAN OF EASTMAN KODAK
                        COMPANY
                        (AS AMENDED AND RESTATED JANUARY 1, 2010)

Article 1 – Purpose and Term of Plan

1.1 Purpose
The purpose of the Plan is to provide motivation to selected Employees and Directors to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing equity-based and cash-based incentives to such Employees and Directors.

1.2 Term
The Plan was originally effective as of January 1, 2005. This amendment and restatement of the Plan is effective as of January 1, 2010, subject to its approval by Kodak’s shareholders, at the 2010 Annual Meeting of the shareholders, and unless sooner terminated by the Board pursuant to Section 16.6, the Plan shall have a term of 10 years from the original effective date. Awards may not be granted after December 31, 2014; except that the Committee may grant Awards after this date in recognition of performance for Performance Cycles commencing prior to such date.

Article 2 – Definitions
In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

2.1 Award
“Award” means grants of both equity-based, and cash-based awards, including Performance Awards, Stock Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards, or any form of award established by the Committee pursuant to Subsection 4.2(o), whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.2 Award Notice
“Award Notice” means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee shall establish the form of the written document in the exercise of its sole and absolute discretion. The Committee may, but need not, require a Participant to sign a copy of the Award Notice as a precondition to receiving an Award.

2.3 Board
“Board” means the board of directors of Kodak.

2.4 CEO
“CEO” means the Chief Executive Officer of Kodak.

2.5 Change in Control
“Change in Control” means the occurrence of any one of the following events:

(a)	within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company;

(b)	any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak’s then outstanding securities eligible to vote for the election of the Board (the “Kodak Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by Kodak or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below), or (5) a transaction (other than one described in paragraph (c) below) in which Kodak Voting Securities are acquired from Kodak, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (5) does not constitute a Change in Control under this paragraph (b);

(c)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its Subsidiaries that requires the approval of Kodak’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), unless immediately following such Reorganization: (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”);

(d)	the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak; or

(e)	the consummation of a sale of all or substantially all of Kodak’s assets to an entity that is not an affiliate of Kodak.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person obtains a beneficial ownership of 25% or more of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change in Control shall then occur.

2.6 Change in Control Price
“Change in Control Price” means, for events described in clause (c) of the definition of Change in Control, the consideration received by shareholders of the Company in respect of a share of Common Stock in connection with the transaction, or, for events described in clauses (a), (b), (d) or (e) of the definition of Change in Control, the average of the closing prices for the five (5) days preceding the date of the Change in Control.

2.7 Code
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and any successor provisions and regulations thereto.

2.8 Committee
“Committee” means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more directors, each of whom is (1) an “independent” director under the New York Stock Exchange’s listing requirements, (2) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (3) an “outside director” within the meaning of Section 162(m) of the Code and the applicable regulation thereunder. However, if a member of the Committee does not meet each of the foregoing requirements, the Committee must delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Executive Compensation and Development Committee’s delegation.

2.9 Common Stock
“Common Stock” means the common stock, $2.50 par value per share, of Kodak that may be newly issued or treasury stock.

2.10 Company
“Company” means Kodak and its Subsidiaries.

2.11 Covered Employee
“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

2.12 Director
“Director” means a non-employee member of the Board.

2.13 Disability
“Disability” means a disability as defined under the terms of the long-term disability plan maintained by the Participant’s employer, or in the absence of such a plan, the Kodak Long-Term Disability Plan.

2.14 Effective Date
“Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.15 Employee
“Employee” means any person employed by Kodak or any Subsidiary on a full or part time basis.

2.16 Exchange Act
“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, including rules thereunder and any successor provisions and rules thereto.

2.17 Fair Market Value
“Fair Market Value” means (a) prior to May 12, 2010, the mean of the high and low sales prices of a share of Common Stock on a particular date on the New York Stock Exchange and (b) on and after May 12, 2010, the closing sales price of a share of Common Stock on a particular date on the New York Stock Exchange. In the event that the Common Stock is not traded on the New York Stock Exchange on the relevant date, the Fair Market Value will be determined on the immediately preceding day on which the Common Stock was traded.

2.18 Freestanding SAR
“Freestanding SAR” shall have the meaning as set forth in Section 9.1.

2.19 Incentive Stock Options
“Incentive Stock Option” means incentive stock options within the meaning of Section 422 of the Code.

2.20 Incumbent Director
“Incumbent Directors” means the persons who were members of the Board as of January 1, 2010 plus, any person becoming a director subsequent to January 1, 2010 whose election or nomination for election was approved by a vote of at least two thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval for the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest with respect to directors (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director until twenty-four (24) months after such election.

2.21 Indemnified Person
“Indemnified Person” shall have the meaning as set forth in Section 4.7.

2.22 Kodak
“Kodak” means Eastman Kodak Company.

2.23 Non-Qualified Stock Option
“Non-Qualified Stock Option” shall have the meaning as set forth in Section 8.1.

2.24 Option Proceeds
“Option Proceeds” means the cash (or equivalents) received by the Company for the option price in connection with the exercise of Stock Options plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Stock Options, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of any such Stock Option exercise, times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the option price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid in shares of Common Stock.

2.25 Other Stock-Based Award
“Other Stock-Based Award” means the unrestricted shares, deferred share units, or such other form as the Committee may determine, granted pursuant to Article 11 of the Plan.

2.26 Parent Company
“Parent Company” shall have the meaning set forth in Section 2.5.

2.27 Participant
“Participant” means either an Employee or Director to whom an Award has been granted by the Committee under the Plan.

2.28 Performance Awards
“Performance Awards” means the equity-based and cash-based Awards that vest on satisfying the Performance Criteria granted pursuant to Article 7.

2.29 Performance Criteria
“Performance Criteria” means the one or more criteria that the Committee shall select for a Performance Cycle.

2.30 Performance Cycle
“Performance Cycle” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of the Performance Criteria will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

2.31 Performance Formula
“Performance Formula” means, for a Performance Cycle, the one or more objective formulas applied against the relevant Performance Criteria to determine if any of the Award has been earned for the Performance Cycle. The formula may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings.

2.32 Plan
“Plan” means the 2005 Omnibus Long-Term Compensation Plan, as amended and restated as of January 1, 2010, including all attachments thereto.

2.33 Restricted Stock Award
“Restricted Stock Award” means the equity-based awards in actual shares granted pursuant to Article 10 of the Plan.

2.34 Restricted Stock Unit Award
“Restricted Stock Unit Award” means the equity-based awards in share units granted pursuant to Article 10 of the Plan pursuant to which shares of Common Stock or cash in lieu thereof may be issued in the future.

2.35 Retirement
“Retirement” means, in the case of a Participant employed by Kodak, voluntary termination of employment on or after age 55 with 10 or more years of service or on or after age 65. In the case of a Participant employed by a Subsidiary, “Retirement” means early or normal retirement under the terms of the Subsidiary’s retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60. A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.”

2.36 SARs
“SARs” means the stock appreciation rights granted pursuant to Article 9 of the Plan.

2.37 Section 409A
“Section 409A” means Section 409A of the Code, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.38 Section 409A Change in Control
“Section 409A Change in Control” means an event that qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury regulations.

2.39 Stock Option
“Stock Option” means any right granted to a Participant to purchase Common Stock at such price or prices and during such periods established pursuant to Article 8 of the Plan.

2.40 Subsidiary
“Subsidiary” means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of 50 percent or more, except that with respect to Incentive Stock Options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

2.41 Substitute Awards
“Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.42 Surviving Company
“Surviving Company” shall have the meaning set forth in Section 2.5.

2.43 Tandem SAR
“Tandem SAR” shall have the meaning set forth in Section 9.1.

2.44 Year
“Year” means Kodak’s fiscal year.

Article 3 – Eligibility
All Employees and Directors are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan’s purposes. In addition, the Committee may select, from time to time, Participants from those Directors (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) or administrative guide(s), the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

Article 4 – Plan Administration

4.1 Responsibility
The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Authority of the Committee
The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares or amount of cash (or equivalents) subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any defect; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines or sub-plans as an aid to administer the Plan and make changes in such guidelines or sub-plans as it from time to time deems proper; (j) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operation; (k) amend the Plan in accordance with Section 16.6; (l) determine whether Awards should be granted singly, in combination or in tandem; (m) to the extent permitted under the Plan and, if applicable, by Section 409A, grant waivers of Plan terms, conditions, restrictions, and limitations; (n) accelerate the vesting, exercise or payment of an Award or the Performance Cycle of an Award when such action or actions would be in the best interests of the Company and in compliance with Section 409A and other applicable tax law; (o) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose; (p) establish and administer Performance Formula and certify whether, and to what extent, the goals have been attained; (q) determine the terms and provisions of any Award Notice or other agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations; and (t) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash or shares of Common Stock or cancelled, forfeited or suspended and the method or methods by which Awards may be settled, cancelled, forfeited or suspended.

4.3 Discretionary Authority
The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4 Section 162(m) of the Code and Covered Employees
The terms set forth in Article 7 shall apply to all Awards granted to any Covered Employee that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other than Awards of Stock Options or SARs.

4.5 Action by the Committee
The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee and action so taken shall be fully effective as if it had been taken by a vote at a meeting. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.6 Allocation and Delegation of Authority
The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

4.7 Liability
No member of the Board or the Committee or any employee of the Company (each such person an “Indemnified Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Indemnified Person shall be indemnified and held harmless by Kodak against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Indemnified Person, with Kodak’s prior approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that Kodak shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Kodak gives notice of its intent to assume the defense, Kodak shall have sole control over such defense with counsel of Kodak’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.8 Interim Decision Making
Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

Article 5 – Form of Awards

5.1 In General
Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, Stock Options pursuant to Article 8, SARs pursuant to Article 9, Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Article 10, Other Stock-Based Awards pursuant to Article 11 and any form established by the Committee pursuant to Subsection 4.2(o), or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability, termination and vesting), provided that they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the Fair Market Value as of the grant’s Effective Date.

5.2 Foreign Jurisdictions

(a)	Special Terms. In order to facilitate the making of any Award to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Sections 7.5, 8.6 and 9.5; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act , Section 409A of the Code (to the extent applicable) or, with respect to Covered Employees, Section 162(m) of the Code.

(b)	Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c)	Modifications to Awards. The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations, to avoid costly governmental filings or to implement administrative changes to the Plan that are deemed necessary or advisable by the Committee for compliance with laws. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations. Notwithstanding the foregoing, the Committee may not modify an outstanding Award without the consent of the affected Participant if such modification would cause the Award to violate Section 409A.

(d)	Acquired Rights. No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

Article 6 – Shares Subject to Plan

6.1 Available Shares

(a)	Aggregate Limits. The aggregate number of shares of the Company’s Common Stock that shall be available for grant under this Plan shall be eleven million (11,000,000), plus any shares subject to awards made under the 1990 Omnibus Long-Term Compensation Plan, the 1995 Omnibus Long-Term Compensation Plan and the 2000 Omnibus Long-Term Compensation Plan, in each case that are outstanding upon the expiration of such plan and become available pursuant to Section 6.1(b). The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards shall be subject to adjustment as provided by Section 6.2. The shares issued pursuant to Awards granted under this Plan may be shares that either were reacquired by the Company, including shares purchased in the open market, or authorized but unissued shares.

(b)	For purpose of this Section 6.1, the aggregate number of shares available for Awards under this Plan shall be increased by, (i) shares subject to Awards that have been canceled, expired, forfeited or settled in cash, without the issuance of substitute shares, (ii) shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award, (iii) shares issued in connection with reinvestment of dividends or dividend equivalents (iv) shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award, (v) shares reacquired by the Company on the open market using Option Proceeds; provided, however, that the aggregate number of shares that may be added back to the aggregate limit shall not be greater than the amount of such Option Proceeds divided by the Fair Market Value on the date of exercise of the Stock Option giving rise to such Option Proceeds, and (vi) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement of an Award. In addition, the aggregate number of shares available for grant under this Plan shall not be reduced by shares granted as Substitute Awards.

6.2 Adjustment to Shares
If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Kodak, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be granted under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems equitable. In the event of any other change in the capital structure or in the Common Stock of Kodak (including through payment of an extraordinary cash dividend), the Committee shall also make such appropriate adjustments in the maximum number of shares of Common Stock available for grant under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems equitable. The maximum number of shares available for grant under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

Article 7 – Performance Awards

7.1 In General
Awards may be granted to Participants in the form of Performance Awards under the Plan. For awards applicable solely to Covered Employees, the terms of this Article 7 apply to all Awards, other than Stock Options or SARs, that are intended by the Committee to satisfy the requirements for deductibility as “performance-based compensation” under Section 162(m)(4)(C) of the Code.

7.2 Performance Criteria
“Performance Criteria” means one or more of the following for the Company on a consolidated basis and/or for any subsidiary, division, strategic product group, segment, business unit and/or one or more product lines: return on assets; return on net assets; return on equity; return on shareholder equity; return on invested capital; return on capital; total shareholder return; share price; improvement in and/or attainment of expense levels; improvement in and/or attainment of cost levels, selling, general and administrative expense (“SG&A”); SG&A as a percent of revenue; costs as a percent of revenue; productivity objectives; unit manufacturing costs; gross profit margin; operating margin; cash margin; earnings per share; earnings from operations; segment earnings from operations; earnings; earnings before taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); revenue measures; number of units sold; number of units installed; revenue per employee; market share; market position; working capital measures; inventory; accounts receivable; accounts payable; cash conversion cycle; cash flow; cash generation; net cash generation; proceeds from asset sales; free cash flow; investable cash flow; capital expenditures; capital structure measures; cash balance; debt levels; equity levels; economic value added models; technology milestones; commercialization milestones; customer metrics; customer satisfaction; consumable burn rate; installed base; repeat customer orders; acquisitions; divestitures; employee metrics; employee engagement; employee retention; employee attrition; workforce diversity; and diversity initiatives, in each case, measured either annually or cumulatively over a period of years, on an absolute basis and/or relative to a pre-established target and/or plan, to previous years’ results, as a percentage of revenue, and/or to a designated comparison group.

7.3 Performance Cycle
For awards applicable solely to Covered Employees, a Performance Cycle shall be at least twelve (12) calendar months.

7.4 Discretion of Committee with Respect to Performance Awards
To the extent required by Section 162(m) of the Code, the Committee shall have full discretion, within the first ninety (90) days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), to designate the Employees who will be Participants for the Performance Cycle, the length of such Performance Cycle (which shall be at least 12 months for Covered Employees), the type(s) of Awards to be issued, the Performance Criteria that will be used to calculate, in an objective manner, the Performance Formula, the kind(s) and/or level(s) of the goals under the Performance Formula, whether the Performance Criteria shall apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, and the Performance Formula.

7.5 Adjustment of Awards
The Committee is authorized at any time during the first ninety (90) days of a Performance Cycle, or at any time thereafter (but only to the extent the exercise of such authority after the first ninety (90) days of a Performance Cycle would not cause the Awards granted to the Participant for the Performance Cycle to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the Performance Formula for such Performance Cycle in order to prevent the dilution or enlargement of the rights of Participants, (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (C) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. In no event shall any Award that applies to a Covered Employee be adjusted pursuant to Section 6.2 of the Plan to the extent it would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

7.6 Determination of Awards
Following the completion of a Performance Cycle, the Committee may, and, with respect to Covered Employees shall, review and certify in writing whether, and to what extent, the goals under the Performance Formula for the Performance Cycle have been achieved and, if so, to calculate and certify in writing the amount of the Awards earned for the period. The Committee may reduce, eliminate or, except with respect to Covered Employees, increase the amount of the Award earned under the Performance Formula for the Performance Cycle, if in the Committee’s sole judgment, such reduction or elimination is appropriate.

7.7 Payment of Performance Awards

(a)	Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice or administrative guide, a Participant must be employed by the Company on the last day of a Performance Cycle to be eligible for an earned Performance Award for such Performance Cycle.

(b)	Limitation. Unless otherwise determined by the Committee, a Participant shall be eligible to receive a Performance Award for a Performance Cycle only to the extent that achievement of the goals under the Performance Formula for such period is measured and as a result, all or some portion of such Participant’s Performance Award has been earned for the Performance Cycle.

(c)	Timing of Award Payments. The Awards granted for a Performance Cycle shall be paid to Participants as soon as administratively practicable following determination of achievement of the goals under the Performance Formula and satisfaction of any applicable vesting periods or other terms and conditions. Unless otherwise provided in the relevant Award Notice or administrative guide, such payment shall be made no earlier than January 1 of the calendar year following the end of the applicable Performance Cycle and no later than December 31 of such calendar year.

7.8 Maximum Award Payable
The maximum Performance Award payable to any one Participant under the Plan for a Performance Cycle is five hundred thousand (500,000) shares of Common Stock. In the event that the Performance Award is denominated in cash rather than shares of Common Stock, the maximum individual cash award paid in respect of any Performance Cycle shall be five million dollars ($5,000,000).

Article 8 – Stock Options

8.1 In General
Awards may be granted in the form of Stock Options. These Stock Options may be Incentive Stock Options or non-qualified stock options (i.e., Stock Options which are not Incentive Stock Options) (“Non-Qualified Stock Options”), or a combination of both.

8.2 Terms and Conditions of Stock Options

(a)	In General. A Stock Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee in its sole discretion and as set forth in an individual Award Notice; provided, however, no Stock Option shall be exercisable after the expiration of 7 years from the Effective Date of the Stock Option. The price at which Common Stock may be purchased upon exercise of a Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Effective Date of the Stock Option’s grant except for grants of Substitute Awards. Moreover, all Stock Options shall have a vesting schedule not less than one year from the date of grant, except under certain circumstances contemplated by Section 12.2 or Article 15.

(b)	Other than pursuant to Section 6.2 or as a result of a grant of a Substitute Award, the Committee shall not be permitted to (i) lower the option price per share of a Stock Option after it is granted, (ii) cancel a Stock Option when the option price per share exceeds the Fair Market Value of the underlying shares in exchange for any form of consideration, or (iii) take any other action with respect to a Stock Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange, in each case, without shareholder approval.

8.3 Restrictions Relating to Incentive Stock Options
Stock Options issued in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the Incentive Stock Option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed one hundred thousand dollars ($100,000) (or such other limit as may be required by the Code). Stock Options designated as Incentive Stock Options that do not satisfy the requirements of this Section 8.3 shall be deemed Non-Qualified Stock Options.

8.4 Additional Terms and Conditions
The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided that they are not inconsistent with the Plan.

8.5 Exercise
Upon exercise, the option price of a Stock Option may, at the Committee’s discretion, be paid in cash (or equivalents), or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.

8.6 Maximum Award Payable
Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which Stock Options may be granted under the Plan to any one Participant in any thirty-six (36) month period is two million (2,000,000) shares of Common Stock.

Article 9 – Stock Appreciation Rights

9.1 In General
Awards may be granted in the form of SARs. SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. An SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted only at the time of the grant of the related Stock Option.

9.2 Terms and Conditions of SARs

(a)	Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire upon the expiration of the related Stock Option.

(b)	Freestanding SARs. Freestanding SARs shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than seven years from the Effective Date of the Freestanding SAR’s grant and generally have the same terms and conditions as Stock Options.

(c)	Other than pursuant to Section 6.2 or as a result of a grant of a Substitute Award, the Committee shall not be permitted to (i) lower the exercise price of an SAR after it is granted, (ii) cancel an SAR when the exercise price exceeds the Fair Market Value of the underlying shares of Common Stock in exchange for any form of consideration or, (iii) take any other action with respect to an SAR that may be treated as a repricing under the rules and regulations of the New York Stock Exchange, in each case without shareholder approval.

9.3 Intentionally Omitted

9.4 Additional Terms and Conditions
The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided that they are not inconsistent with the Plan.

9.5 Maximum Award Payable
Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which SARs may be granted under the Plan to any one Participant for a thirty-six (36) month period is two million (2,000,000) shares of Common Stock.

9.6 Payments of SARS
In the event that the SAR is paid in cash, the corresponding cash (or equivalents) thereof shall be paid as of the date that the SAR is exercised.

Article 10 – Restricted Stock Awards

10.1 Grants
Awards under this Article 10 may be granted to Participants, either alone or in addition to other Awards granted under the Plan, as Restricted Stock Awards or Restricted Stock Unit Awards. Awards may be granted in the form of (i) freestanding grants that vest based on the passage of time, or (ii) grants in payment of earned Performance Awards or other incentive compensation under another plan maintained by the Company.

10.2 Award Restrictions
Restricted Stock Awards or Restricted Stock Unit Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment; provided, however, they are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Restricted Stock Award or Restricted Stock Unit Award under such circumstances as it deems would be in the best interest of the Company; provided, however, that such action would not cause a violation of Section 409A.

10.3 Vesting Period for Awards to Employees
Except as provided in Section 12.2 or Article 15, the period to achieve full vesting for Restricted Stock Awards and Restricted Stock Unit Awards granted to Employees in the form of freestanding grants shall not be shorter than three years. Vesting under the Plan can be on a pro rata or graded basis over the period or cliff at the end of the period; provided, however, that grants made to new hires to replace forfeited awards from a prior employer and grants in payment of earned Performance Awards (or other incentive compensation) are not subject to the minimum vesting period.

10.4 Evidence of Award
Any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

Article 11 – Other Stock Based Awards

11.1 Grants
Awards under this Article 11 may be granted to Participants, either alone or in addition to the Awards granted under the Plan, in the form of Other stock-based Awards. Awards may be granted either as freestanding grants or payments of earned Performance Awards or other incentive compensation under another plan maintained by the Company.

11.2 Conditions and Terms of Other Stock-Based Grants
The Committee may by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any other stock-based Award, provided that they are not inconsistent with the Plan. Other stock-based Awards granted to Employees shall be subject to the requirements of Section 10.3. Subject to the preceding sentence, other stock-based Awards in the form of deferred stock units shall not be subject to a minimum vesting period.

Article 12 – Payment of Awards

12.1 In General
Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash (or equivalents), Common Stock, or a combination of cash and Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee, in accordance with the requirements of Section 409A, to the extent applicable.

12.2 Termination of Employment
Subject to the requirements of Section 409A, the Committee shall determine the treatment of a Participant’s Award under the Plan in the event of the Participant’s termination of employment, either in an individual Award Notice or administrative guide, or at the time of termination. Notwithstanding anything herein to the contrary, except as set forth in Article 15, in no event shall any Award (other than an Award of Stock Options and/or SARs) granted to any Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code provide for accelerated vesting and/or payment without regard to the satisfaction of any Performance Criteria applicable thereto upon termination of the applicable Participant’s employment for any reason other than death or Disability.

12.3 Inimical Conduct
If a Participant performs any act or engages in any activity which the CEO, in the case of an Employee or former Employee, or the Committee, in the case of the CEO, a Director, or a former Director, determines is inimical to the best interests of the Company, the Participant shall, effective as of the date the Participant engages in such conduct, forfeit all unexercised, unearned and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

12.4 Breach of Employee’s Agreement

(a)	In General. A Participant who engages in conduct described in Section 12.4(c) below shall immediately: (1) forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing; and (2) pay to the Company the amount of any gain realized or payment received as a result of any Stock Option or SAR exercised by the Participant under the Plan within the two year period immediately preceding the date the Participant engages in such conduct.

(b)	Set-Off. By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 12.4(a). If the Company elects to make an off-set in whole or in part, the Company will not off-set amounts owed by a Participant to the Company against amounts subject to Section 409A that are payable by the Company until the time that payment would have been made, except as permitted by Section 409A. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

(c)	Conduct. The following conduct shall result in the consequences described in Section 12.4(a):

	(i)	Kodak. In the case of a Participant who has signed a Kodak company employee’s agreement that has restrictive covenants similar to those in Section (iii) below (an “Eastman Kodak Company Employee’s Agreement”), the Participant’s breach of the Eastman Kodak Company Employee’s Agreement.

	(ii)	Subsidiary. In the case of a Participant who is employed by a Subsidiary and has signed a written agreement with the Subsidiary that contains restrictive covenants similar to those in the Eastman Kodak Company Employee’s Agreement, the Participant’s breach of such written agreement.

	(iii)	Other Participants. In the case of a Participant other than a Participant described in Subsection 12(c)(i) or (ii) above, the Participant without the prior written consent of Kodak, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director: (A) engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by Kodak or any Subsidiary; or (B) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company. For purposes of this Section 12.4(c)(iii), a Participant shall not be deemed a stockholder if the Participant’s record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

Article 13 – Dividend and Dividend Equivalent
The Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine in accordance with Section 409A, to the extent applicable. All dividends or dividend equivalents, which are not paid currently, may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of Common Stock subject to the same vesting or performance conditions as the underlying Award. Notwithstanding anything herein to the contrary, dividend equivalents will not be paid to Participants in respect of unvested Performance Awards during the applicable Performance Cycle; provided, however, that such dividends may accrue during the Performance Cycle and be paid as and when the underlying Performance Awards are earned and paid.

Article 14 – Deferral of Awards
At the discretion of the Committee, payment of any Award (other than any Stock Options or SARs), dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish in accordance with Section 409A and other applicable federal income tax requirements. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with Section 409A and all other applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

Article 15 – Change in Control

15.1 Treatment of Non-Continued Awards
Notwithstanding any provision contained in the Plan, including, but not limited to, Section 4.4, the provisions of this Article 15 shall control over any contrary provision. Except as otherwise set forth in Section 15.6, upon a Change in Control: (i) the terms of this Article 15 shall immediately become operative, without further action or consent by any person or entity unless otherwise expressly set forth in an Award Notice or administrative guide, (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award in each case, other than Performance Awards, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except as set forth in Section 15.3 and/or in those instances where a prorated Award is required to be paid under this Article 15, all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately. Notwithstanding the foregoing, the treatment described in this Section 15.1 shall not apply to any Award to the extent that such treatment would violate Section 409A unless the Change in Control event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 15.1 shall further apply to such Award to the extent such treatment would not violate Section 409A.

15.2 Dividends and Dividend Equivalents
Except as otherwise set forth in Section 15.6, upon a Change in Control, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 15 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. For example, if upon a Change in Control, an Award under this Article 15 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award. Notwithstanding the foregoing, if such dividends or dividend equivalents are subject to Section 409A and the treatment described by this Section 15.2 would violate Section 409A, then the treatment described in this Section 15.2 shall not apply to the extent such treatment would violate Section 409A unless the Change in Control event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 15.2 shall further apply to such dividends and dividend equivalents to the extent such treatment would not violate Section 409A. Any payment of unpaid dividends and dividend equivalents pursuant to this Section 15.2 shall be made as soon as practicable following the Change in Control event, but in no event later than ninety (90) days thereafter.

15.3 Valuation and Payment of Awards; Treatment of Performance Awards
Except as otherwise set forth in Section 15.6, upon a Change in Control, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than ninety (90) days after the Change in Control, in exchange for all of his or her Freestanding SARs, Stock Options (including Incentive Stock Options), Other Stock-Based Awards, Restricted Stock Awards and Restricted Stock Unit Awards, and all other outstanding Awards (including those granted by the Committee pursuant to its authority under Subsection 4.2(o) hereof), other than Performance Awards, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the Change in Control Price and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less, the Awards will be cancelled and terminated without payment therefore. For Performance Awards, regardless of Section 15.6, (A) if at the time of the Change in Control more than fifty percent (50%) of the applicable Performance Cycle has elapsed, the Performance Award granted to the Participant shall vest and Awards shall be paid out as soon as practicable, but in no event later than ninety (90) days after the Change in Control event, in an amount equal to the greater of (i) the target performance set out in the Performance Formula or (ii) actual performance to date, and (B) if at the time of the Change in Control fifty percent (50%) or less of the applicable Performance Cycle has elapsed, the Performance Award granted to the Participant shall vest and Awards shall be paid out as soon as practicable, but in no event later than ninety (90) days after the Change in Control event, in an amount equal to fifty percent (50%) of target performance set out in the Performance Formula without consideration of actual performance to date. Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 15.3 would violate Section 409A, then the treatment described in this Section 15.3 shall not apply to the extent such treatment would violate Section 409A unless the Change in Control event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 15.3 shall further apply to such Award to the extent such treatment would not violate Section 409A.

15.4 Deferred Awards
Upon a Change in Control, all Awards deferred by a Participant under Article 14 hereof, but for which he or she has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than ninety (90) days after the Change in Control. For purposes of making such payment, the value of all Awards that are equity-based shall be determined by the Change in Control Price. Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 15.4 would violate Section 409A, then the treatment described in this Section 15.4 shall not apply to the extent such treatment would violate Section 409A unless the Change in Control event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 15.4 shall further apply to such Award to the extent such treatment would not violate Section 409A.

15.5 Miscellaneous
Upon a Change in Control, the provisions of Sections 12.2, 12.3, 12.4 and 16.3 hereof shall become null and void and of no further force and effect and no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change in Control.

15.6 Continuation of Awards
Unless otherwise determined by the Committee, upon a Change in Control pursuant to which the Surviving Company or Parent Company, as applicable, assumes (or substitutes) all outstanding Awards (other than Performance Awards) pursuant to the terms hereof, then the provisions of Sections 15.1 through 15.3 shall not apply to any Award; provided, however, that if the Award is subject to Section 409A and the treatment described by this Section 15.6 would violate Section 409A, then the treatment described in this Section 15.6 shall not apply to the extent such treatment would violate Section 409A. The Committee shall determine in its sole discretion whether an Award shall be considered “assumed” or “substituted.” Without limiting the foregoing, for the purposes of this Article, a Stock Option or SAR shall be considered “assumed” or “substituted” if in the reasonable determination of the Committee, (i) the aggregate intrinsic value (the difference between the then Fair Market Value and the exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to such award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction, (ii) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction, (iii) the Award is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property), and (iv) the other terms and conditions of the Stock Options or SARs remain substantially the same. For the purposes of this Article, Restricted Stock Awards and Restricted Stock Unit Awards shall be considered an assumed (or substituted) Award if in the reasonable determination of the Committee, the value and terms and conditions of the assumed (or substituted) Award immediately after the Change in Control are substantially the same as the value and terms and conditions of such Award immediately before such transaction.

15.7 Termination of Employment Following a Change in Control

(a)	Eligibility. Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4, and 12.2, the provisions of this Section 15.7 shall control over any contrary provision. All Participants shall be eligible for the treatment afforded by this Section 15.7 if their employment by the Company terminates within two years following a Change in Control, unless the termination is due to (i) death, (ii) Disability, (iii) one of the following reasons (A) the willful and continued failure by the Participant to substantially perform his or her duties with his or her employer after a written warning identifying the lack of substantial performance is delivered to the Participant by his or her employer to specifically identify the manner in which the employer believes that Participant has not substantially performed his or her duties, or (B) the willful engaging by the Participant in illegal conduct which is materially and demonstrably injurious to Kodak or a Subsidiary, (iv) resignation other than (A) a resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as would be determined under Kodak’s Termination Allowance Plan), or that is not in the same geographic area (as would be determined under Kodak’s Termination Allowance Plan), or (B) a resignation within 30 days following a reduction in base pay, or (v) Retirement.

(b)	If a Participant is eligible for treatment under this Section 15.7, (i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unearned, unpaid and/or deferred Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) except in those instances where a prorated Award is required to be paid under this Article 15, all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment; provided, however, the treatment described in this Section 15.7 shall not apply to any Award subject to Section 409A to the extent such treatment would violate Section 409A unless (A) the Change in Control event also qualifies as a Section 409A Change in Control, and (B) the termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 15.7 shall further apply to such Award to the extent such treatment would not violate Section 409A. Payment of Awards shall be made as soon as practicable following the Participant’s termination of employment, but in no event later than ninety (90) days thereafter, unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than ninety (90) days thereafter.

(c)	If a Participant is eligible for treatment under this Section 15.7, all of his or her unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 15 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. Notwithstanding the foregoing, if such dividends or dividend equivalents are subject to Section 409A and the treatment described by this Section 15.7(c) would violate Section 409A, then the treatment described in this Section 15.7(c) shall not apply to the extent such treatment would violate Section 409A unless (A) the Change in Control event also qualifies as a Section 409A Change in Control, and (B) the termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 15.7(c) shall further apply to such dividends and dividend equivalents to the extent such treatment would not violate Section 409A. Any payment of unpaid dividends and dividend equivalents pursuant to this Section 15.7(c) shall be made as soon as practicable following the Participant’s termination of employment, but in no event later than ninety (90) days thereafter, unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than ninety (90) days thereafter.

15.8 Legal Fees
Kodak shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she reasonably may be entitled to under the Plan in connection with a Change in Control; provided, however, the Participant shall be required to repay any such amounts to Kodak to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith. Any reimbursement by Kodak under this section shall be made in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance.

Article 16 – Miscellaneous

16.1 Nonassignability

(a)	In General. Except as otherwise determined by the Committee or as otherwise provided in Subsection (b) below, no Awards or any other payment under the Plan shall be subject to any manner to alienation, anticipation, sale, transfer (except by will, the laws of descent and distribution, or domestic relations order), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

(b)	Non-Qualified Stock Options. The Committee shall have the discretionary authority to grant Awards of Non-Qualified Stock Options or amend outstanding Awards of Non-Qualified Stock Options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of Non-Qualified Stock Options:

	(i)	Permissible Transferors. The only Participants permitted to transfer their Non-Qualified Stock Options are those Participants who are, on the date of the transfer of their Non-Qualified Stock Option, either in wage grade 56 or above, or the equivalent thereof, a corporate officer of Kodak, or a Director.

	(ii)	Permissible Transferees. Transfers shall only be permitted to: (i) the Participant’s “Immediate Family Members,” as that term is defined in Subsection (b)(9) below; (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

	(iii)	No Consideration. All transfers shall be made for no consideration.

(iv)	Subsequent Transfers. Once a Participant transfers a Non-Qualified Stock Option, any subsequent transfer of such transferred option shall, notwithstanding Section 16.1(b)(i) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 16.1(b), with the exception of Section 16.1(b)(i).

(v)	Transfer Agent. In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

(vi)	Withholding. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by Kodak to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with Kodak for the payment of all payroll and withholding taxes.

(vii)	Terms and Conditions of Transferred Option. Upon transfer, a Non-Qualified Stock Option continues to be governed by and subject to the terms and conditions of the Plan and the Stock Option’s applicable administrative guide and Award Notice. A transferee of a Non-Qualified Stock Option is entitled to the same rights as the Participant to whom such Non-Qualified Stock Options were awarded, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, option price and forfeiture.

(viii)	Notice to Transferees. Kodak shall be under no obligation to provide a transferee with any notice regarding the transferred options held by the transferee upon forfeiture or any other circumstance.

(ix)	Immediate Family Member. For purposes of this Section 16.1, the term “Immediate Family Member” shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

16.2 Withholding Taxes
In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld (or cause to be withheld) with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award at minimum statutory tax rates, or by permitting the Participant to tender (actually or through attestation) to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee, equal to the amount of such required withholding taxes up to the maximum marginal tax rate.

16.3 Amendments to Awards
The Committee may at any time unilaterally amend any unexercised, unearned or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that (a) any such amendment which, in the opinion of the Committee, materially impairs the rights or materially increases the obligation of a Participant under an outstanding Award shall be made only with the consent of the Participant (or, upon the Participant’s death, the person having the right to exercise the Award), except that amendments to implement administrative changes to the Plan that are deemed necessary or advisable by the Committee for compliance with laws shall not require Participant consent, and (b) no such amendment shall cause a violation of Section 409A. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

16.4 Regulatory Approvals and Listings
Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

16.5 No Right to Continued Employment or Grants
Participation in the Plan shall not give any Employee any right to remain in the employ of Kodak or any Subsidiary. Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time for any or no reason. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

16.6 Amendment/Termination
The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not (a) without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak required under the New York Stock Exchange’s shareholder approval rules, or (b) adopt any amendment to the Plan which would cause any Award outstanding under the Plan at the time of the amendment to violate Section 409A.

16.7 Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

16.8 No Right, Title or Interest in Company Assets; No Rights as a Shareholder
No Participant shall have any rights as a shareholder, including the right to vote, as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name or such other evidence of ownership as may be determined by the Committee and, in the case of Restricted Stock Awards such rights as are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

16.9 Section 16 of the Exchange Act
In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings.

16.10 No Guarantee of Tax Consequences
No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.11 Other Benefits
No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

16.12 Section Headings
The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

16.13 Severability; Entire Agreement
If any of the provisions of this Plan or any Award Notice is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan, any administrative guidelines or sub-plans issued pursuant to Section 4.2(i), and any Award Notices contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

16.14 No Third Party Beneficiaries
Except as expressly provided therein, neither the Plan nor any Award Notice shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

16.15 Successors and Assigns
The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

16.16 Waiver of Claims
Each Participant recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Notice, any determination, action or omission hereunder or under any Award Notice by the Committee, the Company or the Board, or any amendment to the Plan or any Award Notice (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Notice).

16.17 Section 409A
The Plan and the Awards granted thereunder are intended to be exempt from or comply with the requirements of Section 409A, and the Plan, and Award Notices and administrative guides issued thereunder, shall be administered and interpreted consistent with such intention. In addition, the Plan, Award Notices and administrative guidelines will be interpreted and administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance with respect to benefits subject to Section 409A.

EXHIBIT II —	EASTMAN KODAK COMPANY EXECUTIVE COMPENSATION FOR
EXCELLENCE AND LEADERSHIP
(AS AMENDED AND RESTATED JANUARY 1, 2010)

ARTICLE 1 – Purpose, Effective Date and Term of Plan

1.1 Purpose
The purposes of the Plan are to provide an annual incentive to Executives of the Company to put forth maximum efforts toward the continued growth and success of the Company, to encourage such Executives to remain in the employ of the Company, to assist the Company in attracting and motivating new Executives on a competitive basis, and to endeavor to qualify the Awards granted to Covered Employees under the Plan as performance-based compensation as defined in Section 162(m) of the Code. The Plan is intended to apply to Executives of the Company in the United States and throughout the world.

The Plan is intended to qualify for exemption from Section 409A of the Code, by reason of the short-term deferral rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. No person acquires a legally binding right to any Award hereunder until the year following the Performance Period, except Awards governed by Articles 11 and 12. Awards governed by Articles 11 and 12 will be paid by March 15th of the year following the Performance Period in which the legally binding right to the Award arose. Awards otherwise will be paid in the year following the Performance Period, unless deferred under a separate plan pursuant to Article 9.

1.2 Effective Date
The Plan, in its amended and restated form, will be effective as of January 1, 2010.

ARTICLE 2 – Definitions

2.1 Actual Award Pool
“Actual Award Pool” means, for a Performance Period, the amount determined in accordance with Section 7.2(d). The Actual Award Pool for a Performance Period determines the aggregate amount of all the Awards that are to be issued under the Plan for such Performance Period.

2.2 Award
“Award” means the compensation granted to a Participant by the Committee for a Performance Period pursuant to Articles 7 and 8. All Awards shall be issued in the form specified by Article 5.

2.3 Award Pool
“Award Pool” means, for a Performance Period, the dollar amount calculated in accordance with Section 7.2(b) by applying the Performance Formula for such Performance Period against the Performance Goals for the same Performance Period.

2.4 Award Payment Date
“Award Payment Date” means, for each Performance Period, the date that the amount of the Award for that Performance Period shall be paid to the Participant under Article 8, without regard to any election to defer receipt of the Award made by the Participant under Article 9 of the Plan.

2.5 Board
“Board” means the Board of Directors of Kodak.

2.6 Cause
“Cause” means (a) the willful and continued failure by an Executive to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Executive by his or her employer to specifically identify the manner in which the employer believes that the Executive has not substantially performed his or her duties; or (b) the willful engaging by an Executive in illegal conduct which is materially and demonstrably injurious to the Company.

2.7 CEO
“CEO” means the Chief Executive Officer of Kodak.

2.8 Change-In-Control
“Change-in-Control” means the occurrence of any one of the following events:

(a)	individuals who, on January 1, 2010, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2010, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

(b)	any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak’s then outstanding securities eligible to vote for the election of the Board (the “Kodak Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change-in-Control by virtue of any of the following acquisitions: (1) by Kodak or any subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any subsidiary, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(c)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its subsidiaries that requires the approval of Kodak’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of Kodak’s assets to an entity that is not an affiliate of Kodak (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)	the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

Notwithstanding the foregoing, a Change-in-Control shall not be deemed to occur solely because any person obtains a beneficial ownership of more than 25% of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change-in-Control shall then occur.

2.9 Change-In-Ownership
"Change-In-Ownership” means a Change-In-Control that results directly or indirectly in Kodak’s Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.10 Code
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.11 Committee
“Committee” means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more directors, each of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the applicable regulation thereunder.

2.12 Common Stock
“Common Stock,” means the common stock, $2.50 par value per share, of Kodak that may be newly issued or treasury stock.

2.13 Company
“Company” means Kodak and its Subsidiaries.

2.14 Covered Employee
“Covered Employee” means an Executive who is either a “Covered Employee” within the meaning of Section 162(m) of the Code or an Executive who the Committee has identified as a potential “Covered Employee” within the meaning of Section 162(m) of the Code.

2.15 Disability
“Disability” means a disability under the terms of any long-term disability plan maintained by the Company.

2.16 Effective Date
“Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.17 Exchange Act or Act
“Exchange Act” or “Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.18 Executive
“Executive” means an employee who has signed an Eastman Kodak Company Executive Employee’s Agreement or a valid employee agreement of a Subsidiary, and is a salaried employee of the Company at the executive level in wage grade 48 or above, or the equivalent thereof.

2.19 Kodak
“Kodak” means Eastman Kodak Company.

2.20 Negative Discretion
“Negative Discretion” means the discretion granted to the Committee pursuant to Section 7.2(c) to reduce or eliminate the portion of the Award Pool allocated to a Covered Employee.

2.21 Participant
“Participant,” means for a Performance Period, an Executive who is designated to participate in the Plan for the Performance Period pursuant to Article 3.

2.22 Performance Criteria
“Performance Criteria” means one or more of the following for the Company on a consolidated basis and/or for any subsidiary, division, strategic product group, segment, business unit and/or one or more product lines: return on assets; return on net assets; return on equity; return on shareholder equity; return on invested capital; return on capital; total shareholder return; share price; improvement in and/or attainment of expense levels; improvement in and/or attainment of cost levels, selling, general and administrative expense (“SG&A”); SG&A as a percent of revenue; costs as a percent of revenue; productivity objectives; unit manufacturing costs; gross profit margin; operating margin; cash margin; earnings per share; earnings from operations; segment earnings from operations; earnings; earnings before taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); revenue measures; number of units sold; number of units installed; revenue per employee; market share; market position; working capital measures; inventory; accounts receivable; accounts payable; cash conversion cycle; cash flow; cash generation; net cash generation; proceeds from asset sales; free cash flow; investable cash flow; capital expenditures; capital structure measures; cash balance; debt levels; equity levels; economic value added models; technology milestones; commercialization milestones; customer metrics; customer satisfaction; consumable burn rate; installed base; repeat customer orders; acquisitions; divestitures; employee metrics; employee engagement; employee retention; employee attrition; workforce diversity; and diversity initiatives, in each case, measured either annually or cumulatively over a period of years, on an absolute basis and/or relative to a pre-established target and/or plan, to previous years’ results, as a percentage of revenue, and/or to a designated comparison group.

2.23 Performance Formula
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the Performance Goals to determine the Award Pool for the Performance Period. The Performance Formula for a Performance Period shall be established in writing by the Committee within the first 90 days of the Performance Period (or, if later, within the maximum period allowed pursuant to Section 162(m) of the Code).

2.24 Performance Goals
“Performance Goals” means, for a Performance Period, the one or more goals for the Performance Period established by the Committee in writing within the first 90 days of the Performance Period (or, if longer, within the maximum period allowed pursuant to Section 162(m) of the Code) based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.25 Performance Period
“Performance Period” means Kodak’s fiscal year.

2.26 Plan
“Plan” means the Executive Compensation for Excellence and Leadership plan.

2.27 Retirement
“Retirement” means, in the case of a Participant employed by Kodak, voluntary termination of employment: (i) on or after age 55 where the Participant has 10 or more years of service; or (ii) on or after age 65. In the case of a Participant employed by a Subsidiary, “Retirement” means early or normal retirement under the terms of the Subsidiary’s retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60. A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.”

2.28 Subsidiary
Subsidiary means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of at least 50%.

2.29 Target Award
“Target Award” means, for a Performance Period, the target award amounts established for each wage grade by the Committee for the Performance Period. A Participant’s Target Award for a Performance Period is expressed as a percentage of his or her annual base salary in effect as of the last day of the Performance Period. The Target Awards shall serve only as a guideline in making Awards under the Plan. Depending upon the Committee’s exercise of its discretion pursuant to Sections 7.2(c), (d) and (e), but subject to Section 7.3, a Participant may receive an Award for a Performance Period that may be more or less than the Target Award for his or her wage grade for that Performance Period. Moreover, the fact that a Target Award is established for a Participant’s wage grade for a Performance Period shall not in any manner entitle the Participant to receive an Award for such period.

3.20 Total Target Cash Compensation
“Total Target Cash Compensation” means the Participant’s annual base salary and annual variable pay opportunity at target, excluding any special performance-based or non-performance-based payments during the Performance Period.

ARTICLE 3 – Eligibility
All Section 16 officers participate in this Plan each year. Other Executives are eligible to participate in the Plan, provided that, certain Executives may not be eligible to participate in the Plan where the Company has designated them as participants in an alternative variable pay plan or sales incentive compensation plan for the Performance Period. However, the fact that an Executive is a Participant for a Performance Period shall not in any manner entitle such Participant to receive an Award for the period. The determination as to whether or not such Participant shall be paid an Award for such Performance Period shall be decided solely in accordance with the provisions of Articles 7 and 8 hereof.

ARTICLE 4 – Plan Administration

4.1 Responsibility
The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Authority of the Committee
The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right: to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aid to administer the Plan, to make regulations for carrying out the Plan and to make changes in such regulations as it from time to time deems proper, and to decide any and all questions arising in the administration, interpretation, and application of the Plan. In addition, in order to enable Executives who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.3 Discretionary Authority
The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4 Section 162(m) of the Code
With regard to all Covered Employees, the Plan shall for all purposes be interpreted and construed in accordance with Section 162(m) of the Code.

4.5 Delegation of Authority
Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons as long as any such delegation is in writing; provided, however, only the Committee or a subset of the Committee consisting of at least two outside non-employee members, may select and grant Awards to Participants who are Covered Employees.

ARTICLE 5 – Form of Awards
All Awards will be paid in cash or Common Stock, or a combination thereof, at the discretion of the Committee. To the extent an award is paid in Common Stock, such Stock will be issued under the 2005 Omnibus Long-Term Compensation Plan of Eastman Kodak Company, or any applicable successor plan.

ARTICLE 6 – Setting Performance Goals and Performance Formula
Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed pursuant to Section 162(m) of the Code), the Committee shall establish in writing:

(a)	the one or more Performance Goals for the Performance Period based upon the Performance Criteria;

(b)	the one or more Performance Formulas for the Performance Period; and

(c)	an objective means of allocating, on behalf of each Covered Employee, a portion of the Award Pool (not to exceed the amount set forth in Section 7.3(b)) to be granted, subject to the Committee’s exercise of Negative Discretion, for such Performance Period in the event the Performance Goals for such period are attained.

ARTICLE 7 – Award Determination

7.1 Certification
(a)	In General. As soon as practicable following the availability of performance results for the completed Performance Period, the Committee shall determine the Company's performance in relation to the Performance Goals for that period and certify in writing whether the Performance Goals were satisfied.

(b)	Performance Goals Achieved. If the Committee certifies that the Performance Goals for a Performance Period were satisfied, it shall determine the Awards for such Performance Period by following the procedure described in Section 7.2. During the course of this procedure, the Committee shall certify in writing for the Performance Period the amount of: (i) the Award Pool; and (ii) the Award Pool to be allocated to each Covered Employee in accordance with Section 7.2(c).

(c)	Performance Goals Not Achieved. In the event the Performance Goals for a Performance Period are not satisfied, the limitation contained in Section 7.3(c) shall apply to the Covered Employees.

7.2 Calculation of Awards
(a)	In General. As detailed below in the succeeding provisions of this Section 7.2, the procedure for determining Awards for a Performance Period involves the following steps:

(i) determining the Award Pool;

(ii) allocating the Award Pool to Covered Employees;

(iii) determining the Actual Award Pool; and

(iv) allocating the Actual Award Pool among individual Participants other than Covered Employees.

Upon completion of this process, any Awards earned for the Performance Period shall be paid in accordance with Article 8.

(b)	Determining Award Pool. The Committee shall determine the Award Pool for the Performance Period by applying the Performance Formula for such Performance Period against the Performance Goals for the same Performance Period.

(c)	Allocating Award Pool to Covered Employees. The Committee shall determine, by way of the objective means established pursuant to Article 6, the portion of the Award Pool that is to be allocated to each Covered Employee for the Performance Period. The Committee shall have no discretion to increase the amount of any Covered Employee’s Award as so determined, but may through Negative Discretion reduce the amount of or totally eliminate such Award if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate.

(d)	Determining Actual Award Pool. The Committee may use its discretion to adjust upward or downward the amount of the Award Pool for any Performance Period. No such adjustment will, however, increase the amount of the Awards paid to the Covered Employees for the Performance Period as determined under Section 7.2(c). To the extent the Committee determines to exercise discretion with regard to the Award Pool for a Performance Period, the amount remaining after such adjustment shall be the Actual Award Pool for the Performance Period. Thus, if the Committee elects not to exercise discretion with respect to the Award Pool for a Performance Period, the amount of the Actual Award Pool for the Performance Period will equal the amount of the Award Pool for such period. Examples of situations where the Committee may choose to exercise this discretion include unanticipated economic or market changes, extreme currency exchange effects, management or significant workforce issues, or dramatic shifts in customer satisfaction.

(e)	Allocating Actual Award Pool to Individual Participants Other Than Covered Employees. The Chief Executive Officer shall, in his or her sole and absolute discretion, determine for each Participant, other than those that are Covered Employees or Section 16 Officers, the portion, if any, of the Actual Award Pool that will be awarded to such Participant for the Performance Period. By way of illustration, and not by way of limitation, the Chief Executive Officer may, but shall not be required to, consider: (1) the Participant’s position and level of responsibility, individual merit, contribution to the success of the Company and Target Award; (2) the performance of the Company or the organizational unit of the Participant based upon attainment of financial and other performance criteria and goals; and (3) business unit, division or department achievements. For Section 16 Officers who are not Covered Employees, the Chief Executive Officer shall recommend the Award, if any, for each Participant to the Committee for its approval.

7.3 Limitations on Awards
The provisions of this Section 7.3 shall control over any Plan provision to the contrary.

(a)	Maximum Award Pool. The total of all Awards granted for a Performance Period shall not exceed the amount of the Actual Award Pool for such Performance Period.

(b)	Maximum Award Payable to Covered Employees. The maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $5,000,000.

(c)	Attainment of Performance Goals. The Performance Goals for a Performance Period must be achieved in order for a Covered Employee to receive an Award for such Performance Period.

ARTICLE 8 – Payment of Awards for a Performance Period

8.1 Termination of Employment
In general, except as set forth in this Section 8.1 and in Sections 11 and 12, a Participant must be employed on the last day of the performance period to receive payment under the Plan for the applicable Performance Period. The Committee shall determine rules regarding the treatment of a Participant under the Plan for a Performance Period in the event of the Participant’s termination of employment prior to the Award Payment Date for such Performance Period. Any Award paid to such Participant shall be determined according to Article 7 and shall be paid according to Section 8.2.

8.2 Timing of Award Payments
Unless deferred pursuant to Article 9 hereof and subject to Articles 11 and 12, the Awards granted for a Performance Period shall be paid to Participants on the Award Payment Date for such Performance Period, which date shall occur as soon as administratively practicable following the completion of the procedure described in Section 7.2, and in any event shall occur during the calendar year immediately following the Performance Period.

ARTICLE 9 – Deferral of Awards
At the discretion of the Committee, a Participant may, subject to such terms and conditions as the Committee may determine, elect to defer payment of all or any part of any Award which the Participant might earn with respect to a Performance Period and which is paid in cash by complying with such procedures as the Committee may prescribe. Any Award, or portion thereof, upon which such an election is made shall be deferred into, and be subject to the terms, conditions and requirements of, the Eastman Kodak Employees’ Savings and Investment Plan, 1982 Eastman Kodak Company Executive Deferred Compensation Plan or such other applicable deferred compensation plan of the Company.

ARTICLE 10 – Intentionally Omitted.

ARTICLE 11 – Change-in-Ownership

11.1 Background
Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 1.1, 4.4 and 13.9, the provisions of this Article 11 shall control over any contrary provision. Upon a Change-in-Ownership: (a) the terms of this Article 11 shall immediately become operative, without further action or consent by any person or entity; (b) all terms, conditions, restrictions and limitations in effect on any unpaid and/or deferred Award shall immediately lapse as of the date of such event; and (c) no other terms, conditions, restrictions, and/or limitations shall be imposed upon any Awards on or after such date, and in no event shall an Award be forfeited on or after such date. Nothing herein overrides the terms of any plan under which an Award was deferred pursuant to Article 9, and any such deferred Awards remain subject to the terms of such deferred compensation plan.

11.2 Payment of Awards
Upon a Change-in-Ownership, any Executive, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 60 days after the Change-in-Ownership, the Awards set forth in (a) and (b) below:

(a) All of the Executive’s earned, but unpaid Awards; and

(b)	A pro-rata Award for the Performance Period in which the Change-in-Ownership occurs. The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Period for Participants in the same wage grade as the Executive by a fraction, the numerator of which shall be the number of days in the Performance Period prior to the date of the Change-in-Ownership and the denominator of which shall be 365 days. To the extent Target Awards have not yet been established for the Performance Period, the Target Awards for the immediately preceding Performance Period shall be used. The pro-rata Awards shall be paid to the Executive in the form of a lump-sum cash payment.

11.3 Miscellaneous
Upon a Change-In-Ownership, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Executive or the operation of the Plan with respect to any Award to which the Executive may have become entitled hereunder on or prior to the date of such action or as a result of such Change-In-Ownership.

ARTICLE 12 – Change-in-Control

12.1 Background
Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 1.1, 4.4 and 13.9, the provisions of this Article 12 shall control over any contrary provision. All Executives shall be eligible for the treatment afforded by this Article 12 if their employment with the Company terminates within two years following a Change-In-Control, unless the termination is due to (a) death; (b) Disability; (c) Cause; (d) resignation other than (1) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak’s Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak’s Termination Allowance Plan), or (2) resignation within thirty days of a reduction in Total Target Cash Compensation, or (e) Retirement.

12.2 Vesting and Lapse of Restrictions
If an Executive qualifies for treatment under Section 12.1, his or her Awards shall be treated in the manner described in Subsections 11.1(b) and (c). Nothing herein overrides the terms of any plan under which an Award was deferred pursuant to Article 9, and any such deferred Awards remain subject to the terms of such deferred compensation plan.

12.3 Payment of Awards
If an Executive qualifies for treatment under Section 12.1, he or she shall be paid, as soon as practicable but in no event later than 60 days after his or her termination of employment, the Awards set forth in (a) and (b) below:

(a)	All of the Executive’s earned, but unpaid Awards; and

(b)	A pro-rata Award for the Performance Period in which his or her termination of employment occurs. The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Period for Participants in the same wage grade as the Key Employee by a fraction, the numerator of which shall be the number of days in the Performance Period prior to the date of the Executive’s termination of employment and the denominator of which shall be 365 days. To the extent Target Awards have not yet been established for the Performance Period, the Target Awards for the immediately preceding Performance Period shall be used. The pro-rata Awards shall be paid to the Executive in the form of a lump-sum cash payment.

Furthermore, during the two years following a Change-in-Control while these provisions remain in effect, Awards to any Executives who qualify for Awards (in accordance with the normal terms of the Plan or in accordance with this Article 12) will be paid no later than March 15th of the year following the Performance Period, in order to ensure that all Awards are paid within the short-term deferral period described in Section 1.409A-1(b)(4) of the Treasury Regulations.

12.4 Miscellaneous
Upon a Change-In-Control, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Executive or the operation of the Plan with respect to any Award to which the Executive may have become entitled hereunder prior to the date of the Change-In-Control or to which he or she may become entitled as a result of such Change-In-Control.

ARTICLE 13 – Miscellaneous

13.1 Nonassignability
No Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to anyone other than the Participant to whom it was granted.

13.2 Withholding Taxes
The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

13.3 Amendments to Awards
The Committee may at any time unilaterally amend any unearned, deferred or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent, except in the case where an amendment to a Participant’s Award is due to the conduct of that Participant that is in violation of his or her employee’s agreement or is contrary to the best interest of the Company.

13.4 No Right to Continued Employment or Grants
Participation in the Plan shall not give any Executive any right to remain in the employ of the Company. Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Executive at any time. Further, the adoption of this Plan shall not be deemed to give any Executive or any other individual any right to be selected as a Participant or to be granted an Award.

13.5 Amendment/Termination
The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee, or any person to whom the Committee has delegated the requisite authority, may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

13.6 Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable Federal Law, without giving effect to its conflicts of law provisions.

13.7 No Right, Title, or Interest in Company Assets
To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

13.8 No Guarantee of Tax Consequences
No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.9 Compliance with Section 162(m)
If any provision of the Plan would cause the Awards granted to a Covered Employee not to constitute qualified Performance-Based Compensation under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Employee, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

13.10 Exemption From Section 409A
The Plan is intended to be exempt from Section 409A of the Code, and shall be construed and administered accordingly.

EXHIBIT III — DIRECTOR INDEPENDENCE STANDARDS

Pursuant to the NYSE Listing Standards, the Board of Directors has adopted Director Independence Standards to assist in its determination of director independence. To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and will apply the following standards.

1) A director will not be considered “independent” if:
  The director is or was within the preceding three years an employee, or an immediate family member of the director is or was within the preceding three years an executive officer of the Company; or

  The director, or an immediate family member of the director, received, during any twelve-month period within the preceding three years, more than $120,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way of continued service with the Company); except that compensation received by an immediate family member of the director for services as a non-executive employee of the Company or received by the director for former services as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test; or

  The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or, the director or an immediate family member was, in the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

  The director, or an immediate family member of the director, is or was within the preceding three years employed as an executive officer of another company where any of the Company’s present executive officers serve or served on that company’s compensation committee; or

  The director is a current employee, or an immediate family member of the director is a current executive officer of, a company (other than a charitable organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million 2% of such other company’s consolidated gross revenues; provided, however, that, in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer – the former employment of the director or immediate family member need not be considered.
2)	The following relationships will not preclude the Board from determining that a director is independent:

Commercial Relationship: if a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of: a) $1,000,000 or b) 2% of such other company’s consolidated gross revenues;

Indebtedness Relationship: if a director of the Company is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness does not exceed the greater of: a) $1,000,000 or b) 2% of the consolidated assets of the company wherein the director serves as an executive officer;

Equity Relationship: if the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company where the director serves as an executive officer; or

Charitable Relationship: if a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of: a) $1,000,000 or b) 2% of that organization’s gross revenues.

3)	For relationships not covered by Section 2 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections 1 and 2 above.

4)	For purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; except that, when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or have become incapacitated.

EXHIBIT IV — DIRECTOR QUALIFICATION STANDARDS

In addition to any other factors described in the Company’s Corporate Governance Guidelines, the Board should, at a minimum, consider the following factors in the nomination or appointment of members of the Board:

1)	Integrity. Directors should have proven integrity and be of the highest ethical character and share the Company’s values.

2)	Reputation. Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

3)	Judgment. Directors should have the ability to exercise sound business judgment on a broad range of issues.

4)	Knowledge. Directors should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations.

5)	Experience. In selecting directors, the Board should generally seek active and former CEOs, CFOs, international operating executives, presidents of large and complex divisions of publicly held companies and leaders of major complex organizations, including scientific, accounting, government, educational and other non-profit institutions. Directors should have experience in assessing risks associated with business and strategic decisions.

6)	Maturity. Directors should value board and team performance over individual performance, possess respect for others and facilitate superior board performance.

7)	Commitment. Directors should be able and willing to devote the required amount of time to the Company’s affairs, including preparing for and attending meetings of the Board and its committees. Directors should be actively involved in the Board and its decision making.

8)	Skills. Directors should be selected so that the Board has an appropriate mix of skills in core areas such as accounting and finance, technology, management, marketing, crisis management, strategic planning, international markets and industry knowledge.

9)	Track Record. Directors should have a proven track record of excellence in their field.

10)	Diversity. Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting gender, ethnic background, country of citizenship and professional experience.

11)	Age. Given the Board’s mandatory retirement age of 72, directors must be able to, and should be committed to, serve on the Board for an extended period of time.

12)	Independence. Directors should be independent in their thought and judgment and be committed to represent the long-term interests of all of the Company’s shareholders.

13)	Ownership Stake. Directors should be committed to having a meaningful, long-term equity ownership stake in the Company.

EXHIBIT V — DIRECTOR SELECTION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Corporate Responsibility and Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. The Chair of the Corporate Responsibility and Governance Committee will oversee this process.

The Corporate Responsibility and Governance Committee will generally use the following process when recruiting, evaluating and selecting director candidates. The various steps outlined in the process may be performed simultaneously and in an order other than that presented below. Throughout the process, the Committee will keep the full Board informed of its progress.

The Company is committed to maintaining its tradition of inclusion and diversity within the Board, and confirms that its policy of non-discrimination based on sex, race, religion or national origin applies in the selection of Directors.

1)	The Committee will assess the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its Director Qualification Standards and the Company’s current and future needs.

2)	Using the results of this assessment, the Committee will prepare a target candidate profile.

3)	The Committee will develop an initial list of director candidates by retaining a search firm, utilizing the personal network of the Board and senior management of the Company, and considering any nominees previously recommended.

4)	The Committee will screen the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and the Board’s Director Qualification Standards. From this review, the Committee will prepare a list of preferred candidates and present it to the full Board and the CEO for input.

5)	The Committee will determine if any director has a business or personal relationship with any of the preferred candidates that will enable the director to initiate contact with the candidate to determine his or her interest in being considered for membership to the Board. If necessary, the search firm will be used to initiate this contact.

6)	Whenever possible, the Chair of the Committee, the Presiding Director, at least one other independent member of the Board and the CEO will interview each interested preferred candidate.

7)	Based on input received from the candidate interviews, the Committee will determine whether to extend an invitation to a candidate to join the Board.

8)	A reference check will be performed on the candidate.

9)	Depending on the results of the reference check, the Committee will extend the candidate an invitation to join the Board, subject to election by the Board.

10)	The full Board will vote on whether to elect the candidate to the Board.

11)	The Secretary of the Company will arrange for orientation sessions for newly elected directors, including briefings by senior managers, to familiarize new Directors with the Company’s overall business and operations, strategic plans and goals, financial statements and key policies and practices, including corporate governance matters.

EXHIBIT VI — AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I. Statement of Principles
The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted this Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved.

This Pre-Approval Policy establishes two different approaches to pre-approving services: proposed services either may be pre-approved without specific consideration by the Audit Committee (general pre-approval) or require the specific pre-approval of the Audit Committee (specific pre-approval). The Audit Committee believes that the combination of these two approaches in this policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in this policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved budgeted amounts will also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee shall consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee shall determine whether the audit firm is best positioned to provide the most effective and efficient service.

The non-audit services that have the general pre-approval of the Audit Committee will be reviewed on an annual basis unless the Audit Committee considers a different period and states otherwise. The Audit Committee shall annually review and pre-approve the audit, audit-related and tax services that can be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to others.

The independent auditor has reviewed this policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II. Audit Services
The Audit Committee shall approve the annual audit services engagement terms and fees no later than its review of the independent auditor’s audit plan. Audit services may include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations occurring during, and as a result of, the audit. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal control over financial reporting. The Audit Committee shall also approve, if necessary, any significant changes in terms, conditions and fees resulting from changes in audit scope, company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other audit services, which are those services that only the independent auditor reasonably can provide. Other audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

III. Audit-Related Services
Audit-related services are assurance and related services that traditionally are performed by the independent auditor. Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations for significant or unusual transactions not classified as “audit services,” assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures performed at the request of management and assistance with internal control reporting requirements.

IV. Tax Services
The Audit Committee believes that the independent auditor can provide traditional tax services to the Company such as U.S. and international tax planning and compliance. The Audit Committee will not pre-approve the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Code and related regulations.

V. Other Permissible Non-Audit Services
The Audit Committee may grant general pre-approval to those permissible non-audit services (other than tax services, which are addressed above) that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

A list of the SEC’s prohibited non-audit services is attached to the end of this policy as Attachment 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI. Pre-Approval Budgeted Amounts
Pre-approval budgeted amounts for all services to be provided by the independent auditor shall be reviewed and approved annually by the Audit Committee. Any proposed services exceeding these levels or amounts shall require specific pre-approval by the Audit Committee. On a quarterly basis, the Audit Committee will be provided with updates regarding actual projects and fees by category in comparison to the pre-approved budget.

VII. Procedures
All requests or applications from the independent auditor to provide services that do not require specific approval by the Audit Committee shall be submitted to the Corporate Controller and must include a detailed description of the services to be rendered. The Corporate Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee shall be submitted to the Audit Committee for approval by the Corporate Controller.

VIII. Delegation
The Committee Chair is authorized to pre-approve specific engagements or changes to engagements when it is not practical to bring the matter before the Committee as a whole.

Attachment 1
Prohibited Non-Audit Services
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  Financial information systems design and implementation

  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

  Actuarial services

  Internal audit outsourcing services

  Management functions

  Human resources

  Broker-dealer, investment adviser or investment banking services

  Legal services

  Expert services unrelated to the audit

ANNUAL MEETING INFORMATION

2010 ANNUAL MEETING DIRECTIONS AND PARKING INFORMATION

The Learning Center at Miami Valley Research Park

1900 Founders Drive, Dayton, OH 45420

Directions

From the Airport

Go Northwest toward Terminal Drive.

Turn slight right onto Terminal Drive.

Terminal Drive becomes Dayton International Airport Access Road.

Merge onto I-70 East.

Merge onto I-75 South via Exit 33A.

Merge onto US-35 East via Exit 52B.

Take OH-835 / Woodman Drive Exit.

Turn right onto Woodman Drive.

Turn left onto OH-835.

Turn left onto Founders Drive.

Turn left at 1900 Founders Drive.

Parking

Parking for the Annual Meeting is available in the lot at 1900 Founders Drive. Overflow parking is available in the lot behind the building.

A	Proposals	—	The Board of Directors recommends a vote FOR all the nominees listed in Item 1 and FOR Item 2, Item 3, and Item 4.

1.	Election of Directors:			For	Against	Abstain				For	Against	Abstain				For	Against	Abstain

	01	-	Richard S. Braddock	☐	☐	☐	02	-	Herald Y. Chen	☐	☐	☐	03	-	Adam H. Clammer	☐	☐	☐

	04	-	Timothy M. Donahue	☐	☐	☐	05	-	Michael J. Hawley	☐	☐	☐	06	-	William H. Hernandez	☐	☐	☐

	07	-	Douglas R. Lebda	☐	☐	☐	08	-	Debra L. Lee	☐	☐	☐	09	-	Delano E. Lewis	☐	☐	☐

	10	-	William G. Parrett	☐	☐	☐	11	-	Antonio M. Perez	☐	☐	☐	12	-	Joel Seligman	☐	☐	☐

	13	-	Dennis F. Strigl	☐	☐	☐	14	-	Laura D’Andrea Tyson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Audit Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.	☐	☐	☐	3.	Approval of amendment to, and re-approval of the material terms of, the 2005 Omnibus Long-Term Compensation Plan.	☐	☐	☐

4.	Approval of amendment to, and re-approval of the material terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan.	☐	☐	☐

B	Authorized Signatures	—	This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

NOTICE OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eastman Kodak Company will be held on Wednesday, May 12, 2010 at 9:00 a.m., Eastern Time, at The Learning Center at Miami Valley Research Park, 1900 Founders Drive, Dayton, OH 45420. The following proposals will be voted on at the Annual Meeting:

1.	Election of 14 nominees for director named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

3.	Approval of amendment to, and re-approval of the material terms of, the 2005 Omnibus Long-Term Compensation Plan.

4.	Approval of amendment to, and re-approval of the material terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

If you were a shareholder of record at the close of business on March 15, 2010, you are entitled to vote at the Annual Meeting.

We are taking advantage of the Securities and Exchange Commission “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0218, (585) 724-5492, e-mail: shareholderservices@kodak.com.

The Annual Meeting will be accessible by the handicapped. If you require special assistance, contact Shareholder Services.

By Order of the Board of Directors

Patrick M. Sheller Secretary & Chief Compliance Officer Eastman Kodak Company April 1, 2010

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Eastman Kodak Company
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Antonio M. Perez and Patrick M. Sheller, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of Eastman Kodak Company which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 12, 2010, or any adjournment thereof.

NOMINEES FOR DIRECTOR: Richard S. Braddock, Herald Y. Chen, Adam H. Clammer, Timothy M. Donahue, Michael J. Hawley, William H. Hernandez, Douglas R. Lebda, Debra L. Lee, Delano E. Lewis, William G. Parrett, Antonio M. Perez, Joel Seligman, Dennis F. Strigl and Laura D’Andrea Tyson.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON ITEMS 1, 2, 3 AND 4 BELOW.

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:
1.	FOR the election of all nominees for director;
2.	FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
3.	FOR the approval of amendment to, and re-approval of the material terms of, the 2005 Omnibus Long-Term Compensation Plan; and
4.	FOR the approval of amendment to, and re-approval of the material terms of, the Executive Compensation for Excellence and Leadership (EXCEL) Plan

C	Non-Voting Items
Meeting Attendance			Change of Address — Please print new address below.
I plan to attend the Annual Meeting. ☐		I plan to bring a guest. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.